                                                                   EXHIBIT 10.20

                                  $100,000,000

                          CREDIT AND SECURITY AGREEMENT

                                   DATED AS OF

                                NOVEMBER 15, 2001

                                      AMONG

                           THOMAS & BETTS CORPORATION

                                  AS BORROWER,

                            THE LENDERS LISTED HEREIN

                                       AND

                              WACHOVIA BANK, N.A.,

                                    AS AGENT

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                                TABLE OF CONTENTS

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ARTICLE 1      DEFINITIONS ............................................      1

      SECTION 1.01      Definitions ...................................      1

      SECTION 1.02      Accounting Terms and Determinations ...........     23

      SECTION 1.03      References ....................................     23

      SECTION 1.04      Use of Defined Terms ..........................     23

      SECTION 1.05      Terminology ...................................     24

ARTICLE 2      THE CREDITS ............................................     24

      SECTION 2.01      Commitments to Lend ...........................     24

      SECTION 2.02      Method of Borrowing ...........................     27

      SECTION 2.03      Notes .........................................     28

      SECTION 2.04      Maturity of Loans .............................     29

      SECTION 2.05      Interest Rates ................................     29

      SECTION 2.06      Fees ..........................................     32

      SECTION 2.07      Optional Termination or Reduction of
                        Commitments ...................................     33

      SECTION 2.08      Mandatory Reduction and Termination of
                        Commitments ...................................     33

      SECTION 2.09      Optional Prepayments ..........................     33

      SECTION 2.10      Mandatory Prepayments .........................     34

      SECTION 2.11      General Provisions as to Payments .............     34

      SECTION 2.12      Computation of Interest and Fees ..............     37

      SECTION 2.13      All Loans to Constitute One Obligation ........     37

      SECTION 2.14      Collateral Reserve Account; Blocked Account
                        Agreement .....................................     38

      SECTION 2.15      Issuance of Letters of Credit .................     39

      SECTION 2.16      Conditions and Amounts of Letters of Credit ...     39

      SECTION 2.17      Requests for Issuance of Letters of Credit ....     39

      SECTION 2.18      Letter of Credit Reimbursement Obligations;
                        Duties of the Issuing Lender ..................     40

      SECTION 2.19      Letter of Credit Participations ...............     41

      SECTION 2.20      Payment of Letter of Credit Reimbursement
                        Obligations ...................................     43

      SECTION 2.21      Compensation for Letters of Credit and
                        Reporting Requirements ........................     43
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      SECTION 2.22      Indemnification and Exoneration with respect to
                        Letters of Credit .............................     44

ARTICLE 3      COLLATERAL .............................................     45

      SECTION 3.01      Grant of Security Interest ....................     45

      SECTION 3.02      Further Assurance .............................     45

ARTICLE 4      REPRESENTATIONS AND WARRANTIES .........................     46

      SECTION 4.01      Corporate Existence and Power .................     46

      SECTION 4.02      Corporate and Governmental Authorization; No
                        Contravention .................................     46

      SECTION 4.03      Binding Effect ................................     46

      SECTION 4.04      Financial Information .........................     46

      SECTION 4.05      Litigation ....................................     47

      SECTION 4.06      Compliance with ERISA .........................     47

      SECTION 4.07      Compliance with Laws; Payment of Taxes ........     47

      SECTION 4.08      Investment Company Act ........................     48

      SECTION 4.09      Public Utility Holding Company Act ............     48

      SECTION 4.10      Ownership of Property; Liens ..................     48

      SECTION 4.11      No Default ....................................     48

      SECTION 4.12      Full Disclosure ...............................     48

      SECTION 4.13      Environmental Matters .........................     48

      SECTION 4.14      Capital Stock .................................     49

      SECTION 4.15      Margin Stock ..................................     49

      SECTION 4.16      Insolvency ....................................     49

      SECTION 4.17      Insurance .....................................     49

      SECTION 4.18      Purchase of Collateral ........................     50

      SECTION 4.19      Possession of Permits .........................     50

      SECTION 4.20      Labor Disputes ................................     50

      SECTION 4.21      Guarantee Obligations .........................     50

      SECTION 4.22      Restrictions ..................................     50

      SECTION 4.23      Material Contracts ............................     50

      SECTION 4.24      Trade Relations ...............................     50
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      SECTION 4.25      Capital Structure .............................     51

      SECTION 4.26      Federal Taxpayer Identification Number ........     51

      SECTION 4.27      Bona Fide Accounts ............................     51

      SECTION 4.28      Right to Assign and Grant Security Interest ...     51

      SECTION 4.29      Location of Collateral ........................     51

      SECTION 4.30      Survival of Representations and Warranties ....     51

      SECTION 4.31      Force Majeure .................................     51

ARTICLE 5      COVENANTS ..............................................     51

      SECTION 5.01      Information ...................................     52

      SECTION 5.02      Inspection of Property, Books and Records .....     54

      SECTION 5.03      Maintenance of Existence ......................     55

      SECTION 5.04      Dissolution ...................................     55

      SECTION 5.05      Consolidations, Mergers and Sales of Assets ...     55

      SECTION 5.06      Use of Proceeds ...............................     56

      SECTION 5.07      Compliance with Laws; Payment of Taxes ........     56

      SECTION 5.08      Insurance; Net Casualty/Insurance Proceeds ....     57

      SECTION 5.09      Change in Fiscal Year .........................     58

      SECTION 5.10      Maintenance of Property .......................     58

      SECTION 5.11      Material Contracts ............................     58

      SECTION 5.12      Environmental Matters .........................     58

      SECTION 5.13      Environmental Release .........................     59

      SECTION 5.14      Transactions with Affiliates ..................     59

      SECTION 5.15      No Additional Subsidiaries ....................     59

      SECTION 5.16      Restricted Payments ...........................     59

      SECTION 5.17      Investment ....................................     60

      SECTION 5.18      Permitted Liens ...............................     62

      SECTION 5.19      Financial Covenants ...........................     63

      SECTION 5.20      Permitted Debt ................................     63

      SECTION 5.21      Change of Principal Place of Business or
                        Location of Collateral ........................     65
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      SECTION 5.22      Physical Inventories ..........................     65

      SECTION 5.23      Inventory Returns .............................     65

      SECTION 5.24      Preservation of Intangibles Collateral ........     65

      SECTION 5.25      Records Respecting Collateral .................     65

      SECTION 5.26      Reports Respecting Collateral .................     66

      SECTION 5.27      Collateral Location Waivers ...................     66

      SECTION 5.28      Updates to Appraisals .........................     66

      SECTION 5.29      Dispositions of Equipment Collateral ..........     66

      SECTION 5.30      Changes to Federal Taxpayer Identification
                        Number ........................................     67

      SECTION 5.31      Taxes Owing with Respect to Accounts ..........     67

      SECTION 5.32      Credit Meetings ...............................     67

ARTICLE 6      DEFAULTS ...............................................     67

      SECTION 6.01      Events of Default .............................     67

      SECTION 6.02      Notice of Default .............................     70

      SECTION 6.03      Remedies with Respect to Collateral ...........     71

      SECTION 6.04      Power of Attorney .............................     72

ARTICLE 7      THE AGENT AND THE BANKS ................................     72

      SECTION 7.01      Appointment; Powers and Immunities ............     72

      SECTION 7.02      Reliance by Agent .............................     74

      SECTION 7.03      Defaults ......................................     74

      SECTION 7.04      Rights of Agent and its Affiliates as a Lender      74

      SECTION 7.05      Indemnification ...............................     74

      SECTION 7.06      Payee of Note Treated as Owner ................     75

      SECTION 7.07      Nonreliance on Agent and Other Lenders ........     75

      SECTION 7.08      Failure to Act ................................     75

      SECTION 7.09      Resignation of Agent ..........................     76

      SECTION 7.10      Joinder of Lenders ............................     76

      SECTION 7.11      Agreements Regarding Collateral ...............     76

      SECTION 7.12      Agent Field Audits ............................     77

      SECTION 7.13      Designation of Co-Agent .......................     77
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      SECTION 7.14      Replacement of Certain Lenders ................     77

ARTICLE 8      CHANGE IN CIRCUMSTANCES; COMPENSATION ..................     78

      SECTION 8.01      Basis for Determining Interest Rate Inadequate
                        or Unfair .....................................     78

      SECTION 8.02      Illegality ....................................     78

      SECTION 8.03      Increased Cost and Reduced Return .............     79

      SECTION 8.04      Base Rate Loans Substituted for Affected
                        Euro-Dollar Loans .............................     80

      SECTION 8.05      Compensation ..................................     80

ARTICLE 9      CONDITIONS TO BORROWINGS AND ISSUANCE OF LETTERS OF
               CREDIT .................................................     81

      SECTION 9.01      Conditions to Initial Borrowing and Issuance of
                        any Letter of Credit ..........................     81

      SECTION 9.02      Conditions to All Borrowings and Issuances of
                        Letters of Credit .............................     83

ARTICLE 10     MISCELLANEOUS ..........................................     83

      SECTION 10.01     Notices .......................................     83

      SECTION 10.02     No Waivers ....................................     84

      SECTION 10.03     Expenses; Documentary Taxes ...................     84

      SECTION 10.04     Indemnification ...............................     85

      SECTION 10.05     Setoff; Sharing of Setoffs ....................     85

      SECTION 10.06     Amendments and Waivers ........................     86

      SECTION 10.07     No Margin Stock Collateral ....................     87

      SECTION 10.08     Successors and Assigns ........................     87

      SECTION 10.09     Confidentiality ...............................     89

      SECTION 10.10     Representation by Lenders .....................     90

      SECTION 10.11     Obligations Several ...........................     90

      SECTION 10.12     New York Law ..................................     90

      SECTION 10.13     Severability ..................................     90

      SECTION 10.14     Interest ......................................     91

      SECTION 10.15     Interpretation ................................     91

      SECTION 10.16     WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION .     92
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      SECTION 10.17     Counterparts ..................................     92

      SECTION 10.18     Source of Funds - ERISA .......................     92

      SECTION 10.19     Consequential Damages .........................     92

      SECTION 10.20     Entire Agreement ..............................     93

      SECTION 10.21     Continuing Agreement ..........................     93
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EXHIBITS:
      EXHIBIT A   -     Form of Assignment and Acceptance
      EXHIBIT B   -     Form of Blocked Account Agreement
      EXHIBIT C   -     Form of Borrower Pledge Agreement
      EXHIBIT D   -     Form of Borrowing Base Certificate
      EXHIBIT E   -     Form of Collateral Disclosure Certificate
      EXHIBIT F   -     Form of Airplane Security Agreement
      EXHIBIT G   -     Form of Revolving Loan Note
      EXHIBIT H   -     Form of Subsidiary Guaranty
      EXHIBIT I   -     Form of Subsidiary Security Agreement
      EXHIBIT J   -     Form of Waiver and Agreement (Landlord)
      EXHIBIT K   -     Form of Notice of Borrowing
      EXHIBIT L   -     Form of Letter of Credit Request
      EXHIBIT M   -     Form of Notice of Letter of Credit
      EXHIBIT N   -     Form of Compliance Certificate
      EXHIBIT O   -     Form of Closing Certificate
      EXHIBIT P   -     Form of Officer's Certificate
      EXHIBIT Q   -     Form of Telephone Instruction Letter

SCHEDULES:
      SCHEDULE 1.01A    -     Closing Date Letters of Credit
      SCHEDULE 1.01B    -     Initial Commitments and Commitment
                              Percentages
      SCHEDULE 3.01     -     Permitted Encumbrances
      SCHEDULE 4.01     -     Qualification Jurisdictions, Domestic
                              Subsidiaries
      SCHEDULE 4.05     -     Litigation
      SCHEDULE 4.13     -     Environmental Matters
      SCHEDULE 4.20     -     Labor Disputes
      SCHEDULE 4.21     -     Surety Obligations
      SCHEDULE 4.22     -     Burdensome Restrictions
      SCHEDULE 4.23     -     Material Contracts
      SCHEDULE 4.25     -     Capital Structure
      SCHEDULE 5.14     -     Affiliate Transactions
      SCHEDULE 5.17     -     Subsidiary Debt Conversions
      SCHEDULE 5.20A    -     Permitted Debt
      SCHEDULE 5.20B    -     VRDB Obligations

                          CREDIT AND SECURITY AGREEMENT

      THIS CREDIT AND SECURITY AGREEMENT (this "Agreement") is entered into as of November 15, 2001, by and among THOMAS & BETTS CORPORATION, a Tennessee corporation, the LENDERS listed on the signature pages hereof and WACHOVIA BANK, N.A., a national banking association, as a Lender and Agent.

      The parties agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

      SECTION 1.01 Definitions.

      The terms as defined in this SECTION 1.01 shall, for all purposes of this Agreement and any amendment hereto (except as herein otherwise expressly provided), have the meanings set forth herein:

      "Accounts Receivable" means and includes all accounts, instruments, and chattel paper, including, without limitation, all rights to payment for goods sold or leased, or to be sold or to be leased, or for services rendered or to be rendered, howsoever evidenced or incurred, and together with all returned or repossessed goods, and any and all supporting obligations in respect thereof, and all books, records, computer tapes, programs and ledger books arising therefrom or relating thereto, all whether now owned or hereafter acquired or arising.

      "Accounts Receivable Collateral" means (i) all of the Accounts Receivable of each of the Subsidiary Guarantors, other than Ocal, Inc., and (ii) all of the Reconveyed Assets.

      "Account Debtor" means the Person who is obligated on any of the Accounts Receivable Collateral or otherwise is obligated as a purchaser or lessee of any of the Inventory Collateral.

      "Additional Subsidiary Debt Conversions" a proposed settlement of intercompany loans and payables which are owed by and to the Borrower and by and to the Subsidiary Guarantors as of the Closing Date to or by any Subsidiary of the Borrower which is not a Domestic Subsidiary and which settlements are not listed on SCHEDULE 5.17.

      "Adjusted London Interbank Offered Rate" has the meaning set forth in
SECTION 2.05(c).

      "Affected Lender" has the meaning set forth in SECTION 7.14.

      "Affiliate" of any relevant Person means (i) any Person that directly, or indirectly through one or more intermediaries, controls the relevant Person (a "Controlling Person"), (ii) any Person (other than the relevant Person or a Subsidiary of the relevant Person) which is controlled by or is under common control with a Controlling Person, or (iii) any Person (other than a Subsidiary of the relevant Person) of which the relevant Person owns, directly or indirectly, 5% or more of the common stock or equivalent equity interests (other than Leviton). As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

      "Agent" means Wachovia Bank, N.A., a national banking association organized under the laws of the United States of America, in its capacity as agent for the Lenders hereunder, and its successors and permitted assigns in such capacity.

      "Agent's Letter Agreement" means that certain letter agreement, dated as of August 22, 2001, between the Borrower and the Agent relating to the structure of the credit facilities provided for under this Agreement, and certain fees from time to time payable by the Borrower to the Agent, together with all amendments and supplements thereto, including without limitation that certain Agent's Letter Agreement Supplement of even date herewith.

      "Agent's Letter Agreement Supplement" means that certain letter agreement dated of even date herewith by and between the Agent and the Borrower in form and substance satisfactory to the Agent.

      "Aggregate Real Properties" has the meaning set forth in SECTION 4.13(a).

      "Aggregate Commitments" means the sum of all the Commitments, which, as of the Closing Date equals One Hundred Million Dollars ($100,000,000).

      "Aggregate Revolving Loan Amount Outstanding" means at any time the sum of the aggregate principal amount outstanding under the Revolving Loans.

      "Agreement" means this Credit and Security Agreement, together with all amendments and supplements hereto.

      "Airplane" means Borrower's 1980 Raytheon Model Hawker 700 Serial Number NA260.

      "Airplane Security Agreement" means that certain security agreement given by the Borrower to the Agent and granting to the Agent a security interest in and security title to the Airplane substantially in the form of EXHIBIT F.

      "Applicable Margin" has the meaning set forth in SECTION 2.05(a).

      "Assignee" has the meaning set forth in SECTION 10.08(c).

      "Assignment and Acceptance" means an Assignment and Acceptance executed in accordance with SECTION 10.08(c) in the form of EXHIBIT A.

      "Attributable Debt" has the meaning set forth in the Indentures; in the event that the definitions contained in the Indentures are inconsistent, the two definitions shall be read together to include the aggregate of all debt which is included in either.

      "Authority" has the meaning set forth in SECTION 8.02.

      "Bankruptcy Code" means Title 11 of the United States Code, as it may be amended from time to time.

      "Base Rate" means for any Base Rate Loan for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, or (ii) one-half of one percent above the Federal Funds Rate. For purposes of determining the Base Rate for any day, changes in the Prime Rate or the Federal Funds Rate shall be effective on the date of each such change.

      "Base Rate Borrowing" has the meaning set forth in the definition of "Borrowing."

      "Base Rate Loan" means a Loan which bears or is to bear interest at a rate based upon the Base Rate, and is to be made as a Base Rate Loan pursuant to the applicable Notice of Borrowing, SECTION 2.02(f), or ARTICLE 8, as applicable.

      "Blocked Account Agreement" means that certain Blocked Account Agreement of even date herewith, substantially in the form of EXHIBIT B, among the Borrower, Wachovia, and the Agent.

      "Borrower" means Thomas & Betts Corporation, a Tennessee corporation, its successors and its permitted assigns.

      "Borrower Pledge Agreement" means that certain Pledge Agreement of even date herewith executed by the Borrower in favor of the Agent, substantially in the form of EXHIBIT C.

      "Borrowing" means a borrowing hereunder consisting of Loans and Refunding Loans made to the Borrower (i) at the same time by all of the Lenders, in the case of a Revolving Loan Borrowing, or (ii) separately by Wachovia, in the case of a Settlement Loan Borrowing, in each case pursuant to ARTICLE 2. A Borrowing is a "Revolving Loan Borrowing" if such Loans are Revolving Loans, a "Settlement Loan Borrowing" if such Loans are Settlement Loans, a "Euro-Dollar Borrowing" if such Loans are Euro-Dollar Loans, and a "Base Rate Borrowing" if such Loans are Base Rate Loans.

      "Borrowing Base" means as of each date of determination:

            (A) the lesser of

                  (x) (i) an amount equal to 55% (or such lesser percentage (or, subject to the approval of all of the Lenders, such greater percentage) which the Agent will establish in its Permitted Discretion by written notice to the Borrower and the Lenders based upon new appraisals conducted by a qualified appraisal company selected by the Agent from time to time for the purpose of redetermining the OLV of the Eligible Inventory portion of the Collateral as of the date of such new appraisal and, as a result, redetermining the percentage to be applicable until the next such appraisal, not to exceed as of such date 80% of the redetermined OLV) of the Dollar value of the Eligible Inventory consisting of finished goods, valued at the lower of cost (on a first-in, first-out basis) or market value as at the date of determination; plus

                        (ii) an amount equal to 15% (or such lesser percentage (or, subject to the approval of all of the Lenders, such greater percentage) which the Agent will establish in its Permitted Discretion by written notice to the Borrower and the Lenders based upon new appraisals conducted by a qualified appraisal company selected by the Agent from time to time for the purpose of redetermining the OLV of the Eligible Inventory portion of the Collateral as of the date of such new appraisal and, as a result, redetermining the percentage to be applicable until the next such appraisal, not to exceed as of such date 80% of the redetermined OLV) of the Dollar value of the Eligible Inventory consisting of its raw materials, valued at the lower of cost (on a first-in, first-out basis) or market value as of the date of determination; plus

                        (iii) an amount equal to the Equipment Availability;

                  or

                  (y)   $100,000,000;

            MINUS

            (B) reserves in the aggregate amount of all Letter of Credit Obligations outstanding from time to time;

            MINUS

            (C) reserves equal to the sum of (i) an amount equal to the amount of any unstayed judgments or judgments not entered on the general execution docket of the applicable jurisdiction which together with the amounts referred to in subsection (ii) are in excess of $1,000,000 in the aggregate (including post-judgment interest thereon) and (ii) any unpaid amounts due under any settlement agreements with respect to any litigation, arbitration, or administrative proceeding involving the Borrower or any Subsidiary Guarantor which together with the amounts referred to in subsection (i) are in excess of $1,000,000 in the aggregate;

            MINUS

            (D) such other reserves as the Agent may, or at the direction of the Required Lenders will, establish from time to time in the exercise of its Permitted Discretion.

      "Borrowing Base Certificate" means a certificate in the form of EXHIBIT D.

      "Capital Expenditures" means expenditures for the purchase of assets of long-term use which are permitted to be capitalized in accordance with GAAP.

      "Capital Stock" means any capital stock other than Redeemable Preferred Stock of the Borrower or any Subsidiary (to the extent issued to a Person other than the Borrower), whether common or preferred.

      "Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's,
(c) commercial paper maturing no more than 1 year from the date of acquisition thereof and, at the time of acquisition, having a rating of A-1 or P-1, or better, from S&P or Moody's, and (d) certificates of deposit or bankers' acceptances maturing within 1 year from the date of acquisition thereof either
(i) issued by any bank organized under the laws of the United States or any state thereof which bank has a rating of A or A2, or better, from S&P or Moody's, or (ii) certificates of deposit less than or equal to $100,000 in the aggregate issued by any other bank insured by the Federal Deposit Insurance Corporation.

      "Casualty" means any act or occurrence of any kind or nature that results in damage, loss or destruction to the Collateral.

      "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C.ss.9601 et. seq. and its implementing regulations and amendments.

      "CERCLIS" means the Comprehensive Environmental Response Compensation and Liability Inventory System established pursuant to CERCLA.

      "Certified Public Accountants" means the Borrower's independent certified public accounts as of the Closing Date and such other firm or firms of naturally recognized independent certified public accountants which may be retained by the Borrower thereafter for the purpose of auditing its financial statements.

      "Change of Law" has the meaning set forth in SECTION 8.02.

      "CIBC" means Canadian Imperial Bank of Commerce.

      "CIBC Credit Agreement" means that certain Credit Agreement dated as of March 24, 1999 by and among Borrower, certain of its Subsidiaries, the lenders party thereto, and CIBC, as Agent, as amended through the Closing Date.

      "Closing Certificate" has the meaning set forth in SECTION 9.01(d).

      "Closing Date" means November 14, 2001.

      "Closing Date Letters of Credit" means the Letters of Credit listed on
SCHEDULE 1.01A which are outstanding as of the Closing Date.

      "Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code.

      "Collateral" means (i) the personal property in which the Agent, for the benefit of the Lenders, is, or has been, granted a security interest pursuant to
SECTION 3.01 or pursuant to the Airplane Security Agreement, the Subsidiary Security Agreement, or any of the other Credit Documents, and (ii) the Pledged Stock pledged to the Agent pursuant to the Borrower Pledge Agreement.

      "Collateral Disclosure Certificates" means, individually or collectively, as the context shall require, the Collateral Disclosure Certificates dated as of even date herewith, substantially in the form of EXHIBIT E, executed by the Borrower or any other Person granting to the Agent for the benefit of the Lenders a security interest in any of the Collateral and containing disclosure of information pertaining to the Collateral.

      "Collateral Locations" means the respective chief executive offices of the Borrower and the Subsidiary Guarantors and those additional locations, if any, of the Borrower and the Subsidiary Guarantors set forth and described in the Collateral Disclosure Certificates.

      "Collateral Reserve Account" means the non-interest bearing, demand deposit account which the Borrower maintains with the Agent pursuant to the requirements of SECTIONS 2.14 and 3, and which is the subject of the Blocked Account Agreement.

      "Commitment" means, (i) as of the Closing Date, with respect to each of the Lenders as of the Closing Date, the amount listed on SCHEDULE 1.01B; and
(ii) as to any Lender which enters into any Assignment and Acceptance (whether as transferor Lender or as Assignee thereunder), the amount of such Lender's Revolving Commitment after giving effect to such Assignment and Acceptance, in each case as such amount may be reduced from time to time pursuant to SECTIONS
2.07 and 2.08.

      "Commitment Fee" means a commitment fee payable to the Agent for the ratable account of each Lender on the first day of each Fiscal Quarter based on the average daily amount of such Lender's pro rata share of the Unused Commitment for the immediately preceding Fiscal Quarter (without taking into account any Settlement Loans) as calculated in accordance with SECTION 2.05(a).

      "Commitment Percentage" means, for each Lender, the percentage equal to its Commitment divided by the Aggregate Commitments.

      "Compliance Certificate" has the meaning set forth in SECTION 5.01(c).

      "Condemnation" means any taking of title, of use, or of any other property interest under the exercise of the power of eminent domain, whether temporarily or permanently, by any governmental authority or by any Person acting under governmental authority.

      "Condemnation Awards" means any and all judgments, awards of damages (including, but not limited to, severance and consequential damages), payments, proceeds, settlements, amounts paid for a taking in lieu of Condemnation, or other compensation heretofore or hereafter made, including interest thereon, and the right to receive the same, as a result of, or in connection with, any Condemnation or threatened Condemnation.

      "Consent to Pledge" means all consents required under the Securitization Documents for the pledge to the Agent by the Borrower of the Pledged Stock of the Special Purpose Subsidiary under the Borrower Pledge Agreement.

      "Consolidated Net Assets" means "Consolidated Net Assets" as such term is defined in the 1992 Indenture and the 1998 Indenture; in the event that the definitions are, or at any time become, inconsistent, the definition yielding the larger number shall control.

      "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

      "Consolidated Tangible Net Worth" means, at any time, Stockholders' Equity, less the sum of the value, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, prepared in accordance with GAAP, of:

            (1) Any surplus resulting from any write-up of assets subsequent to September 30, 2001;

            (2) All assets which would be treated as intangible assets for balance sheet presentation purposes under GAAP, including without limitation goodwill (whether representing the excess of cost over book value of assets acquired, or otherwise), trademarks, tradenames, copyrights, patents and technologies, and unamortized debt discount and expense, and unamortized capital startup costs;

            (3) To the extent not included in (2) of this definition, any amount at which shares of Capital Stock of the Borrower appear as an asset on the balance sheet of the Borrower and its Consolidated Subsidiaries;

            (4) Loans or advances to stockholders, directors, officers or employees;

            (5) To the extent not included in (2) of this definition, deferred expenses (not including deferred taxes); and

            (6) Affiliate and shareholder loans to the Borrower.

      "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under
Section 414 of the Code.

      "Credit Documents" means this Agreement, the Notes, the Subsidiary Guaranty, the Security Documents, the Collateral Disclosure Certificates, the Agent's Letter Agreement, any other agreement or document evidencing, relating to or securing the Obligations, and any other agreement, document or instrument delivered from time to time in connection with this Agreement, the Notes, the Security Documents or the Obligations, including, without limitation, the Securitization Intercreditor Agreement, as such documents and instruments may be amended or supplemented from time to time.

      "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all payment obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued expenses arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases or leases for which such Person retains tax ownership of the property subject to a lease, (v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, (vi) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation), (vii) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid or undrawn amounts available to be paid under a letter of credit or similar instrument, (viii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (ix) all obligations of such Person with respect to interest rate protection agreements, foreign currency exchange agreements or other hedging arrangements, other than commodity hedging agreements entered into by such Person as risk protection rather than as an investment (each valued as the termination value thereof computed in accordance with a method approved by the International Swap Dealers Association and agreed to by such Person in the applicable agreement, if any), and (x) all Debt of others Guaranteed by such Person.

      "Debt Securities" means the senior debt securities issued under and pursuant to the terms of the 1992 Indenture and the debt securities issued under and pursuant to the terms of the 1998 Indenture.

      "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

      "Default Rate" means, with respect to any of the Obligations, on any day, the sum of (i) the highest applicable Interest Rate Basis, plus (ii) the highest Applicable Margin, plus (iii) two percent (2%). As to any Euro-Dollar Loan outstanding on the date that the Default Rate becomes applicable, the Default Rate shall be based on the then applicable Adjusted London Interbank Offered Rate until the end of the current Interest Period and thereafter the Default Rate shall be based on the Base Rate as in effect from time to time. As to any Base Rate Loan outstanding on the date that the Default Rate becomes applicable, the Default Rate shall be based on the Base Rate as in effect from time to time.

      "Dollars" or "$" means dollars in lawful currency of the United States of America.

      "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Georgia are authorized by law to close.

      "Domestic Subsidiary" means any Subsidiary that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia.

      "EBITDA" means, with respect to any fiscal period, Borrower's net earnings (or loss) minus extraordinary gains (plus extraordinary losses), plus, to the extent deducted from such net earnings, interest expense, income taxes, and depreciation and amortization for such period, as determined in accordance with GAAP.

      "Eligible Inventory" means the gross Dollar value of Inventory Collateral of the Borrower consisting of: (a) raw materials; and (b) finished goods, subject to no further processing and held for sale in the ordinary course of business to customers and not Affiliates of the Borrower; provided, in each of the foregoing cases, that such Inventory Collateral:

                        (i) is at all times subject to a duly perfected, first
                  priority security interest in favor of Agent, subject only to any Permitted Encumbrances;

                        (ii) is in good and saleable condition;

                        (iii) is not on consignment from or subject to any
                  guaranteed sale, sale-or-return, sale-or-approval, or repurchase agreement with any supplier;

                        (iv) does not constitute returned goods in transit to
                  customers,

                        (v) does not constitute obsolete, repossessed, damaged
                  or slow-moving goods;

                        (vi) conforms in all respects to the warranties and
                  representations with respect to Inventory Collateral set forth herein;

                        (vii) is not subject to a negotiable document of title
                  (unless issued or endorsed, and delivered to Agent);

                        (viii) is not subject to any license or other agreement
                  that limits or restricts the Borrower's or the Agent's right to sell or otherwise dispose of such inventory;

                        (ix) is located in the United States on premises owned
                  by the Borrower, or with respect to which the Agent holds a Waiver Agreement and is a Collateral Location;

                        (x) meets all standards imposed by any governmental
                  agency or authority; and

                        (xi) which has not otherwise been determined by the
                  Agent in its good faith credit judgment to be ineligible for purposes hereof.

      "Environmental Authority" means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

      "Environmental Authorizations" means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of the Borrower or any Subsidiary Guarantor required by any Environmental Requirement.

      "Environmental Judgments and Orders" means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent, or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, decree or order.

      "Environmental Liabilities" means any liabilities, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

      "Environmental Notices" means notice from any Environmental Authority or by any other person or entity, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

      "Environmental Proceedings" means any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

      "Environmental Releases" means releases as defined in CERCLA or under any applicable state or local environmental law or regulation.

      "Environmental Requirements" means any legal requirement relating to health, safety or the environment and applicable to the Borrower or any Subsidiary or the Aggregate Real Properties, including but not limited to any such requirement under CERCLA or similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, decrees and common law.

      "Equipment Availability" means (i) from the Closing Date through and including March 31, 2002, an amount equal to $11,200,000 multiplied by the Equipment Availability Adjustment, and (ii) from April 1, 2002, through and including the Termination Date, an amount equal to $7,100,000 multiplied by the Equipment Availability Adjustment.

      "Equipment Availability Adjustment" means, as of a given date, one (1) minus the ratio determined by dividing (i) an amount equal to the sum of the aggregate gross book value of all Permitted Equipment Dispositions made during the period from the Closing Date through and including the date of determination, by (ii) an amount equal to the aggregate gross book value of all Equipment Collateral as of the Closing Date.

      "Equipment Collateral" means all equipment and fixtures (including, without limitation, the Airplane) of the Borrower and the Subsidiary Guarantors, in each case whether now owned or hereafter acquired, including, without limitation, all machinery, furniture, furnishings, leasehold improvements, computer equipment, books and records, motor vehicles, forklifts, rolling stock, dies and tools used or useful in the Borrower's or the Subsidiary Guarantor's business operations.

      "Equity Interest" means, as applied to any Person, any capital stock (common or preferred), general or limited partnership interests, limited liability company interests or other equivalents of such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

      "Euro-Dollar Borrowing" has the meaning set forth in the definition of "Borrowing."

      "Euro-Dollar Business Day" means any Domestic Business Day on which dealings in Dollar deposits are carried out in the London interbank market.

      "Euro-Dollar Loan" means a Loan which bears or is to bear interest at a rate based upon the Adjusted London Interbank Offered Rate, and to be made as a Euro-Dollar Loan pursuant to the applicable Notice of Borrowing.

      "Euro-Dollar Reserve Percentage" has the meaning set forth in SECTION 2.05(c).

      "European Agreements" means (i) that certain EUR 10,000,000 Loan Agreement dated as of November 10, 1999 by and among Credit Commercial de France, Brussels Branch, Thomas & Betts European Centre BV BA, and Thomas & Betts Corporation, and (ii) that certain EUR 40,000,000 Loan Agreement dated as of November 10, 1999 by and among Deutsche Bank AG, Brussels Branch, Thomas & Betts European Centre BV/BA, and Thomas & Betts Corporation.

      "European Guaranties" means the Guaranties given by the Borrower to guaranty the obligations under the European Agreements.

      "Event of Default" has the meaning set forth in SECTION 6.01.

      "Excess Borrowing Availability" means, at any time, the amount (if any) by which the aggregate amount of the Borrowing Base exceeds the then outstanding Aggregate Revolving Loan Amount Outstanding.

      "Excluded Equipment" means (i) any equipment subject to a Purchase Money Lien as to which the purchase money creditor holding such Lien prohibits other Liens thereon without its prior consent, unless and until either (A) such creditor grants such consent or (B) the Debt secured by such Lien has been fully paid and satisfied; and (ii) any equipment with respect to which the rights of possession and use of the Borrower are created pursuant to a lease which does not create a security interest, unless and until such time (if any) as the Borrower acquires title to such equipment from the lessor or the lessor abandons its rights and claims thereto.

      "Executive Office" means the chief executive office address of the Borrower designated as such in the Collateral Disclosure Certificates.

      "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and
(ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Agent on such day on such transactions, as determined in good faith by the Agent.

      "Fiscal Month" means any fiscal month of the Borrower.

      "Fiscal Quarter" means any fiscal quarter of the Borrower.

      "Fiscal Year" means any given fiscal year of the Borrower ending on the Sunday closest to December 31st of such year.

      "Fixed Charge Ratio" means the ratio of EBITDA to Fixed Charges.

      "Fixed Charges" means for any period the sum of (i) interest expense, including interest expense attributed to the Securitization Facility and non-capitalized interest and the interest component of capitalized lease obligations, plus (ii) capital expenditures, plus (iii) taxes, plus (iv) dividends and distributions paid during such period.

      "ForEx Contract" means each "spot" or "forward" foreign currency exchange agreement entered into from time to time between the Borrower and any Lender or any Affiliate of any Lender.

      "ForEx Obligations" means any and all settlement obligations, fees, charges, liabilities and other obligations owed to any Lender or any Affiliate of any Lender under all ForEx Contracts.

      "GAAP" means generally accepted accounting principles in the United States of America applied on a basis consistent with those which, in accordance with
SECTION 1.02, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

      "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

      "Hazardous Materials" includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. ss. 6901 et seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (b) "hazardous substance", "pollutant", or "contaminant" as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, including, crude oil or any fraction thereof, (d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation and (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

      "Indentures" means the 1992 Indenture and the 1998 Indenture.

      "Intangibles Collateral" means all general intangibles (other than goodwill, payment intangibles, trademarks, trade names, service marks, copyrights, patents, patent applications, and trade secrets), of the Borrower and each of the Subsidiary Guarantors, whether now existing or hereafter acquired or arising, including, without limitation, tax refunds, rights to tax refunds, pension plan refunds, rights to pension plan refunds, all customer lists, all books and records and all computer software and programs associated with the Collateral.

      "Interest Period" means, with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the first, second, or third month thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

            (A) any Interest Period (subject to paragraph (c) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

            (B) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall, subject to paragraph (c) below, end on the last Euro-Dollar Business Day of the appropriate subsequent calendar month; and

            (C) no Interest Period may be selected which begins before the Termination Date and would otherwise end after the Termination Date.

      "Interest Rate Basis" means the Base Rate or the Adjusted London Interbank Offered Rate, as appropriate.

      "Interest Rate Protection Agreement" means an interest rate hedging or protection agreement entered into by and between the Borrower and any of the Lenders or any Affiliate of any of the Lenders, together with all exhibits, schedules, extensions, renewals, amendments, substitutions and replacements thereto and thereof.

      "Inventory Collateral" means all inventory of the Borrower and each of the Subsidiary Guarantors, whether now owned or hereafter acquired, including, without limitation, all goods of the Borrower held for sale or lease or furnished or to be furnished under contracts of service, all goods held for display or demonstration, goods on lease or consignment, spare parts, repair parts, returned and repossessed goods, all raw materials, work-in-process, finished goods and supplies used or consumed in the Borrower's business, together with all documents, documents of title, dock warrants, dock receipts, warehouse receipts, bills of lading or orders for the delivery of all, or any portion, of the foregoing; provided, however, that "Inventory Collateral" shall not include goods which are placed by the owner thereof on consignment with the Borrower.

      "Investment" means any investment in any Person, whether by means of purchase or acquisition of obligations or securities of such Person (including, without limitation, interest rate protection, foreign currency or other hedging arrangements to be held by such Person as an investment), capital contribution to such Person, loan or advance to such Person, making of a time deposit with such Person, Guarantee or assumption of any obligation of such Person or otherwise.

      "Lender" means each bank or other financial institution listed on the signature pages hereof as having a Commitment, and its successors and assigns.

      "Lending Office" means, as to each Lender, its office located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Lending Office) or such other office as such Lender may hereafter designate as its Lending Office by notice to the Borrower and the Agent.

      "Letter(s) of Credit" means a commercial or standby letter of credit issued by Wachovia for the account of the Borrower pursuant to ARTICLE 2, including without limitation, the Closing Date Letters of Credit.

      "Letter of Credit Application Agreement" means, with respect to a Letter of Credit, such form of application therefor (whether in a single or several documents) as Wachovia may employ in the ordinary course of business for its own account, whether or not providing for collateral security, with such modifications thereto as may by agreed upon by Wachovia and the Borrower and are not materially adverse to the interests of the Lenders; provided, however, that in the event of any conflict between the terms of any Letter of Credit Application Agreement and this Agreement, the terms of this Agreement shall control.

      "Letter of Credit Fee" shall have the meaning ascribed to it in SECTION 2.21.

      "Letter of Credit Obligations" means, at any particular time, the sum of
(a) the Reimbursement Obligations at such time, (b) the aggregate maximum amount available for drawing under the Letters of Credit at such time and (c) the aggregate maximum amount available for drawing under Letters of Credit the issuance of which has been authorized by Wachovia but which have not yet been issued.

      "Leviton" means Leviton Manufacturing Co., Inc., a Delaware corporation.

      "Lien" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest, encumbrance, or servitude of any kind in respect of such asset to secure or assure payment of a Debt, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

      "Liquidity" means, as of any date, the sum of (i) Excess Borrowing Availability, (ii) cash and Cash Equivalents, and (iii) the amount of the unused Purchase Limit, as defined in the Securitization Documents, which is available to be requested by the Special Purpose Subsidiary under the Securitization Facility on such date.

      "Loan" means a Base Rate Loan, Euro-Dollar Loan, Revolving Loan, or Settlement Loan, and "Loans" means Base Rate Loans, Euro-Dollar Loans, Revolving Loans or Settlement Loans, or any or all of them, as the context shall require.

      "London Interbank Offered Rate" has the meaning set forth in SECTION 2.05(c).

      "Margin Stock" means "margin stock" as defined in Regulations T, U or X.

      "Material Adverse Effect" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination, or claim or contest by the Borrower demanding the same, in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business, properties or prospects of the Borrower, on a consolidated basis, (b) the rights and remedies of the Agent or the Lenders under the Credit Documents, the Agent's security interest and Lien against the Collateral, or the ability of the Borrower or any Person obligated under a Guarantee of the Obligations to perform its obligations with respect to the Obligations or under the Credit Documents to which it is a party (including, without limitation, the repudiation, revocation or any attempt to do the same by the Borrower or Person obligated under a Guarantee of the Obligations or any other Credit Document), as applicable, or (c) the legality, validity or enforceability of any Credit Document.

      "Material Contract" means, individually and collectively, (i) the Material Financing Agreements, and (ii) any other contract, lease, instrument, guaranty or license, or other arrangement (other than any of the Credit Documents), to which the Borrower or any of the Subsidiaries is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could have a Material Adverse Effect.

      "Material Financing Agreements" means, individually and collectively, the CIBC Credit Agreement, the Indentures, the Securitization Documents, the European Agreements, the European Guaranties, and any other Material Contracts the primary purpose of which is to provide financing for the Borrower or its Subsidiaries, together with all amendments, modifications, or restatements thereof permitted under the terms hereof.

      "Moody's" means Moody's Investor Service, Inc.

      "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

      "Net Cash Proceeds" means, in each case as set forth in a statement in reasonable detail delivered by the Borrower to the Agent:

                  (i) with respect to the disposition of assets by the Borrower or by any of the Subsidiary Guarantors, the excess, if any, of (1) the cash proceeds received in connection with such disposition over
            (2) the sum of (A) the principal amount of any Debt (other than the Obligations) which is secured by such asset and which is required to be repaid in connection with the disposition thereof, plus (B) the reasonable out-of-pocket expenses incurred by the Borrower or such Subsidiary Guarantor, as the case may be, in connection with such disposition, plus (C) so long as no Event of Default is in existence, provision for taxes, including income taxes, attributable to the disposition of such asset;

                  (ii) with respect to any cash proceeds received by the
            Borrower or a Subsidiary Guarantor in respect of the issuance of any Capital Stock or Redeemable Preferred Stock or the incurrence of any Debt for money borrowed (except Debt secured by Purchase Money Liens), all such cash proceeds, after deducting therefrom all reasonable and customary costs and expenses incurred by the Borrower or Subsidiary directly in connection with the issuance of such Capital Stock or Redeemable Preferred Stock or the incurrence of such Debt for money borrowed.

      "Net Casualty/Insurance Proceeds" when used with respect to any Condemnation Awards or insurance proceeds allocable to the Collateral, means the gross proceeds from any Casualty or Condemnation remaining after payment of all expenses (including attorneys' fees) incurred in the collection of such gross proceeds.

      "1992 Indenture" means that certain Indenture dated as of January 15, 1992 between the Borrower and Morgan Guaranty Trust Company of New York, as trustee, as amended by that First Supplemental Indenture dated as of July 28, 1992 between the Borrower and Morgan Guaranty Trust Company of New York, as trustee, as further amended by that certain Second Supplemental Indenture dated as of February 10, 1998 between the Borrower and The Chase

Manhattan Bank, as trustee, as further amended by that certain Third Supplemental Indenture dated as of May 7, 1998 between the Borrower and The Chase Manhattan Bank, as trustee.

      "1998 Indenture" means that certain Trust Indenture dated as of August 1, 1998 between the Borrower and The Bank of New York, as trustee, as amended by that Supplemental Indenture No. 1 dated as of February 5, 1999 between the Borrower and The Bank of New York, as trustee.

      "Notes" means each of the Revolving Loan Notes, or any or all of them, as the context shall require, together with all amendments, consolidations, modifications, renewals, and supplements thereto.

      "Notice of Borrowing" has the meaning set forth in SECTION 2.02(a).

      "OLV" means as to any given asset, the value that is estimated to be recoverable in an orderly liquidation thereof as determined from time to time by a qualified appraiser selected by the Agent.

      "Obligations" means all Debts, indebtedness, liabilities, covenants, duties and other obligations of the Borrower: (i) to the Agent or the Lenders included or arising from time to time under this Agreement or any other Credit Document, whether evidenced by any note or other writing, whether arising from the extension of credit, acceptance or loan guaranty, including, without limitation, principal, interest, fees, costs, attorney's fees and indemnification amounts and any and all extensions or renewals thereof in whole or in part, direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several; (ii) to the Agent or Wachovia, with respect to all Letter of Credit Obligations and all other obligations arising in connection with the issuance of any Letter of Credit; (iii) to any Lender or Affiliate thereof arising under any Interest Rate Protection Agreement or ForEx Obligations with any such Lender or Affiliate, including, without limitation, any premature termination or breakage or other costs with respect thereto, or to any Lender or Affiliate thereof arising under treasury management services provided by such Lender or Affiliate; and (iv) to Wachovia and its Affiliates, arising in connection with any banking or related transactions, services or functions provided to the Borrower in connection with the conduct of the Borrower's business (excluding extensions of credit giving rise to any Debt for money borrowed not related to this Agreement or any of the other Credit Documents).

      "Officer's Certificate" has the meaning set forth in SECTION 9.01(e).

      "Overadvance Loan" has the meaning set forth in SECTION 2.01(c).

      "Participant" has the meaning set forth in SECTION 10.08(b).

      "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

      "Performance Based Fees" means the Commitment Fee and the Letter of Credit Fee.

      "Performance Pricing Determination Date" has the meaning set forth in
SECTION 2.05(a).

      "Permitted Discretion" means a determination made in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

      "Permitted Encumbrances" means, as to the Collateral granted pursuant to
SECTION 3.01, the encumbrances set forth on SCHEDULE 3.01.

      "Permitted Equipment Dispositions" means (i) the disposition of Equipment Collateral in compliance with the provisions of SECTION 5.29 and SECTION 5.05(b)(i); (ii) the relocation of Equipment Collateral outside the United States of America in compliance with the provisions of SECTION 5.21; (iii) the transfer of Equipment Collateral contributed as equity to Subsidiaries located in Mexico in compliance with the provisions of SECTION 5.17(vii)(y); and (iv) such other dispositions of Equipment Collateral for which the Agent has given its prior written consent.

      "Permitted Equipment Disposition Limit" means an amount equal to fifteen percent (15%) of the aggregate gross book value of the Equipment Collateral determined as of the Closing Date; provided, however, that the Agent may, in the exercise of its Permitted Discretion, increase the Permitted Equipment Disposition Limit up to an amount equal to twenty-five percent (25%) of the aggregate gross book value of the Equipment Collateral determined as of the Closing Date.

      "Person" means an individual, a corporation, a limited liability company, a partnership, an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

      "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding 5 plan years made contributions.

      "Pledged Stock" means the capital stock described in and pledged pursuant to the Borrower Pledge Agreement.

      "Prime Rate" refers to that interest rate so denominated and set by Wachovia from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Wachovia. Wachovia lends at interest rates above and below the Prime Rate.

      "Principal Property" has the meaning set forth in the Indentures; in the event that the definitions contained in the Indentures are inconsistent, the two definitions shall be read together to include the aggregate of all property which is included in either.

      "Purchase Limit" has the meaning set forth in the definition of "Liquidity" which appears in SECTION 1.01.

      "Purchase Money Lien" means any Lien (including a negative pledge arrangement) granted by the Borrower or any Subsidiary from time to time to vendors or financiers of equipment to secure the payment of the purchase price thereof so long as (i) such Liens extend only to the specific equipment so purchased, (ii) secure only such deferred payment obligation and related interest, fees and charges and no other Debt, and (iii) are promptly released upon the payment in full of such purchase price and related interest, fees and charges.

      "Real Property" means the real property owned by the Borrower as set forth on the Collateral Disclosure Certificates.

      "Reconveyed Assets" means all assets defined in the Securitization Intercreditor Agreement as "Reconveyed Assets" or "Repurchased Assets."

      "Redeemable Preferred Stock" of any Person means any preferred stock issued by such Person which is at any time prior to the Termination Date either
(i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or
(ii) redeemable at the option of the holder thereof.

      "Refunding Loan" means a new Loan made on the day on which (i) an outstanding Loan is maturing as a refinancing thereof, or (ii) a Base Rate Borrowing is being converted to a Euro-Dollar Borrowing, if and to the extent that the proceeds thereof are used entirely for the purpose of refinancing such maturing Loan or Loan being converted, and provided that the maturing Loan or Loan being converted is of the same type as the new Loan (that is, both are Revolving Loans), excluding any difference between the amount of such maturing Loan or Loan being converted and any greater amount being borrowed on such day and actually either being made available to the Borrower pursuant to SECTION 2.02(c) or remitted to the Agent as provided in SECTION 2.11, in each case as contemplated in SECTION 2.02(d).

      "Register" has the meaning set forth in Section 10.08(c).

      "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

      "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

      "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

      "Reimbursement Obligations" means the reimbursement or repayment obligations of the Borrower to Wachovia pursuant to SECTION 2.18 with respect to Letters of Credit.

      "Related Assets" means, with respect to any Accounts Receivable Collateral which may be conveyed as part of the Securitization Facility, all records, writings, contracts, payment intangibles, encumbrances, liens, security interests and similar adverse claims securing and supporting such Accounts Receivable Collateral.

      "Related Fund" means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender.

      "Required Lenders" means at any time Lenders holding Commitment Percentages more than 50% of the Aggregate Commitments or, if the Aggregate Commitments are no longer in effect, Lenders holding more than 50% of the aggregate outstanding principal amount of the Working Capital Obligations; provided, however, that such calculation shall be made without including the Commitment of or principal amount of Notes held by any Lender which is in default with respect to its obligations to the Agent, the Borrower or any Lender. As of the Closing Date, the Lenders have the Commitment Percentages set forth on SCHEDULE 1.01B.

      "Restricted Payment" means (i) any dividend or other distribution on any shares of the Borrower's Capital Stock or Redeemable Preferred Stock (except dividends payable solely in shares of its Capital Stock or Redeemable Preferred Stock), or (ii) any payment on account of the purchase, redemption, retirement, defeasance, or other acquisition of or sinking fund for (a) any shares of the Borrower's Capital Stock or Redeemable Preferred Stock (except shares acquired upon the conversion thereof into other shares of its Capital Stock or Redeemable Preferred Stock), or (b) any option, capital appreciation rights, stock appreciation rights, warrant or other right to acquire shares of the Borrower's Capital Stock or Redeemable Preferred Stock other than in connection with an employee equity compensation plan or similar plan with respect to members of the board of directors who are not employees of the Borrower, or (iii) any payment prior to the scheduled maturity of any other Debt (other than the Obligations) of the Borrower.

      "Revolving Loan" means the revolving loans to be made by all of the Lenders in accordance with SECTION 2.01(a) and the Settlement Loans.

      "Revolving Loan Borrowing" has the meaning set forth in the definition of "Borrowing."

      "Revolving Loan Notes" means the promissory notes of the Borrower substantially in the form of EXHIBIT G, evidencing the obligation of the Borrower to repay Revolving Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto.

      "Sale and Leaseback Transaction" has the meaning set forth in the Indentures. In the event that the definitions in the Indentures are inconsistent, the broader definition shall be used.

      "Securitization Documents" means the Receivables Purchase Agreement, the Receivables Contribution Agreement, the Receivables Transfer Agreement, the Liquidity Agreement, each of the Purchase Notices, each of the Compliance Certificates, each of the Monthly Reports, each of the Collection Account Agreements, the Fee Letter, the Securitization Intercreditor Agreement, and all other instruments, documents and agreements executed and delivered by the parties to the Securitization Facility in connection therewith, and such other documents and instruments executed and entered into in connection with the Securitization Facility.

      "Securitization Facility" means the facility through which the Special Purpose Subsidiary sells Accounts Receivable pursuant to the terms and conditions of Securitization Documents.

      "Securitization Funding" means any Debt, trust participations or any other interests that the Agent determines are equivalent thereto, incurred or issued by any Person purchasing receivables in the Securitization Facility.

      "Securitization Intercreditor Agreement" means that certain Intercreditor Agreement dated as of September 21, 2001, entered into in connection with the Securitization Facility by and among the Agent, the agent under the Securitization Facility, the Borrower and the Special Purpose Subsidiary.

      "Security Documents" means this Agreement, the Blocked Account Agreements, the Borrower Pledge Agreement, the Consent to Pledge, the Subsidiary Security Agreement, the Airplane Security Agreement, and the Waiver Agreements.

      "Senior Officer" means any of the following officers of Borrower, regardless of actual title: Chief Executive Officer; Treasurer; and Chief Financial Officer.

      "Settlement Date" has the meaning set forth in SECTION 2.01(b)(i).

      "Settlement Loan" means a Loan made by Wachovia pursuant to SECTION 2.01(b)(ii), which must be a Base Rate Loan.

      "Settlement Loan Borrowing" has the meaning set forth in the definition of "Borrowing."

      "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill,
Inc.

      "Special Purpose Subsidiary" means TBSPV, Inc., a Delaware corporation.

      "Stockholders' Equity" means, at any time, the shareholders' equity of the Borrower and the Consolidated Subsidiaries, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and the Consolidated Subsidiaries prepared in accordance with GAAP, but excluding any Redeemable Preferred Stock of the Borrower or any of the Subsidiaries. Shareholders' equity generally would include, but not be limited to (i) the par or stated value of all outstanding Capital Stock, (ii) capital surplus, (iii) retained earnings, and (iv) various deductions such as (A) purchases of treasury stock, (B) valuation allowances, (C) receivables due from an employee stock ownership plan,
(D) employee stock ownership plan debt guarantees, and (E) translation adjustments for foreign currency transactions.

      "Subsidiary" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

      "Subsidiary Guarantors" means Ocal, Inc., a Delaware corporation, L.E. Mason Co., a Massachusetts corporation, and Thomas & Betts International, Inc., a Delaware corporation, and any other Domestic Subsidiary which is now owned or hereafter created or acquired and which has assets in excess of $100,000, other than the Special Purpose Subsidiary.

      "Subsidiary Debt Conversion" means the proposed settlement of intercompany loans and payables which are owed by and to the Borrower and by and to the Subsidiary Guarantors as of the Closing Date to or by any Subsidiary of the Borrower which is not a Domestic Subsidiary and which settlements are listed on
SCHEDULE 5.17.

      "Subsidiary Guaranty" means the Guarantee of the Subsidiary Guarantors substantially in the form of EXHIBIT H and all supplements thereto.

      "Subsidiary Security Agreement" means that certain Subsidiary Security Agreement executed by each of the Subsidiary Guarantors and granting to the Agent a security interest in all Inventory Collateral, Equipment Collateral and Accounts Receivable Collateral substantially in the form of EXHIBIT I together with all amendments, consolidations, modifications, renewals, and supplements thereto.

      "Taxes" has the meaning set forth in SECTION 2.11(c).

      "Tennessee Recording Tax Affidavit" means the affidavit required under the laws of the State of Tennessee to be filed with UCC-1 financing statements.

      "Termination Date" means whichever is applicable of (i) the second anniversary of the Closing Date, (ii) the date the Commitments are terminated pursuant to SECTION 6.01 following the occurrence of an Event of Default, or
(iii) the date the Borrower terminates the Commitments entirely pursuant to
SECTION 2.07.

      "Test Ratio" has the meaning set forth in SECTION 2.05(a)(ii).

      "Third Party" means any landlord, warehousemen, servicer, processor, bailee and other third parties which may, from time to time, be in the possession or control of any Collateral or any property on which any Collateral is or may be located.

      "Third Party Claims" means claims of Third Parties against the Borrower or any of the Subsidiary Guarantors for rent, storage, maintenance, repair, processing, servicing or bailment in respect of any Collateral or any property on which any Collateral is or may be located.

      "Transferee" has the meaning set forth in SECTION 10.08(d).

      "UCC" means the Uniform Commercial Code as in effect on the date hereof in the applicable jurisdiction.

      "Unused Commitment" means at any date, (a) with respect to all Lenders, an amount equal to the Aggregate Commitments less the Working Capital Obligations and (b) with respect to any Lender, an amount equal to the aggregate Unused Commitments determined in clause (a) above multiplied by such Lender's Commitment Percentage.

      "VRDB Obligations" means the obligations of Borrower described on SCHEDULE 5.20B.

      "Wachovia" means Wachovia Bank, N.A., a national banking association, and its successors.

      "Wachovia Letter of Credit" means any letter of credit issued or to be issued by Wachovia.

      "Waiver Agreement" means a Waiver and Agreement substantially in the form of EXHIBIT J with any changes as may be acceptable to the Agent in its sole discretion, executed and delivered by any Third Party waiving or subordinating its Third Party Claims, and making certain other agreements in regard to the Collateral, all on terms satisfactory to the Agent in all respects.

      "Wholly Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

      "Working Capital Obligations" means the sum at any time of (i) the Aggregate Revolving Loan Amount Outstanding and (ii) the Letter of Credit Obligations.

      SECTION 1.02 Accounting Terms and Determinations. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Certified Public Accountants or otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of the Borrower and the Subsidiaries delivered to the Lenders unless with respect to any such change concurred in by the Certified Public Accountants or required by GAAP, in determining compliance with any of the provisions of this Agreement or any of the other Credit Documents: (i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (ii) the Required Lenders shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under SECTION 5.01 hereof, means the financial statements referred to in SECTION 4.04).

      SECTION 1.03 References. Unless otherwise indicated, references in this Agreement to "articles", "exhibits", "schedules", "sections" and other subdivisions are references to articles, exhibits, schedules, sections and other subdivisions hereof.

      SECTION 1.04 Use of Defined Terms. All terms defined in this Agreement shall have the same defined meanings when used in any of the other Credit Documents, unless otherwise defined therein or unless the context shall require otherwise. The terms "accounts", "chattel paper", "instruments", "investment property," "general intangibles", "inventory",

"equipment" and "fixtures", as and when used herein and in the other Credit Documents, shall have the same meanings given such terms under the UCC.

      SECTION 1.05 Terminology. The terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding." Unless and to the extent otherwise expressly provided herein, the term "pro rata" when applied to a Lender means such Lender's Commitment Percentage. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any of the Credit Documents shall include any and all amendment or modifications thereto and any and all restatements, extensions or renewals thereof and supplements thereto. All references to any Person shall mean and include the successors and permitted assigns of such Person. All references to "including" and "include" shall be understood to mean "including, without limitation." All references to the time of day shall mean the time of day on the day in question in Atlanta, Georgia, unless otherwise expressly provided in this Agreement. A Default or an Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided in this Agreement; and an Event of Default shall "continue" to be "continuing" until such Event of Default has been waived in writing by Agent. Whenever the phrase "to the best of the Borrower's knowledge" or words of similar import relating to the knowledge or the awareness of the Borrower are used herein, such phrase shall mean and refer to (i) the actual knowledge of a Senior Officer of the Borrower or (ii) the knowledge that a Senior Officer would have obtained if he had engaged in a good faith and diligent performance of his customary duties, including the making of such reasonable specific inquiries as may be necessary of the officers, employees or agents of the Borrower or Subsidiary and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates. All calculations of money values shall be in Dollars, all Loans made hereunder shall be funded in Dollars, and all amounts payable in respect of any of the Obligations shall be paid in Dollars. Any Lien referred to in this Agreement or any of the other Credit Documents as having been created in favor of the Agent, any agreement entered into by the Agent pursuant to this Agreement or any of the other Credit Documents, any payment made by or to or funds received by the Agent pursuant to or as contemplated by any of the Credit Documents, or any other act taken or admitted to be taken by the Agent shall, unless otherwise expressly provided, be created, entered into, made or received or taken or omitted, for the benefit or account of the Agent and the Lenders.

                                    ARTICLE 2
                                   THE CREDITS

      SECTION 2.01 Commitments to Lend.

            (a) Revolving Loans. Each Lender severally agrees, on the terms and conditions set forth herein, to make Revolving Loans to the Borrower from time to time before the Termination Date; provided that, immediately after each such Revolving Loan is made,

                  (i) the sum of (1) the Revolving Loans outstanding of each
            Lender plus (2) such Lender's Commitment Percentage of the Letter of Credit Obligations, will not exceed such Lender's Commitment, and

                  (ii) the Aggregate Revolving Loan Amount Outstanding, will not exceed the lesser of (1) the amount of the Aggregate Commitments, and (2) the aggregate amount of the Borrowing Base (subject, however, to Overadvance Loans made pursuant to SECTION 2.01(c));

each Revolving Loan Borrowing under this SECTION 2.01(a) shall be in an aggregate principal amount of (x) for Euro-Dollar Loans, $5,000,000 or any larger integral multiple of $1,000,000, and (y) for Base Rate Loans, $5,000,000 or any larger integral multiple of $1,000,000 (except that any Revolving Loan Borrowing may be in the aggregate amount of the Unused Commitments or the amount of the Excess Borrowing Availability, whichever is lesser) and shall be made from the several Lenders ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this SECTION, repay or, to the extent permitted by SECTION 2.03, prepay Revolving Loans and reborrow under this SECTION at any time before the Termination Date.

            (b) Settlement Loans.

                  (i) In order to facilitate the administration of the Revolving
            Loans under this Agreement, the Lenders agree (which agreement shall not be for the benefit of or enforceable by the Borrower) that settlement among the Lenders with respect to the Revolving Loans may take place on a periodic basis on dates determined from time to time by the Agent (each a "Settlement Date"), which may occur before or after the occurrence or during the continuance of a Default or Event of Default and whether or not all of the conditions set forth in
            ARTICLE 9 of this Agreement have been satisfied, provided that any such Settlement Loan for which settlement is to be made must have been advanced prior to the date on which the Commitments have been terminated pursuant to SECTION 6.01. On each Settlement Date, payment shall be made by or to each Lender in the manner provided herein and in accordance with the settlement report delivered by the Agent to the Lenders with respect to such Settlement Date so that, as of each Settlement Date, each Lender shall hold its Commitment Percentage of all Revolving Loans then outstanding. As of the Closing Date, the Agent intends to request settlement with the Lenders once every five (5) Domestic Business Days.

                  (ii) Between Settlement Dates, the Agent may request Wachovia to advance, and Wachovia may, but shall in no event be obligated to, advance to the Borrower up to a maximum aggregate principal amount of $10,000,000 out of Wachovia's own funds the entire principal amount of any Revolving Loan Borrowings that are Base Rate Loans requested or deemed requested pursuant to this Agreement (any such Revolving Loan funded exclusively by Wachovia being referred to as a "Settlement Loan"). Each Settlement Loan shall constitute a Revolving Loan hereunder and shall be subject to all of the terms, conditions and security applicable to other Revolving Loans, except that all payments thereon shall be payable to Wachovia solely for its own account. The obligation of the Borrower to repay such Settlement Loans to Wachovia shall be evidenced by the records of Wachovia and need not be evidenced by any promissory note. The Agent shall not request Wachovia to make any Settlement Loan if (a) the Agent shall have actual knowledge that one or more of the applicable conditions precedent set forth in
            ARTICLE 9 hereof will not be satisfied on the requested funding date for the applicable Borrowing, or (b) the requested Borrowing would exceed the amount of Revolving Loans permitted to be made under
            SECTION 2.01(a). Wachovia shall not otherwise be required to determine whether the applicable conditions precedent set forth in
            ARTICLE 9 hereof have been satisfied or the requested Borrowing would exceed the amount of Revolving Loans permitted to be made under SECTION 2.01(a) prior to making, in its sole discretion, any Settlement Loan. On each Settlement Date, or, if earlier, upon demand by the Agent for payment thereof, the then outstanding Settlement Loans shall be immediately due and payable. The Borrower shall be deemed to have requested Revolving Loans to be made on each Settlement Date in the amount of all outstanding Settlement Loans and the proceeds of such Revolving Loans shall be applied to the repayment of such Settlement Loans. The Agent shall notify the Lenders of the outstanding balance of Revolving Loans prior to 12:00 noon, Atlanta, Georgia time, on such funding date. The proceeds of Settlement Loans may be used solely for purposes for which Revolving Loans may be used in accordance with SECTION 5.06 hereof. If any amounts received by Wachovia in respect of any Settlement Loans are later required to be returned or repaid by Wachovia to the Borrower or their respective representatives or successors-in-interest, whether by court order, settlement or otherwise, each Lender shall, upon demand by Wachovia with notice to Agent, pay to Agent for the account of Wachovia an amount equal to such Lender's Commitment Percentage of all such amounts required to be returned by Wachovia.

            (c) Overadvance Loans. Notwithstanding the existence of a Default or an Event of Default or any other provision of this Agreement to the contrary, provided the Commitments have not been terminated pursuant to SECTION 6.01, (i) the Agent may, from time to time, in the exercise of its sole discretion, advance Revolving Loans on behalf of the Lenders equal to the lesser of (x) the Unused Commitment, (y) an amount not greater than $5,000,000 in excess of the amount of the Borrowing Base, and (z) an amount not greater than ten percent (10%) of the Borrowing Base and/or (ii) Wachovia may, from time to time in the exercise of its sole discretion, at the request of the Agent and in the exercise of the Agent's sole discretion, make Settlement Loans equal to the lesser of (x) the Unused Commitment, (y) an amount not greater than $5,000,000 in excess of the amount of the Borrowing Base, and (z) an amount not greater than ten percent (10%) of the Borrowing Base (each such Loan made under clause (i) and/or (ii) of this paragraph (d) is herein referred to as an "Overadvance Loan"), provided, however, that each Overadvance Loan made pursuant to this SECTION 2.01(c) shall
(1) become due and payable in full on or before the date which is 10 Business Days after such Overadvance Loan is made, and (2) not be made during any period shorter than 10 Business Days after the date on which such prior Overadvance Loan was made in excess of the Borrowing Base under this SECTION 2.01(c).

      SECTION 2.02 Method of Borrowing.

            (a) The Borrower shall give the Agent notice (a "Notice of Borrowing"), which shall be substantially in the form of EXHIBIT K, prior to (x) as to Base Rate Loans, 11:00 A.M. (Atlanta, Georgia time) on the Domestic Business Day of such Base Rate Borrowing, and (y) as to Euro-Dollar Loans, 11:00 A.M. (Atlanta, Georgia time), at least 3 Euro-Dollar Business Days before each Euro-Dollar Borrowing, specifying:

                  (i) the date of such Borrowing, which shall be a Domestic
            Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

                  (ii) the aggregate amount of such Borrowing,

                  (iii) whether the Loans comprising such Borrowing are to be
            Base Rate Loans or Euro-Dollar Loans,

                  (iv) whether the Loans comprising such Borrowing are to be
            Revolving Loans, and

                  (v) in the case of a Euro-Dollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

            (b) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Lender of the contents thereof and of such Lender's ratable share of such Borrowing, unless it is advanced as a Settlement Loan Borrowing, and such Notice of Borrowing, once received by the Agent, shall not thereafter be revocable by the Borrower.

            (c) Not later than 3:00 P.M. (Atlanta, Georgia time) on the date of each Borrowing, each Lender shall (except as provided in paragraph (d) of this SECTION) make available its ratable share of such Borrowing, in Federal or other funds immediately available in Atlanta, Georgia, to the Agent at its address determined pursuant to SECTION 10.01. Unless the Agent determines that any applicable condition specified in ARTICLE 9 has not been satisfied, the Agent will promptly make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address. Unless the Agent receives notice from a Lender, at the Agent's address referred to in or specified pursuant to SECTION 10.01, no later than 4:00 P.M. (local time at such address) on the Domestic Business Day before the date of a Borrowing stating that such Lender will not make a Loan in connection with such Borrowing, the Agent shall be entitled to assume that such Lender will make a Loan in connection with such Borrowing and, in reliance on such assumption, the Agent may (but shall not be obligated to) make available such Lender's ratable share of such Borrowing to the Borrower for the account of such Lender. If the Agent makes such Lender's ratable share available to the Borrower and such Lender does not in fact make its ratable share of such Borrowing available on such date, the Agent shall be entitled to recover such Lender's ratable share from such Lender or the Borrower (and for such purpose shall be entitled to charge such amount to any account of the Borrower maintained with the Agent), together with interest thereon for each day during the period from the date of such Borrowing until such sum shall be paid in full at a rate per annum equal to the rate at which the Agent determines that it obtained (or could have obtained) overnight Federal funds to cover such amount for each such day during such period, provided that (i) any such payment by the Borrower of such Lender's ratable share and interest thereon shall be without prejudice to any rights that the Borrower may have against such Lender and (ii) until such Lender has paid its ratable share of such Borrowing, together with interest pursuant to the foregoing, it will have no interest in or rights with respect to such Borrowing for any purpose hereunder. If the Agent does not exercise its option to advance funds for the account of such Lender, it shall forthwith notify the Borrower of such decision.

            (d) If any Lender makes a new Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan from such Lender, such Lender shall apply the proceeds of its new Loan to make such repayment as a Refunding Loan and only an amount equal to the difference (if any) between the amount being borrowed and the amount of such Refunding Loan shall be made available by such Lender to the Agent as provided in paragraph (c) of this SECTION, or remitted by the Borrower to the Agent as provided in SECTION 2.11, as the case may be.

            (e) Notwithstanding anything to the contrary contained in this Agreement, the Lenders shall not be obligated to make any Euro-Dollar Loans if there shall have occurred a Default or an Event of Default, which Default or Event of Default shall not have been cured or waived, and all Refunding Loans shall be made as Base Rate Loans (but shall bear interest at the Default Rate, if applicable). Nothing in the preceding sentence shall obligate, or be deemed to obligate, any of the Lenders to make any Loans at all during the existence of an Event of Default, other than (I) Refunding Loans in the event that the Obligations have not been accelerated pursuant to SECTION 6.01, and (ii) advances on any Settlement Date of a Lender's Commitment Percentage of Settlement Loans or Overadvance Loans made prior to the termination of the Commitments pursuant to SECTION 6.01.

            (f) In the event that a Notice of Borrowing fails to specify whether the Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Loans, such Loans shall be made as Base Rate Loans. If the Borrower is otherwise entitled under this Agreement to repay any Loans maturing at the end of an Interest Period applicable thereto with the proceeds of a new Borrowing, and the Borrower fails to repay such Loans using its own moneys and fails to give a Notice of Borrowing in connection with such new Borrowing, a new Borrowing shall be deemed to be made on the date such Revolving Loans mature in an amount equal to the principal amount of the Loans so maturing, and the Loans comprising such new Borrowing shall be Base Rate Loans.

            (g) Notwithstanding anything to the contrary contained herein, there shall not be more than 5 Euro-Dollar Borrowings outstanding at any given time.

      SECTION 2.03 Notes.

            (a) The Revolving Loans of each Lender shall be evidenced by a single Revolving Loan Note payable to the order of such Lender for the account of its Lending Office in an amount equal to the original principal amount of such Lender's Commitment.

            (b) Upon receipt of each Lender's Notes pursuant to SECTION 9.01, the Agent shall deliver such Notes to such Lender. Each Lender will record either on its own books and records or on Schedules attached to its Notes, at its option, and prior to any transfer of its Notes will transfer a copy of the relevant portions of its books and records or endorse on such schedules attached to its Notes appropriate notations to evidence; the date, amount and maturity of, and effective interest rate for, each Loan made by it, and the date and amount of each payment of principal made by the Borrower with respect thereto. Such records, whether on the Lender's books and records or on Schedules to the Notes will constitute prima facie evidence, in the absence of manifest error, of the respective principal amounts owing and unpaid on such Lender's Notes; provided that the failure of any Lender to make, or any error in making, any such recordation or endorsement shall not affect the obligation of the Borrower hereunder or under the Notes or the ability of any Lender to assign its Notes. Each Lender is hereby irrevocably authorized by the Borrower so to endorse its Notes, in the event such option is elected by such Lender, and to attach to and make a part of any Note a continuation of any such Schedule as and when required.

            (c) The Agent shall maintain on its books a control account for the Borrower in which shall be recorded (i) the date, amount, effective interest rate and maturity of each Revolving Loan and Settlement Loan made hereunder to the Borrower, (ii) the amount of any principal, interest or fees due or to become due from the Borrower on the Revolving Loans and the Settlement Loans, and (iii) the amount of any sum received by the Agent hereunder in respect of any such principal, interest or fees due on the Revolving Loans and Settlement Loans, and each Lender's Commitment Percentage thereof.

            (d) The entries made in the accounts pursuant to paragraph (c) above shall be prima facie evidence, in the absence of manifest error, of the existence and amounts of the Obligations of the Borrower therein recorded and any payments thereon, and in case of discrepancy between such accounts and the schedules to the Notes maintained by any Lender pursuant to paragraph (b) or between such accounts and the books and records of the Borrower, in the absence of manifest error, the control account maintained by the Agent pursuant to paragraph (c) above shall be controlling with respect to Revolving Loans and Settlement Loans.

      SECTION 2.04 Maturity of Loans.

            (a) Each Loan included in any Borrowing will mature, and the principal amount thereof will be due and payable, on the last day of the Interest Period applicable to such Borrowing, subject to the advance of a Refunding Loan, unless such Loan will be due and payable prior thereto by reason of the provisions of this Agreement (including, without limitation, SECTION 6.01).

            (b) Notwithstanding the foregoing, the outstanding principal amount of all Loans, if any, together with all accrued but unpaid interest thereon, if any, shall be due and payable on the Termination Date.

      SECTION 2.05 Interest Rates.

            (a) "Applicable Margin" means:

                  (i) for the period commencing on the Closing Date to and
            including the first Performance Pricing Determination Date, (x) for any Base Rate Loan, 0.75%, and (y) for any Euro-Dollar Loan, 2.75%; and

                  (ii) from and after the first Performance Pricing
            Determination Date, for any Base Rate Loan and Euro-Dollar Loan the percentage determined on each Performance Pricing Determination Date by reference to the table set forth below as to each such type of Loan and the Fixed Charge Ratio (sometimes referred to herein as the "Test Ratio") as determined as of the end of the Fiscal Quarter ending immediately prior to such Performance Pricing Determination Date.

                                          Applicable          Applicable Margin
                                        Margin for Base        for Euro-Dollar         Commitment       Letter of
Test Ratio                                Rate Loans                Loans                  Fee         Credit Fee
----------                                ----------                -----                  ---         ----------
Level I  If the Test Ratio is
greater than 1.20 to 1.00                  0.50%                    2.50%                0.50%            2.50%

Level II  If the Test Ratio is
less than or equal to 1.20 to
1.00                                       0.75%                    2.75%                0.625%           2.75%

The Applicable Margin (and the Performance Based Fees) shall be subject to reduction or increase, as applicable and as set forth in the table above, on a quarterly basis according to the performance of the Borrower as measured by the Test Ratio for the immediately preceding 4 Fiscal Quarters of the Borrower; provided, however, that the Test Ratio measured (x) for December 31, 2001 shall be calculated for the immediately preceding Fiscal Quarter, (y) for March 31, 2002 shall be calculated for the immediately preceding two (2) Fiscal Quarters, and (z) for June 30, 2002, shall be calculated for the immediately preceding three (3) Fiscal Quarters. Except as set forth in the last sentence hereof, any such increase or reduction in the Applicable Margin (and the Performance Based
Fees) provided for herein shall be effective on the first Business Day of the calendar month after receipt by Agent of the applicable financial statements and corresponding Compliance Certificate setting forth, among other things, the calculations necessary to determine whether any such adjustments are then necessary (such date being referred to herein as the "Performance Pricing Determination Date"); provided, however, that any reduction in the Applicable Margin shall not apply to any Euro-Dollar Loans outstanding on the Performance Pricing Determination Date that have an Interest Period commencing prior to the Performance Pricing Determination Date. If the financial statements and the Compliance Certificate of the Borrower setting forth the Test Ratio are not received by Agent by the date required pursuant to SECTION 5.01(a) and (b) of this Agreement (and without limiting the Agent's and the Lenders rights to invoke the Default Rate), the Applicable Margin (and the Performance Based Fees) shall be determined as if the Test Ratio exceeds the ratio set forth as Level I in the foregoing table until such time as such financial statements and Compliance

Certificate are received and any Event of Default resulting from a failure to timely deliver such financial statements or Compliance Certificate is waived in writing by the Agent and the Required Lenders. For the final Fiscal Quarter of any Fiscal Year, the Borrower may provide the unaudited financial statements of Borrower, subject only to year-end adjustments, for the purpose of determining the Applicable Margin; provided, however, if, upon the timely delivery of the annual audited financial statements required to be submitted by the Borrower to Agent pursuant to SECTION 5.01(a) of this Agreement, it is determined that an Applicable Margin other than as determined based upon the unaudited financial statements should have been in effect for the final quarter of such Fiscal Year then ended, then (a) effective on the first day of the month following receipt by the Agent of such audited financial statements, the Applicable Margin (and the Performance Based Fees) shall be the Applicable Margin (or the Performance Based Fees) that would have been in effect if the unaudited financial statements of the Borrower for the final Fiscal Quarter of such Fiscal Year then ended had been consistent with the annual audited financial statements, and (b) the Borrower shall pay to the Agent, for the benefit of the Lenders, or the Agent shall credit the account of the Borrower, on the first day of the month following receipt by the Agent of such audited financial statements, an amount equal to the difference between (y) the amount of interest or fees that would have been paid on the principal amount of the Obligations using the Applicable Margin (and the Performance Based Fees) determined based upon such audited financial statements and (z) the amount of interest or fees actually paid during the period in which the reduction of the Applicable Margin (or the Performance Based Fees) was in effect based upon the unaudited financial statements of such final Fiscal Quarter of the Fiscal Year then ended.

            (b) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day plus the Applicable Margin. Such interest shall be payable monthly in arrears on the first day of each calendar month. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

            (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted London Interbank Offered Rate for such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, upon request by the Agent, if such Interest Period is longer than 1 month, at monthly intervals on the last day of each calendar month. Any overdue principal of and, to the extent permitted by law, overdue interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

            The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable London Interbank Offered Rate for such Interest Period by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

            The "London Interbank Offered Rate" applicable to any Euro-Dollar Loan means for the Interest Period of such Euro-Dollar Loan, the rate per annum determined on the basis of the offered rate for deposits in Dollars of amounts equal or comparable to the principal amount of such Euro-Dollar Loan offered for a term comparable to such Interest Period, which rates appear on the Telerate Page 3750 effective as of 11:00 A.M., London time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period, provided that if no such offered rates appear on such page, the London Interbank Offered Rate for such Interest Period will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than 2 major banks in New York City, selected by the Agent, at approximately 10:00 A.M., New York City time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period, for deposits in Dollars offered by leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such Euro-Dollar Loan.

            "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of "eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

            (d) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the Lenders by telecopier, facsimile transmission or other means, of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

            (e) After the occurrence and during the continuance of a Default or an Event of Default, the principal amount of the Loans (and, to the extent permitted by applicable law, all accrued interest thereon) may, at the election of the Required Lenders, bear interest at the Default Rate from the date of such Default or Event of Default (which date with respect to SECTION 5.19 shall be deemed to occur on the date such Default or Event of Default occurred, not the date of delivery of the Compliance Certificate).

      SECTION 2.06 Fees.

            (a) The Borrower shall pay to the Agent, for the ratable account of each Lender, the Commitment Fee on the first day of each Fiscal Quarter calculated in the manner provided for in SECTION 2.05(a), at a rate per annum equal to:

                  (i) for the period commencing on the Closing Date to and
            including the first Performance Pricing Determination Date, 0.625%, and

                  (ii) from and after the first Performance Pricing
            Determination Date, the percentage determined on each Performance Pricing Determination Date by reference to the table set forth in
            SECTION 2.05(a)(ii) and the Test Ratio as determined as of the end of the Fiscal Quarter ending immediately prior to such Performance Pricing Determination Date.

After the occurrence of and during the continuance of an Event of Default, the Commitment Fee shall be in an amount equal to the amount calculated as provided herein, plus 2.0% per annum.

            (b) The Borrower shall pay to the Agent, for the account and sole benefit of the Agent, such fees and other amounts at such times as set forth in the Agent's Letter Agreement.

      SECTION 2.07 Optional Termination or Reduction of Commitments. The Borrower may, upon at least 3 Domestic Business Days' prior written notice to the Agent, terminate the Commitments in their entirety at any time, or upon at least 3 Domestic Business Days' prior written notice to the Agent, proportionately reduce the Unused Commitments from time to time by an aggregate amount of at least $5,000,000 or any larger integral multiple of $1,000,000, so long as such reduction shall not cause the Aggregate Commitments to be reduced below $60,000,000 (unless terminated in their entirety). Reductions shall be applied ratably to the Commitment of each Lender. If the Commitments are terminated in their entirety, all accrued fees (as provided under SECTION 2.06) shall be due and payable on the effective date of such termination and the Borrower shall pledge in favor of the Agent cash collateral equal to at least 105% of the outstanding Letter of Credit Obligations, if any.

      SECTION 2.08 Mandatory Reduction and Termination of Commitments. The Commitments shall terminate on the Termination Date and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date and the Borrower shall pledge in favor of the Agent cash collateral equal to at least 105% of the outstanding Letter of Credit Obligations, if any.

      SECTION 2.09 Optional Prepayments.

            (a) Upon notice to the Agent prior to 11:00 A.M. (Atlanta, Georgia time) on the same Domestic Business Day, the Borrower may prepay any Loan which is a Base Rate Borrowing in whole at any time, or from time to time in part in amounts aggregating at least $500,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Base Rate Loans of the several Lenders included in such Base Rate Borrowing.

            (b) Euro-Dollar Loans may not be prepaid (whether as new advances of Loans or Refunding Loans) before the end of the Interest Period applicable to such Loans, except (i) subject to any compensation payments required by SECTION 8.05, and (ii) in connection with prepayments required by SECTION 2.10(c), subject to any compensation payments required by SECTION 8.05, unless the amount of such prepayment is deposited with the Agent as cash collateral to secure the Obligations with the direction and authorization given to the Agent to apply such cash collateral toward payment of such Euro-Dollar Loan at the end of such Euro-Dollar Loan's Interest Period.

            (c) Upon receipt of a notice of prepayment pursuant to this SECTION 2.09, the Agent shall promptly notify each Lender of the contents thereof and of such Lender's ratable share of such prepayment (except with respect to Settlement Loans, unless the Lenders have purchased interests therein pursuant to SECTION 2.01(b)) and such notice, once received by the Agent, shall not thereafter be revocable by the Borrower.

            (d) In the event that any Loan is prepaid on the same day such Loan was advanced, interest hereunder on such Loan shall be due and payable for that day.

      SECTION 2.10 Mandatory Prepayments.

            (a) On each date on which the Commitments are reduced pursuant to
SECTION 2.07 or SECTION 2.08, the Borrower shall repay or prepay such principal amount of the outstanding Revolving Loans, if any (together with interest accrued thereon and any amount due under SECTION 8.05(a)), as may be necessary so that after such payment the aggregate unpaid amount of the Working Capital Obligations does not exceed the aggregate amount of the Commitments as then reduced.

            (b) On each date on which the Aggregate Revolving Loan Amount Outstanding exceeds the Borrowing Base, the Borrower shall immediately repay or prepay such principal amount of the outstanding Revolving Loans, if any (together with interest accrued thereon and any amount due under SECTION 8.05(a)), as may be necessary so that after such payment the Aggregate Revolving Loan Amount Outstanding does not exceed the Borrowing Base. Each such payment or prepayment shall be applied ratably to the Revolving Loans of the Lenders outstanding on the date of payment or prepayment in the following order of priority: (i) first, to Settlement Loans; (ii) secondly, to Base Rate Loans which are not Settlement Loans; and, (iii) lastly, to Euro-Dollar Loans.

            (c) Contemporaneously upon receipt of Net Cash Proceeds (except during the existence of a Default or Event of Default, in which case SECTION 2.11(e) shall govern the receipt of Net Cash Proceeds, among other things), the Borrower shall pay to the Agent to the extent of the Aggregate Revolving Loan Amount Outstanding, an amount equal to: (i) 100% of the Net Cash Proceeds in excess of $500,000 in the aggregate in any Fiscal Year from the disposition of Equipment Collateral, to the extent such Net Cash Proceeds are not used to replace such disposed Equipment Collateral with new Equipment Collateral pursuant to SECTION 5.29, other than Net Cash Proceeds with respect to the disposition of Equipment Collateral in connection with the sales described in, and permitted under, SECTION 5.05(b)(i); and (ii) 100% of the Net Cash Proceeds from the issuance of Capital Stock or Redeemable Preferred Stock other than in connection with an employee equity compensation plan or similar plan with respect to members of the board of directors who are not employees of the Borrower. Such prepayment shall be accompanied by a reasonably detailed calculation showing all deductions from gross proceeds in order to arrive at Net Cash Proceeds, as well as amounts used or reserved for the purchase of replacement Equipment Collateral, if applicable. All such prepayments shall be applied to reduce the outstanding principal balance of the Revolving Loans. Notwithstanding the foregoing, however, the consent of the Required Lenders shall be required pursuant to SECTION 6.01(k) in respect of the issuance of any Capital Stock or Redeemable Preferred Stock which otherwise would result in a Default or Event of Default thereunder.

      SECTION 2.11 General Provisions as to Payments.

            (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, without any setoff, counterclaim or any deduction whatsoever, (or shall direct the Agent to charge the Collateral Reserve Account for such amounts) not later than

11:00 A.M. (Atlanta, Georgia time) on the date when due, in Federal or other funds immediately available in Atlanta, Georgia, to the Agent at its address referred to in SECTION 10.01. All payments received by the Agent after 11:00 A.M. (Atlanta, Georgia time) on any Business Day shall be deemed to be received on the following Business Day. The Agent will promptly distribute to each Lender its ratable share of each such payment received by the Agent for the account of the Lenders.

            (b) Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees hereunder shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day.

            (c) All payments of principal, interest and fees and all other amounts to be made by the Borrower with respect to the Obligations or otherwise (including, without limitation, with respect to the Letter of Credit Obligations) pursuant to this Agreement shall be paid without deduction for, and free from, any tax, imposts, levies, duties, deductions, or withholdings of any nature now or at anytime hereafter imposed by any governmental authority or by any taxing authority thereof or therein excluding in the case of each Lender, taxes imposed on or measured by its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Lender's applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, imposts, levies, duties, deductions or withholdings of any nature being "Taxes"). In the event that the Borrower is required by applicable law to make any such withholding or deduction of Taxes with respect to any of the Obligations, the Borrower shall pay such deduction or withholding to the applicable taxing authority, shall promptly furnish to any Lender in respect of which such deduction or withholding is made all receipts and other documents evidencing such payment and shall pay to such Lender additional amounts as may be necessary in order that the amount received by such Lender after the required withholding or other payment shall equal the amount such Lender would have received had no such withholding or other payment been made. If no withholding or deduction of Taxes are payable in respect to any Obligations, the Borrower shall furnish any Lender, at such Lender's request, a certificate from each applicable taxing authority or an opinion of counsel acceptable to such Lender, in either case stating that such payments are exempt from or not subject to withholding or deduction of Taxes. If the Borrower fails to provide such original or certified copy of a receipt evidencing payment of Taxes or certificate(s) or opinion of counsel of exemption, the Borrower hereby agrees to compensate such Lender for, and indemnify them with respect to, the tax consequences of the Borrower's failure to provide evidence of tax payments or tax exemption. Before making any claim pursuant to this SECTION, such Lender shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

Each Lender which is not organized under the laws of the United States or any state thereof agrees, as soon as practicable after receipt by it of a request by the Borrower to do so, to file all appropriate forms and take other appropriate action to obtain a certificate or other appropriate document from the appropriate governmental authority in the jurisdiction imposing the relevant Taxes, establishing that it is entitled to receive payments with respect to the Obligations and interest thereon under this Agreement and the Notes without deduction and free from withholding of any Taxes imposed by such jurisdiction; provided that if it is unable, for any reason, to establish such exemption, or to file such forms and, in any event, during such period of time as such request for exemption is pending, the Borrower shall nonetheless remain obligated under the terms of the immediately preceding paragraph.

In the event any Lender receives a refund of any Taxes paid by the Borrower pursuant to this SECTION 2.11(c), it will pay to the Borrower the amount of such refund promptly upon receipt thereof; provided that if at any time thereafter it is required to return such refund, the Borrower shall promptly repay to it the amount of such refund.

Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower and the Lenders contained in this SECTION 2.11(c) shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions (i) shall be made based upon the circumstances of such Participant, Assignee or other Transferee, and (ii) constitute a continuing agreement and shall survive the termination of this Agreement and the payment in full or cancellation of the Notes.

            (d) Prior to the existence of a Default or Event of Default, all monies to be applied to the Obligations (except for proceeds collected in the Collateral Reserve Account which are applied as provided in SECTION 2.14), whether such monies represent voluntary payments by the Borrower, Net Cash Proceeds, or are received from any disposition of Collateral, shall be allocated among the Agent and such of the Lenders as are entitled thereto (and, with respect to monies allocated to the Lenders in accordance with their Commitment Percentage unless otherwise provided herein) in the following order (in each case, until all Obligations within each category itemized in this paragraph (e) below are fully paid): (i) first, to the Agent for the benefit of the Lenders in payment of accrued interest then due and payable in respect of the Loans; (ii) second, to Wachovia toward payment of principal of Settlement Loans; (iii) third, to the Agent for the benefit of the Lenders in payment of principal of Revolving Loans; (iv) fourth, to the Agent first, and then to the Lenders, to pay the amount of expenses that have not been reimbursed, respectively, to the Agent or the Lenders by the Borrower (or the other Lenders, as applicable) in accordance with the terms of this Agreement, together with any interest accrued thereon; (v) fifth, to the Agent to pay any amounts owed under indemnification obligations that have not been paid to Agent by the Lenders or the Borrower, together with interest accrued thereon; (vi) sixth, to the Agent to pay any fees due and payable to Agent; (vii) seventh, to the Lenders for any amounts owed under indemnification obligations that they have paid to the Agent and for any expenses that they have reimbursed to the Agent; (viii) eighth, to the payment of fees payable (1) first with respect to any outstanding Letter of Credit Obligations then due and owing, then (2) second with respect to ForEx Obligations; (ix) ninth, as cash collateral for any outstanding Letter of Credit Obligations equal to 105% of the undrawn amount thereof; (x) tenth, to payment of the Reimbursement Obligations; (xi) eleventh, to the Lenders in payment of accrued interest then due and payable in respect of any Obligations other than the

Loans then outstanding; (xii) twelfth, to payment of principal of (1) first, with respect to the Loans, (2) second, with respect to any obligations owing to any Lender with respect to any Interest Rate Protection Agreements, and (3) third, with respect to any ForEx Obligations; and (xiii) lastly, to any other Obligations then due and payable.

            (e) During the existence of a Default or Event of Default and at all times after the Obligations have become due and payable, all monies to be applied to the Obligations, whether such monies represent voluntary payments by the Borrower, Net Cash Proceeds, or are received pursuant to acceleration of the Loans or realized from any disposition of Collateral, shall be allocated among the Agent and such of the Lenders as are entitled thereto (and, with respect to monies allocated to the Lenders in accordance with their Commitment Percentage unless otherwise provided herein) in the following order (in each case, until all Obligations within each category itemized in this paragraph (e) below are fully paid): (i) first, to the Agent to pay principal and accrued interest on any portion of the Revolving Loans which Agent may have advanced on behalf of any Lenders and for which Agent has not been reimbursed by such Lender or the Borrower; (ii) second, to Wachovia to pay the principal and accrued interest on any portion of the Settlement Loans outstanding; (iii) third, to the Agent first, and then to the Lenders, to pay the amount of expenses, including without limitation any obligations arising under treasury management services provided by a Lender that have not been reimbursed, respectively, to the Agent or the Lenders by the Borrower (or the other Lenders, as applicable) in accordance with the terms of this Agreement, together with any interest accrued thereon; (iv) fourth, to the Agent to pay any amounts owed under indemnification obligations that have not been paid to Agent by the Lenders or the Borrower, together with interest accrued thereon; (v) fifth, to the Agent to pay any fees due and payable to Agent; (vi) sixth, to the Lenders for any amounts owed under indemnification obligations that they have paid to the Agent and for any expenses that they have reimbursed to the Agent; (vii) seventh, to the payment of fees payable (1) first with respect to Letter of Credit Obligations, then (2) second with respect to ForEx Obligations; (viii) eighth, as cash collateral for any Letter of Credit Obligations equal to 105% of the undrawn amount thereof;
(ix) ninth, to payment of the Reimbursement Obligations; (x) tenth, to the Lenders in payment of accrued interest then due and payable in respect of the Loans and any other Obligations then outstanding; (xi) eleventh, to payment of the ForEx Obligations; and (xii) twelfth, to payment of principal of (1) first, with respect to the Loans, and (2) second, with respect to any obligations owing to any Lender with respect to any Interest Rate Protection Agreements, and
(xiii) lastly, to any other Obligations then due and payable. The allocations set forth in this SECTION 2.11(e) are solely to determine the rights and priorities of Agent and Lenders as among themselves and may be changed by Agent and Lenders without notice to or the consent or approval of the Borrower or any other Person.

      SECTION 2.12 Computation of Interest and Fees. Interest on Base Rate Loans based on the Base Rate shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Interest on Euro-Dollar Loans will be computed on the basis of a year of 360 days and paid for the actual number of days elapsed, calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Commitment fees and any other fees payable hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

      SECTION 2.13 All Loans to Constitute One Obligation. The Loans shall constitute one general Obligation of the Borrower, and shall be secured by the Liens on the Collateral in favor of the Agent; provided, however, that the Agent and each of the Lenders shall be deemed to be a creditor of the Borrower and the holder of a separate claim against the Borrower to the extent of all Obligations jointly and severally owed by the Borrower to the Agent or such Lender.

      SECTION 2.14 Collateral Reserve Account; Blocked Account Agreement.

            (a) Simultaneously herewith, the Borrower shall establish and continually maintain with the Agent the Collateral Reserve Account. All cash, checks, drafts, items and other instruments for the payment of money which Borrower or any Subsidiary Guarantor now has or may at any time hereafter receive in full or partial payment for the Inventory Collateral or otherwise as proceeds of the Accounts Receivable Collateral or under the Securitization Facility shall be deposited into the Collateral Reserve Account. In addition, the Borrower or any Subsidiary Guarantor receiving Net Cash Proceeds of dispositions of assets or of the issuance of Capital Stock or Redeemable Preferred Stock (other than with respect to employee equity compensation plans or similar plans with respect to the members of the board of directors who are not employees of the Borrower) or the incurrence of Debt for money borrowed (except Debt secured by Purchase Money Liens), or Net Casualty/Insurance Proceeds shall (or shall cause such other Person receiving such cash proceeds to) remit all such cash proceeds to the Collateral Reserve Account. In the event such items of payment are inadvertently received by the Borrower, any Subsidiary Guarantor, or any such other Person, whether or not in accordance with the terms of this Agreement, the Borrower, the Subsidiary Guarantor, or other Person shall be deemed to hold the same in trust for the benefit of Agent and shall promptly forward them to the Agent for deposit in the Collateral Reserve Account. Except as provided in SECTION 2.11(e), the Agent shall apply the proceeds from such items of payment against the Revolving Loans first, and then otherwise in accordance with SECTION 2.11(d). Unless and until (i) a Default or Event of Default is in existence, or (ii) the Borrower is advised in writing by the Agent of a different arrangement selected by the Agent (as directed by the Required Lenders), the Agent will transfer on each Domestic Business Day collected amounts in the Collateral Reserve Account to the operating account designated by the Borrower; provided, that Net Cash Proceeds of dispositions of assets or of the issuance of Capital Stock or Redeemable Preferred Stock or the incurrence of Debt for money borrowed (except Debt secured by Purchase Money Liens) and Net Casualty/Insurance Proceeds shall be held subject to the provisions of SECTION 2.10(c), and any Net Cash Proceeds or Net Casualty/Insurance Proceeds not required to be paid to the Agent for the account of the Lenders pursuant to
SECTION 2.10(c) shall be paid to the Borrower on the date such payment is made for the account of the Lenders. During the existence of an Event of Default the Agent may at any time in its sole discretion or if requested in writing by the Required Lenders, direct Account Debtors to make payments on the Accounts Receivable Collateral, or portions thereof, directly to the Agent, and the Account Debtors are hereby authorized and directed to do so by the Borrower upon the Agent's direction, and the funds so received shall be also deposited in the Collateral Reserve Account, or, at the election of the Agent, upon its receipt thereof, be applied directly to repayment of the Obligations as set forth in
SECTION 2.11(e).

            (b) The Borrower shall not open any deposit account with any depositary institution (except with the Agent and subject to the Liens created by this Agreement and except for petty cash accounts, payroll accounts, medical reimbursement accounts, and accounts for new non-Domestic Subsidiaries) unless the depository institution for such account shall have entered into an agreement substantially in the form of the Blocked Account Agreement with the Agent, other than deposit accounts opened in connection with the Securitization Facility.

      SECTION 2.15 Issuance of Letters of Credit. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties of the Borrower herein set forth, Wachovia shall issue for the account of the Borrower, one or more Letters of Credit denominated in Dollars, in accordance with this ARTICLE 2, from time to time during the period commencing on the Closing Date and ending on the Domestic Business Day prior to the Termination Date.

      SECTION 2.16 Conditions and Amounts of Letters of Credit. Wachovia shall have no obligation to issue any Letter of Credit at any time:

            (a) if the aggregate maximum amount then available for drawing under Letters of Credit, after giving effect to the issuance of the requested Letter of Credit, shall exceed any limit imposed by law or regulation upon Wachovia;

            (b) if, (i) after giving effect to the issuance of the requested Letter of Credit, the aggregate Letter of Credit Obligations would exceed $45,000,000 or if (ii) the obligation with respect to the requested Letter of Credit would exceed the Excess Borrowing Availability;

            (c) which has an expiration date (i) more than 364 days after the date of issuance or (ii) after the Termination Date;

            (d) unless the Borrower shall have delivered to Wachovia at such times and in such manner as Wachovia may prescribe, a Letter of Credit Application Agreement and such other documents and materials as may be required pursuant to the terms thereof, all reasonably satisfactory in form and substance to Wachovia, and the terms of the proposed Letter of Credit shall be reasonably satisfactory in form and substance to Wachovia;

            (e) if, as of the date of issuance any order, judgment or decree of any court, arbitrator or Authority shall purport by its terms to enjoin or restrain Wachovia from issuing the Letter of Credit and any law, rule or regulation applicable to Wachovia and any request or directive (whether or not having the force of law) from any Authority with jurisdiction over Wachovia shall prohibit or request that Wachovia refrain from the issuance of letters of credit generally or the issuance of that Letter of Credit; and

            (f) if, the Unused Commitment shall be less than the amount of the requested Letter of Credit.

      SECTION 2.17 Requests for Issuance of Letters of Credit.

            (a) Request for Issuance. At least two Domestic Business Days before the effective date for any Letter of Credit, the Borrower shall give Wachovia a written notice containing the original signature of an authorized officer or employee of the Borrower substantially in the form of EXHIBIT L. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit requested, the effective date (which day shall be a Domestic Business Day) of issuance of such requested Letter of Credit, the date on which such requested Letter of Credit is to expire, the amount of then outstanding Letter of Credit Obligations, the purpose for which such Letter of Credit is to be issued, whether such Letter of Credit may be drawn in single or partial draws and the person for whose benefit the requested Letter of Credit is to be issued.

            (b) Issuance; Notice of Issuance. If the original face amount of the requested Letter of Credit is less than or equal to the Unused Commitment at such time and the applicable conditions set forth in this Agreement are satisfied, Wachovia shall issue the requested Letter of Credit. Wachovia shall give each Lender written or telex notice in substantially the form of EXHIBIT M, or telephonic notice confirmed promptly thereafter in writing, of the issuance of a Letter of Credit.

            (c) No Extension or Amendment. Wachovia shall not extend or amend any Letter of Credit if the issuance of a new Letter of Credit having the same terms as such Letter of Credit as so amended or extended would be prohibited by
SECTION 2.16 or SECTION 2.17.

      SECTION 2.18 Letter of Credit Reimbursement Obligations; Duties of the Issuing Lender.

            (a) Reimbursement. Notwithstanding any provisions to the contrary in any Letter of Credit Application Agreement:

                  (i) the Borrower shall reimburse Wachovia for drawings under a
            Letter of Credit issued by it no later than the earlier of (A) the time specified in such Letter of Credit Application Agreement, or
            (B) 1 Domestic Business Day after the payment by Wachovia;

                  (ii) any Reimbursement Obligation with respect to any Letter of Credit shall bear interest from the date of the relevant drawing under the pertinent Letter of Credit until the date of payment in full thereof at a rate per annum equal to (A) prior to the date that is 3 Domestic Business Days after the date of the related payment by Wachovia, the Base Rate and (B) thereafter, the Default Rate; and

                  (iii) in order to implement the foregoing, upon the occurrence of a draw under any Letter of Credit, unless Wachovia is reimbursed in accordance with subsection (i) above, the Borrower irrevocably authorizes the Agent to treat such nonpayment as a Notice of Borrowing in the amount of such Reimbursement Obligation and to make Revolving Loans to the Borrower in such amount regardless of whether the conditions precedent to the making of Revolving Loans hereunder have been met. The Borrower further authorizes the Agent to credit the proceeds of such Revolving Loan so as to immediately eliminate the liability of the Borrower for Reimbursement Obligations under such Letter of Credit.

            (b) Duties of Wachovia. Any action taken or omitted to be taken by Wachovia in connection with any Letter of Credit, if taken or omitted in the absence of willful misconduct or gross negligence, shall not put Wachovia under any resulting liability to any Lender, or assuming that Wachovia has complied with the procedures specified in SECTION 2.17 and such Lender has not given a notice contemplated by SECTION 2.19(a) that continues in full force and effect, relieve that Lender of its obligations hereunder to Wachovia. In determining whether to pay under any Letter of Credit, Wachovia shall have no obligation relative to the Agent or the Lenders other than to confirm that any documents required to have been delivered under such Letter of Credit appear to comply on their face, with the requirements of such Letter of Credit.

      SECTION 2.19 Letter of Credit Participations.

            (a) Purchase of Participations. Immediately upon issuance by Wachovia of any Letter of Credit in accordance with the procedures set forth in
SECTION 2.17, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from Wachovia, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Commitment Percentage of such Letter of Credit (or guaranty pertaining thereto); provided, that a Letter of Credit shall not be entitled to the benefits of this SECTION 2.19 if the Agent and Wachovia shall have received written notice from any Lender on or before the Domestic Business Day immediately prior to the date of Wachovia's issuance of such Letter of Credit that one or more of the conditions contained in SECTION 2.17 or ARTICLE 9 is not then satisfied, and, in the event Wachovia receives such a notice, it shall have no further obligation to issue any Letter of Credit until such notice is withdrawn by that Lender or until the Required Lenders have effectively waived such condition in accordance with the provisions of this Agreement.

            (b) Sharing of Letter of Credit Payments. In the event that Wachovia makes any payment under any Letter of Credit for which the Borrower shall not have repaid such amount to Wachovia pursuant to SECTION 2.20 or which cannot be paid by a Revolving Loan pursuant to subsection (iii) of SECTION 2.18, Wachovia shall notify the Agent and the Agent shall promptly notify each Lender of such failure, and each Lender shall promptly and unconditionally pay to Wachovia such Lender's Commitment Percentage of the amount of such payment in Dollars and in same day funds. If the Agent so notifies such Lender prior to 10:00 A.M. (Atlanta, Georgia time) on any Domestic Business Day, such Lender shall make available to Wachovia its Commitment Percentage of the amount of such payment on such Domestic Business Day in same day funds. If and to the extent such Lender shall not have so made its Commitment Percentage of the amount of such payment available to Wachovia, such Lender agrees to pay to Wachovia forthwith on demand such amount together with interest thereon, for each day from the date such payment was first due until the date such amount is paid to Wachovia at the Federal Funds Rate for the first 3 days and thereafter at the Base Rate. The failure of any Lender to make available to Wachovia its Commitment Percentage of any such payment shall neither relieve nor increase the obligation of any other Lender hereunder to make available to Wachovia its Commitment Percentage of any payment on the date such payment is to be made.

            (c) Sharing of Reimbursement Obligation Payments. Whenever Wachovia receives a payment on account of a Reimbursement Obligation, including any interest thereon, as to which Wachovia has received any payments from the Lenders pursuant to this SECTION

2.19, it shall promptly pay to each Lender which has funded its participating interest therein, in Dollars and in the kind of funds so received, an amount equal to such Lender's Commitment Percentage thereof. Each such payment shall be made by Wachovia on the Domestic Business Day on which the funds are paid to such Person, if received prior to 10:00 A.M. (Atlanta, Georgia time) on such Domestic Business Day, and otherwise on the next succeeding Domestic Business Day.

            (d) Documentation. Upon the request of any Lender, Wachovia shall furnish to such Lender copies of any Letter of Credit, Letter of Credit Application Agreement and other documentation relating to Letters of Credit issued pursuant to this Agreement.

            (e) Obligations Irrevocable. The obligations of the Lenders to make payments to Wachovia with respect to a Letter of Credit shall be irrevocable, not subject to any qualification or exception whatsoever and shall be made in accordance with, but not subject to, the terms and conditions of this Agreement under all circumstances (assuming that Wachovia has issued such Letter of Credit in accordance with SECTION 2.17 and such Lender has not given a notice contemplated by SECTION 2.19(a) that continues in full force and effect), including, without limitation, any of the following circumstances:

                  (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

                  (ii) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), Wachovia, any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions;

                  (iii) any draft, certificate or any other document presented under the Letter of Credit proves to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) the surrender or impairment of any security for the
            performance or observance of any of the terms of any of the Credit Documents;

                  (v) payment by Wachovia under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (vi) payment by Wachovia under any Letter of Credit against presentation of any draft or certificate that does not comply with the terms of such Letter of Credit, except payment resulting from the gross negligence or willful misconduct of Wachovia; or

                  (vii) any other circumstances or happenings whatsoever,
            whether or not similar to any of the foregoing, except circumstances or happenings resulting from the gross negligence or willful misconduct of Wachovia.

      SECTION 2.20 Payment of Letter of Credit Reimbursement Obligations.

            (a) Payments to Wachovia Bank. The Borrower agrees to pay to Wachovia the amount of all Reimbursement Obligations, interest and other amounts payable to Wachovia under or in connection with any Letter of Credit issued for the Borrower's account immediately when due, irrespective of:

                  (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

                  (ii) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), Wachovia, the Agent, any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions;

                  (iii) any draft, certificate or any other document presented under the Letter of Credit proves to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) the surrender or impairment of any security for the
            performance or observance of any of the terms of any of the Credit Documents;

                  (v) payment by Wachovia under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (vi) payment by Wachovia under any Letter of Credit against presentation of any draft or certificate that does not comply with the terms of such Letter of Credit, except payment resulting from the gross negligence or willful misconduct of Wachovia; or

                  (vii) any other circumstances or happenings whatsoever,
            whether or not similar to any of the foregoing, except circumstances or happenings resulting from the gross negligence or willful misconduct of Wachovia.

            (b) Recovery or Avoidance of Payments. In the event any payment by or on behalf of the Borrower received by Wachovia with respect to a Letter of Credit and distributed by Wachovia to the Lenders on account of their participations is thereafter set aside, avoided or recovered from Wachovia in connection with any receivership, liquidation or bankruptcy proceeding, each Lender that received such distribution shall, upon demand by Wachovia, contribute such Lender's Commitment Percentage of the amount set aside, avoided or recovered together with interest at the rate required to be paid by Wachovia upon the amount required to be repaid by it.

      SECTION 2.21 Compensation for Letters of Credit and Reporting
Requirements.

            (a) Letter of Credit Fees. The Borrower shall pay to the Agent with respect to each Letter of Credit issued hereunder a letter of credit fee ("Letter of Credit Fee") calculated in the manner provided for in SECTION 2.05(a)(ii), based on the face amount of such Letter of Credit, payable on the Domestic Business Day on which such Letter of Credit is issued at a rate per annum equal to:

                  (i) for the period commencing on the Closing Date to and
            including the first Performance Pricing Determination Date, 2.75%;
            and

                  (ii) from and after the first Performance Pricing
            Determination Date, the percentage determined on each Performance Pricing Determination Date by reference to the table set forth in
            SECTION 2.05(a)(ii) and the Test Ratio as determined as of the end of the Fiscal Quarter ending immediately prior to such Performance Pricing Determination Date.

Letter of Credit Fees payable hereunder are due upon issuance and payable in advance and shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). The Agent shall promptly remit such Letter of Credit Fees, when paid, to the Lenders in accordance with each Lender's respective Commitment Percentage thereof. After the occurrence of and during the continuance of a Default or an Event of Default, the Letter of Credit Fee shall be in an amount equal to the amount calculated as provided herein, plus 2.0% per annum.

            (b) Wachovia Charges. The Borrower shall pay to Wachovia, solely for its own account, the customary and reasonable charges assessed by Wachovia in connection with the issuance, administration, amendment and payment or cancellation of Letters of Credit issued hereunder, which charges shall be those typically charged by Wachovia to its customers generally having credit and other characteristics similar to the Borrower, as determined in good faith by Wachovia.

      SECTION 2.22 Indemnification and Exoneration with respect to Letters of Credit.

            (a) Indemnification. In addition to amounts payable as elsewhere provided in this Article 2, the Borrower shall protect, indemnify, pay and save Wachovia, the Agent and each Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which Wachovia, the Agent or any Lender may incur or be subject to as a consequence of the issuance of any Letter of Credit for the Borrower's account other than as a result of its gross negligence or willful misconduct, as determined by a court of competent jurisdiction.

            (b) Assumption of Risk by the Borrower. As between the Borrower, Wachovia, the Agent and the Lenders, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued for the Borrower's account by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, Wachovia, the Agent and the Lenders shall not be responsible for (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged, (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason, (iii) failure of the beneficiary of a Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit, (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher, for errors in interpretation of technical terms, (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof, (vii) the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) any consequences arising from causes beyond the control of Wachovia, the Agent and the Lenders.

      (c) Exoneration. In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by Wachovia under or in connection with the Letters of Credit or any related certificates if taken or omitted in good faith and with reasonable care, shall not put Wachovia or any Lender under any resulting liability to the Borrower or relieve the Borrower of any of its obligations hereunder to any such Person.

                                    ARTICLE 3
                                   COLLATERAL

      SECTION 3.01 Grant of Security Interest. As security for the payment of all Obligations, the Borrower hereby grants to Agent, for the ratable benefit of the Lenders, a continuing, general lien upon and security interest and security title in and to the following described property, wherever located, whether now existing or hereafter acquired or arising, namely: (a) the Accounts Receivable Collateral; (b) the Inventory Collateral; (c) the Equipment Collateral; (d) the Intangibles Collateral; (e) the Collateral Reserve Account; and all products and/or proceeds of any and all of the foregoing, including without limitation, insurance proceeds; provided, however, that the maximum amount of the Obligations that shall be secured by any of the Equipment Collateral which constitutes Principal Property, to the extent and for such time as such Equipment Collateral constitutes Principal Property, shall not exceed the maximum amount of the Obligations which may be secured thereby without causing any series of securities issued pursuant to either of the Indentures to become, or to become entitled to be, secured by any of the Collateral.

      SECTION 3.02 Further Assurance. The Borrower shall duly execute and/or deliver (or cause to be duly executed and/or delivered) to the Agent any instrument, agreement, invoice, document, document of title, dock warrant, dock receipt, warehouse receipt, bill of lading, order, financing statement, assignment, waiver, consent or other writing which may be reasonably necessary to the Agent to carry out the terms of this Agreement and any of the other Credit Documents and to perfect its security interest or intended security interest in and facilitate the collection of the Collateral, the proceeds thereof, and any other property at any time constituting security or intended to constitute security to the Agent. The Borrower shall perform or cause to be performed such acts as the Agent may require to establish and maintain for the Agent a valid and perfected security interest in and security title to the Collateral, free and clear of any Liens other than Permitted Encumbrances.

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

      The Borrower represents and warrants to the Agent and the Lenders that:

      SECTION 4.01 Corporate Existence and Power. The Borrower and each Subsidiary Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary (as set forth on SCHEDULE 4.01), and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where any such failure to qualify or have all required governmental licenses, authorizations, consents and approvals does not have and would not reasonably be expected to cause a Material Adverse Effect and would not impede any rights of the Agent with respect to the Collateral. The Subsidiaries listed on Schedule
4.01 which are designated as Domestic Subsidiaries constitute all of Borrower's Domestic Subsidiaries as of the Closing Date.

      SECTION 4.02 Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement, the Notes and the other Credit Documents and the execution, delivery and performance by each of the Subsidiary Guarantors of the Credit Documents to which it is a party (i) are within the Borrower's or such Subsidiary Guarantor's corporate powers, (ii) have been duly authorized by all necessary corporate action, and have been executed on behalf of the Borrower or such Subsidiary Guarantor by duly authorized officers, (iii) require no action by or in respect of or filing with, any governmental body, agency or official, other than the filing of financing statements under the UCC and filings with the Federal Aviation Administration in connection with the Airplane Security Agreement, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the articles of incorporation or by-laws of the Borrower or such Subsidiary Guarantor or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of the Subsidiaries, and (v) do not result in the creation or imposition of any Lien on any asset of the Borrower or any Subsidiary Guarantor (except in favor of the Agent) or any of the other Subsidiaries.

      SECTION 4.03 Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower enforceable in accordance with its terms, and the Notes and the other Credit Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower, and will constitute valid and binding obligations of the Subsidiary Guarantors as to those Credit Documents to which the Subsidiary Guarantors are party, in each case enforceable in accordance with their respective terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

      SECTION 4.04 Financial Information.

            (a) The (i) audited consolidated financial statements (including the balance sheet and statements of operations, and cash flows) of the Borrower and its Consolidated Subsidiaries for the Fiscal Year ending on December 31, 2000 reported on by KPMG LLP, copies of which have been delivered to each of the Lenders, and (ii) unaudited consolidated financial statements (including the balance sheet and statements of operations, and cash flows) of the Borrower and its Consolidated Subsidiaries for the interim period ended September 30, copies of which have been delivered to each of the Lenders, fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such periods stated.

            (b) Since September 30, there has been no event, act, condition or occurrence having a Material Adverse Effect.

      SECTION 4.05 Litigation. As of the Closing Date, there is no material action, suit or proceeding pending, or to the knowledge of the Borrower threatened, against or affecting the Borrower or any of the Subsidiaries before any court or arbitrator or any governmental body, agency or official except as disclosed in the Borrower's Form 10-Q and Form 10-K filings dated September 30, 2001 and December 31, 2000, respectively, filed with the Securities and Exchange Commission; and in addition, as of any date subsequent to the Closing Date, such actions, suits or proceedings disclosed under SECTION 5.01(k)(i) from time to time.

      SECTION 4.06 Compliance with ERISA.

            (a) The Borrower and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any material liability to the PBGC or a Plan under Title IV of ERISA.

            (b) Neither the Borrower nor any member of the Controlled Group is or ever has been obligated to contribute to any Multiemployer Plan.

      SECTION 4.07 Compliance with Laws; Payment of Taxes. The Borrower and the Subsidiaries are in material compliance with all applicable laws, regulations and similar requirements of governmental authorities (including, without limitation, the Fair Labor Standards Act of 1938, as amended), except where such compliance is being contested in good faith through appropriate proceedings, and except where any such failure to comply (other than with respect to the Fair Labor Standards Act of 1938, as amended) does not have and would not reasonably be expected to cause a Material Adverse Effect and would not impede any rights of the Agent with respect to the Collateral and the Borrower has adopted and continues to follow a compliance program satisfactory to assure the accuracy of the foregoing statement. There have been filed on behalf of the Borrower and the Subsidiaries (and to the best of the Borrower's knowledge on behalf of all companies which have been acquired by or merged into the Borrower for periods prior to any such merger or acquisition) all Federal, state and local income, excise, property and other tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Borrower or any Subsidiary Guarantor have been paid other than those which are being contested in good faith. The charges, accruals and reserves on the books of the Borrower and the Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate. United

States income tax returns of the Borrower and the Subsidiaries have been examined and closed through the Fiscal Year ended on or about December 31, 1995.

      SECTION 4.08 Investment Company Act. Neither the Borrower nor any of the Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      SECTION 4.09 Public Utility Holding Company Act. Neither the Borrower nor any of the Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

      SECTION 4.10 Ownership of Property; Liens. Each of the Borrower and the Subsidiary Guarantors has title to its properties sufficient for the conduct of its business, and none of such property is subject to any Lien except as permitted in SECTION 5.18.

      SECTION 4.11 No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any Material Contract to which it is a party or by which it or any of its property is bound. No Default or Event of Default has occurred and is continuing.

      SECTION 4.12 Full Disclosure. All information heretofore furnished by the Borrower to the Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Agent or any Lender will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified.

      SECTION 4.13 Environmental Matters. Except as disclosed in SCHEDULE 4.13:

            (a) Neither the Borrower nor any Subsidiary is subject to any Environmental Liability which could have or cause a Material Adverse Effect and neither the Borrower nor any Subsidiary has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA. None of the Real Properties or any other real property, owned, leased or operated by the Borrower or any Subsidiary (collectively, the "Aggregate Real Properties") has been identified on any current or proposed (i) National Priorities List under 40 C.F.R. ss. 300, (ii) CERCLIS list or (iii) any list arising from a state statute similar to CERCLA.

            (b) No Hazardous Materials have been or are being used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from the Aggregate Real Properties or are otherwise present at, on, in or under the Aggregate Real Properties, or, to the best of the knowledge of the Borrower, at or from any adjacent site or facility, except for Hazardous Materials, such as cleaning solvents, pesticides and other materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed, or otherwise handled in minimal amounts in the ordinary course of business in substantial compliance with all applicable Environmental Requirements.

            (c) The Borrower and each of the Subsidiaries have procured all Environmental Authorizations necessary for the conduct of its business, and is in substantial compliance with all Environmental Requirements in connection with the operation of the Aggregate Real Property and the Borrower's and each of the Subsidiary's respective businesses.

      SECTION 4.14 Capital Stock. All Capital Stock, debentures, bonds, notes and all other securities of the Borrower and the Subsidiaries presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including, but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws, or for which the applicable statute of limitations has expired. The issued shares of Capital Stock of the Borrower's Wholly Owned Subsidiaries are owned by the Borrower free and clear of any Lien or adverse claim, other than that granted under the Borrower Pledge Agreement. As of the Closing Date, there was no issued and outstanding Redeemable Preferred Stock of the Borrower or any of its Subsidiaries. At least a majority of the issued shares of capital stock of each of the Borrower's other Subsidiaries (other than Wholly Owned Subsidiaries) is owned by the Borrower free and clear of any Lien or adverse claim.

      SECTION 4.15 Margin Stock. Neither the Borrower nor any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation T, U or X.

      SECTION 4.16 Insolvency. After giving effect to the execution and delivery of the Credit Documents and the incurrence of the Obligations under this
Agreement: (i) the Borrower will not (x) be "insolvent," within the meaning of such term as used in O.C.G.A. ss. 18-2-22 or as defined in ss. 101 of the Bankruptcy Code, or Section 2 of either the "UFTA" or the "UFCA", or as defined or used in any "Other Applicable Law" (as those terms are defined below), or (y) be unable to pay its debts generally as such debts become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 6 of the UFCA, or (z) have an unreasonably small capital to engage in any business or transaction, whether current or contemplated, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 5 of the UFCA; and (ii) the Obligations of the Borrower under the Credit Documents will not be rendered avoidable under any Other Applicable Law. For purposes of this Section 4.16, "UFTA" means the Uniform Fraudulent Transfer Act, "UFCA" means the Uniform Fraudulent Conveyance Act, and "Other Applicable Law" means any other applicable law pertaining to fraudulent transfers or acts voidable by creditors, in each case as such law may be amended from time to time.

      SECTION 4.17 Insurance. The Borrower and each of the Subsidiaries have (either in the name of the Borrower or in such Subsidiary's own name), with financially sound and reputable insurance companies and with a Best's Rating of at least "A", insurance in at least such amounts and against at least such risks (including on all its property, and business interruption, public liability and worker's compensation, to the extent not self insured as to worker's compensation) as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.

      SECTION 4.18 Purchase of Collateral. Within the 12 month period preceding the Closing Date, the Borrower has not purchased any of the Collateral in a bulk transfer or in a transaction which was outside the ordinary course of the business of the Borrower's seller.

      SECTION 4.19 Possession of Permits. The Borrower and each Subsidiary possess all franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities, and all patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the ownership, maintenance and operation of any of its properties and assets, and neither the Borrower nor any Subsidiary is in violation of any thereof except where any such failure to possess any of the foregoing does not have and would not reasonably be expected to cause a Material Adverse Effect and would not impede any rights of the Agent with respect to the Collateral.

      SECTION 4.20 Labor Disputes. Except (y) as disclosed in SCHEDULE 4.20 and except for (z) matters which (A) are not reasonably expected to have a Material Adverse Effect and (B) exclusively affect the Borrower's Subsidiaries which are not Domestic Subsidiaries, (i) there is no collective bargaining agreement or other labor contract covering employees of the Borrower or any Subsidiary, (ii) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, (iii) to the best of the Borrower's knowledge, no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of the Borrower or any Subsidiary or for any similar purpose and (iv) there is no pending, or to the Borrower's knowledge, threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting the Borrower or any Subsidiary or their respective employees.

      SECTION 4.21 Guarantee Obligations. Except as shown on SCHEDULE 4.21, neither the Borrower nor any of its Subsidiary Guarantors is obligated as guarantor, surety, or indemnitor under any Guarantee or under any surety or similar bond or other contract issued or entered into to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

      SECTION 4.22 Restrictions. Neither the Borrower nor any of its Subsidiary Guarantors is a party or subject to any contract, agreement, or charter or other corporate restriction, which materially and adversely affects its business or the use or ownership of any of its assets. Except as set forth on SCHEDULE 4.22, neither the Borrower nor any of its Subsidiaries is a party or subject to any contract or agreement which restricts its right or ability to incur Debt, none of which prohibit the execution of or compliance with this Agreement or the other Credit Documents by the Borrower or any of its Subsidiaries, as applicable.

      SECTION 4.23 Material Contracts. SCHEDULE 4.23 contains a complete listing of all Material Contracts.

      SECTION 4.24 Trade Relations. There exists no present condition or state of facts or circumstances which would materially adversely affect the Borrower or any of its Subsidiaries or prevent the Borrower or any of its Subsidiaries from conducting its business after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which they have heretofore been conducted, and, to the best of the Borrower's knowledge, there exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between the Borrower or any of its Subsidiaries and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of the Borrower or any of its Subsidiaries, or with any material supplier.

      SECTION 4.25 Capital Structure. As of the date hereof, SCHEDULE 4.25 states (i) the correct name of the Borrower and each of the Subsidiaries, its jurisdiction of incorporation and the percentage of its Capital Stock and Redeemable Preferred Stock owned by the Borrower, (ii) the name of each of the Borrower's Affiliates and the nature of such affiliation, (iii) the number, nature and holder of all Capital Stock and Redeemable Preferred Stock of each Subsidiary Guarantor, and (iv) the number of authorized, issued and treasury shares of the Borrower and each Subsidiary Guarantor. All such shares have been duly issued and are fully paid and non-assessable.

      SECTION 4.26 Federal Taxpayer Identification Number. The Borrower's federal taxpayer identification number, its organizational ID number, and its state of formation are as indicated on the Collateral Disclosure Certificates.

      SECTION 4.27 Bona Fide Accounts. Each item of the Accounts Receivable Collateral arises or will arise under a contract between the Borrower and the respective Account Debtor, or from the bona fide sale or delivery of goods to or performance of services for, the Account Debtor.

      SECTION 4.28 Right to Assign and Grant Security Interest. The Borrower has full right, power and authority to make the assignment pursuant to this Agreement of the Accounts Receivable Collateral and to grant a security interest in all of the Collateral, and there are no conditions or restrictions, which are not satisfied under the terms of this Agreement, on the granting of such security interests under the Indentures or under any other agreement to which the Borrower or any of its Subsidiaries is a party other than under the Securitization Documents.

      SECTION 4.29 Location of Collateral. As of the date hereof, the Collateral consisting of goods of the Borrower is situated only at one or more of the Collateral Locations.

      SECTION 4.30 Survival of Representations and Warranties. The Borrower covenants, warrants and represents to the Agent and each Lender that all representations and warranties of the Borrower and its Subsidiaries contained in this Agreement or any of the other Credit Documents shall be true at the time of the execution of this Agreement and the other Credit Documents, and shall survive the execution, delivery and acceptance thereof by Agent and the parties thereto and the closing of the transactions described therein or related thereto.

      SECTION 4.31 Force Majeure. None of the Borrower's business is suffering from effects of fire, accident, strike, drought, storm, earthquake, embargo, tornado, hurricane, act of God, acts of war or a public enemy or other casualty that would have a Material Adverse Effect.

                                    ARTICLE 5
                                    COVENANTS

      The Borrower agrees that, so long as any Lender has any Commitment hereunder or any amount payable hereunder or any of the Obligations remains unpaid:

      SECTION 5.01 Information. The Borrower will deliver to each of the
Lenders:

            (a) as soon as available and in any event within 105 days after the end of each Fiscal Year, audited consolidated financial statements (including the balance sheet and statements of income, shareholders' equity and cash flows) of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year, setting forth in comparative form the figures for the previous fiscal year, all certified by the Certified Public Accountants, with such certification to be free of exceptions and qualifications not acceptable to the Required Lenders;

            (b) as soon as available and in any event within 50 days after the end of each Fiscal Quarter, consolidated financial statements (including the balance sheet and statements of income, shareholders' equity and cash flows) of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and for the portion of the Fiscal Year ending on such date, setting forth in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by a Senior Officer;

            (c) simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (b) above and in connection with each dividend payment as permitted under SECTION 5.16 and each payment on the Debt Securities issued under either of the Indentures, a certificate, substantially in the form of EXHIBIT N (a "Compliance Certificate"), of the Senior Officer (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of SECTIONS 5.16 through 5.20 inclusive, on the date of such financial statements or payments, as applicable, and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

            (d) simultaneously with the delivery of each set of annual financial statements referred to in paragraph (a) above, at the request of the Agent, the Borrower will use commercially reasonable efforts to obtain, including paying for services required to obtain, (i) a statement of the Certified Public Accountants to the effect that (A) such accountants acknowledge and agree that the Agent and the Lenders may rely upon such financial statement in the administration of this Agreement, and (B) nothing has come to their attention to cause them to believe that any Default existed on the date of such financial statements, and (ii) a copy of any management letter issued to the Borrower by the Certified Public Accountants;

            (e) as soon as available and in no event later than 30 days after the end of the Fiscal Year of the Borrower, forecast (by quarter) of the Borrower and its Consolidated Subsidiaries for the current Fiscal Year, and set forth Fiscal Quarter by Fiscal Quarter, together with the general assumptions made in connection therewith and including income statement, statement of cash flows and balance sheet;

            (f) promptly, but in any event within 5 Domestic Business Days after the Borrower becomes aware of the occurrence of any Default, a certificate of the Senior Officer setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

            (g) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all reports and proxy statements so mailed;

            (h) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which the Borrower shall have filed with the Securities and Exchange Commission;

            (i) if and when any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice;

            (j) as soon as practicable, but in any event on or before 30 days after the end of each Fiscal Month, or such more frequent intervals as required by the Agent from time to time, giving details of (i) any Permitted Equipment Dispositions made pursuant to SECTIONS 5.21 or 5.17(vii)(y), and (ii) any Permitted Equipment Dispositions made pursuant to SECTION 5.29 which in the aggregate with all other such Permitted Equipment Dispositions since the Closing Date exceed $1,000,000, a duly executed Borrowing Base Certificate, adjusted for such Permitted Equipment Dispositions, (and to the Agent any accompanying documentation required by the Agent), with respect to satisfaction of the requirement that the Aggregate Revolving Loan Amount Outstanding shall not exceed the Borrowing Base, as of the last day of the reporting period, in the form of EXHIBIT D or such other form as the Agent may deliver for such purpose to the Borrower from time to time hereafter, the statements in which, in each instance, shall be certified as to truth and accuracy by the Senior Officer;

            (k) written notice of the following:

                  (i) promptly after the Borrower's learning thereof, of (A) the commencement of any material litigation affecting the Borrower or any of its Subsidiaries or any of its respective assets, whether or not the claim is considered by the Borrower to be covered by insurance, and (B) the institution of any administrative proceeding which in either case of clause (A) or (B), if decided adversely, would reasonably be expected to have a Material Adverse Effect;

                  (ii) at least ten (10) days prior thereto, of the opening of any new office or place of business of the Borrower or any of its Subsidiaries or the closing of any existing office or place of business of the Borrower or any of its Subsidiaries in the United States of America;

                  (iii) promptly after the Borrower's learning thereof, of any labor dispute to which the Borrower or any of its Subsidiaries may become a party, or any strikes or walkouts relating to any of its plants or other facilities, which in either case will have a Material Adverse Effect, and the expiration of any labor contract to which it is a party or by which it is bound;

                  (iv) promptly after the occurrence thereof, of any default by any obligor under any note or other evidence of indebtedness payable to the Borrower or any of its Subsidiaries exceeding $5,000,000;

                  (v) promptly after the rendition thereof, of (i) any judgment in an amount exceeding $1,000,000 or (ii) judgments which in the aggregate exceed $5,000,000, or (iii) any judgment involving state or federal taxes;

                  (vi) promptly after the Borrower's learning thereof, knowledge of any and all material Environmental Liabilities, pending, threatened or anticipated Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and Environmental Releases at, on, in, under or in any way affecting the Aggregate Real Property or any adjacent property, and all facts, events, or conditions that could lead to any of the foregoing;

                  (vii) promptly after the Borrower's learning thereof, of any default by the Borrower or any of its Subsidiaries under any Material Financing Agreement;

                  (viii) prior to the execution of any amendment to any Material
            Financing Agreement, the Borrower shall send the Agent a copy of both the proposed amendment, and, promptly upon execution thereof, and subject to the provisions of SECTION 5.11 hereof, the executed amendment; and

                  (ix) promptly following (i) the occurrence of any Liquidation
            Event, Unmatured Liquidation Event, or a Liquidity Termination Date, as such terms may be defined in the Securitization Documents giving in each case the details thereof and specifying the action proposed to be taken with respect thereto, and (ii) request by the Agent, such information as the Agent may request to determine the aggregate principal amount of Securitization Funding outstanding on any date.

            (l) from time to time such additional information regarding the financial position or business (including, without limitation, tax returns and bank statements) of the Borrower and the Subsidiaries as the Agent, at the request of any Lender, may reasonably request.

      SECTION 5.02 Inspection of Property, Books and Records. The Borrower will
(i) keep, and cause each Subsidiary to keep, proper books of record and account in conformity with GAAP of all dealings and transactions in relation to its business and activities; and (ii) permit, and cause each Subsidiary to permit, the Agent or representatives of the Agent and any Lender (A) with reasonable notice and during regular business hours prior to the occurrence of and during the continuance of a Default or Event of Default and (B) at any time and without prior notice following the occurrence of and during the continuance of a Default or Event of Default, (v) to visit and inspect any of their respective properties, (w) verify information with any Person, (x) to examine, inspect, and audit all or any portion of the Collateral, (y) to examine, inspect, audit, check and make copies of, the Borrower's books, records, journals, orders, receipts and any correspondence and other data relating to the Collateral, to the Borrower's business or to any other transactions between the parties hereto, and (z) to discuss their respective affairs, finances and accounts with their respective officers, employees and the Certified Public Accountants, the Borrower agreeing to cooperate and assist in such visits and inspections, in each case prior to the occurrence of a Default, at such reasonable times and as often as may reasonably be requested, and after the occurrence of a Default, at any time.

      SECTION 5.03 Maintenance of Existence. The Borrower shall, and shall cause each Subsidiary Guarantor to maintain, (i) their corporate existence and carry on their business in substantially the same manner and in substantially the same fields as such business is now carried on and maintained, except as permitted by SECTIONS 5.04 and 5.05, and (ii) their respective corporate charters, by-laws, partnership agreements, operating agreements and other similar documents and agreements relating to their legal existence and organization, and not permit any amendment or other modification thereto except for any amendment or modification that would not affect the Obligations or result in a Material Adverse Effect.

      SECTION 5.04 Dissolution. The Borrower shall not suffer or permit dissolution or liquidation either in whole or in part, except through corporate reorganization to the extent permitted by SECTION 5.05.

      SECTION 5.05 Consolidations, Mergers and Sales of Assets.

            (a) The Borrower will not, nor will it permit any Subsidiary Guarantor to, merge or consolidate, or permit any of its Subsidiary Guarantors to merge or consolidate, with any Person, except for (i) a merger or consolidation between Subsidiary Guarantors of the Borrower or involving only the Borrower and one or more of its Subsidiary Guarantors in which the Borrower is the surviving entity, or (ii) a merger or consolidation in which Borrower is the surviving entity and such Person merging into the Borrower is organized and existing under the laws of a State of the United States of America, if (A) immediately after giving effect to such merger or consolidation, no Default or Event of Default shall have occurred and be continuing, (B) immediately after giving effect to such merger or consolidation on a pro forma basis (including, without limitation, any Debt incurred or anticipated to be incurred in connection with such merger or consolidation), the Borrower would be able to incur at least $1.00 of additional Debt under SECTION 5.20, and (C) immediately after giving effect to such merger or consolidation on a pro forma basis, the Borrower shall have a Consolidated Tangible Net Worth equal to or greater than its Consolidated Tangible Net Worth immediately prior to such merger or consolidation.

            (b) The Borrower will not, nor will it permit any Subsidiary Guarantor to, sell, lease or otherwise transfer all or any part of its assets (including, without limitation, any sale and leaseback arrangement, but excluding sales of inventory in the ordinary course of business) to, any other Person, other than the Borrower or a Subsidiary Guarantor, or discontinue or eliminate any business line or segment, provided that the foregoing limitation on the sale, lease or other transfer of assets and on the discontinuation or elimination of a business line or segment shall not prohibit the transfer of obsolete inventory to ICON International Inc. under a barter arrangement, and shall not prohibit any of the following transactions so long as the Net Cash Proceeds thereof are deposited in the Collateral Reserve Account:

                  (i) so long as no Default or Event of Default shall have
            occurred and be continuing, or would be caused thereby and subject to the provisions of SECTION 2.10(c), the dispositions of assets related to the product lines for Meters, circuit protection, Zinco breakers, and enclosures;

                  (ii) so long as no Default or Event of Default shall have
            occurred and be continuing, dispositions of Equipment Collateral subject to the provisions of SECTION 5.29;

                  (iii) so long as no Default or Event of Default shall have occurred and be continuing, or would be caused thereby, the sale of Leviton;

                  (iv) so long as the Securitization Intercreditor Agreement remains in effect and no Event of Default under Section 6.01(a) or
            (q) shall have occurred and be continuing, the continued sale or assignment of Accounts Receivable in connection with the Securitization Facility; and

                  (v) so long as no Default or Event of Default shall have
            occurred and be continuing, or would be caused thereby, the transfer by Thomas & Betts International, Inc. of its interests in Subsidiaries which are not Domestic Subsidiaries.

      SECTION 5.06 Use of Proceeds. The proceeds of the Loans shall be used for general corporate purposes. No portion of the proceeds of the Loans will be used by the Borrower or any Subsidiary (i) in connection with, whether directly or indirectly, any tender offer for, or other acquisition of, stock of any corporation with a view towards obtaining control of such other corporation, unless such tender offer or other acquisition is to be made on a negotiated basis with the approval of the Board of Directors of the Person to be acquired, and the provisions of SECTION 5.17 would not be violated, (ii) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, or (iii) for any purpose in violation of any applicable law or regulation.

      SECTION 5.07 Compliance with Laws; Payment of Taxes. The Borrower will, and will cause each of the Subsidiaries and each member of the Controlled Group to, comply with applicable laws (including but not limited to ERISA and the Fair Labor Standards Act of 1938, as amended), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings diligently pursued and except where failure to comply would not have and would not reasonably be expected to cause a Material Adverse Effect. The Borrower will, and will cause each of the Subsidiaries to, pay promptly when due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a lien against the property of the Borrower or any Subsidiary, except liabilities being contested in good faith and against which the Borrower or such Subsidiary has set up reserves in accordance with GAAP.

      SECTION 5.08 Insurance; Net Casualty/Insurance Proceeds.

            (a) The Borrower will maintain, and will cause each of the Subsidiary Guarantors to maintain (either in the name of the Borrower or in such Subsidiary Guarantor's own name), with financially sound and reputable insurance companies having a Best's Rating of at least "A", insurance on all of their property in at least such amounts and against at least such risks (including on all its property, public liability and worker's compensation (but solely with respect to worker's compensation, only to the extent not self-insured), and business interruption insurance) as are usually insured against in the same general area by companies of established repute engaged in the same or similar business. The Borrower shall deliver the originals or copies (which copies shall be certified if requested by the Agent) of such policies to the Agent with satisfactory lender's loss payable endorsements naming the Agent, as agent for the Lenders, as sole loss payee, assignee and additional insured, as its interests may appear. Each policy of insurance or endorsement shall contain a clause (i) not permitting cancellation by the Borrower without the prior written consent of the Agent, (ii) requiring the insurer to give not less than thirty
(30) days prior written notice to the Agent in the event of cancellation or non-renewal by the insurance company of the policy for any reason whatsoever, and (iii) specifying that the interest of the Agent shall not be impaired or invalidated by any act or neglect of the Borrower or the owner of the property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. Upon the date of this Agreement, and from time to time thereafter upon the Agent's request, the Borrower shall provide the Agent with a statement from each insurance company providing the foregoing coverage, acknowledging in favor of the Agent the continued effectiveness of the foregoing insurance clauses. If the Borrower fails to provide and pay for such insurance, the Agent may, at its option, but shall not be required to, procure the same and charge the Borrower therefor as a part of the Obligations.

            (b) Net Casualty/Insurance Proceeds in excess of $2,500,000 in the aggregate in any given Fiscal Year must be either (i) applied to the payment of the Obligations, (ii) applied to the repair, restoration or replacement of the Collateral, or (iii) if the Borrower elects not to repair, restore or replace such Collateral within 180 days after the receipt of such Net Casualty/Insurance Proceeds, then so long as there has occurred or is continuing no Default or Event of Default, the Borrower shall so notify the Agent and thereafter may use such amounts in the ordinary course of operation of its business, and the most recently determined Borrowing Base shall be reduced by the amount of such Net Casualty/Insurance Proceeds. The Borrower shall notify the Agent within thirty
(30) days of the occurrence of any casualty event or series of events for which the Borrower could file a claim for Net Casualty/Insurance Proceeds in excess of $2,500,000 in the aggregate together with any other such claims in any given Fiscal Year. If an Event of Default has occurred, then, in such event, the Agent, at the direction of the Required Lenders, shall determine the manner in which Net Casualty/Insurance Proceeds are to be applied. If no Event of Default has occurred and the cost to repair or restore the Collateral is $2,500,000 or less, the Borrower shall determine the manner in which Net Casualty/Insurance Proceeds are to be applied. Notwithstanding anything to the contrary contained in this SECTION 5.08, Net Casualty/Insurance Proceeds received by the Borrower with respect to shareholder litigation may be used to satisfy any judgment rendered in such action or to pay amounts due under any settlement agreement with respect thereto, or to reimburse the Borrower for any such payments made by the Borrower after the Closing Date with funds other than funds constituting proceeds of any of the Loans, to the extent of any such judgment or settlement.

      SECTION 5.09 Change in Fiscal Year. The Borrower will not change its Fiscal Year, or the fiscal year of any Subsidiary, from a fiscal year ending on the Sunday occurring closest to December 31st each year, without the consent of the Required Lenders.

      SECTION 5.10 Maintenance of Property. The Borrower shall, and shall cause each Subsidiary to, maintain all of its properties and assets in reasonably good condition, repair and working order, ordinary wear and tear excepted. The Borrower and Subsidiaries shall maintain all Equipment Collateral in good operating condition and repair, reasonable wear and tear excepted and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment Collateral shall be maintained and preserved, reasonable wear and tear excepted. Without the prior written consent of the Agent, none of the Equipment Collateral may be affixed to any real property such that it is characterized as a fixture under applicable law.

      SECTION 5.11 Material Contracts. The Borrower shall comply, and cause each Subsidiary to comply, with all material terms and conditions of any Material Contract to which it is a party. The Borrower may not, without the Agent's and the Required Lenders' prior written consent, (i) enter into, or permit any Subsidiary to enter into, any amendment or modification to any Material Financing Agreement of a material nature, other than an amendment and restatement of the CIBC Credit Agreement which amendment and restatement shall not increase the maximum amount of credit available thereunder, increase the Borrower's or any Subsidiary's obligations with respect thereto, or secure the obligations thereunder with assets which do not secure the CIBC Credit Agreement on the date hereof, (ii) permit any Material Contract to be cancelled or terminated prior to its stated maturity if such cancellation or termination would have a Material Adverse Effect, other than termination of the Securitization Facility under the terms described in the proviso to SECTION 6.01(q); and (iii) amend the Securitization Documents to increase the Purchase Limit to an amount greater than $120,000,000. The Borrower shall promptly notify the Agent and deliver to the Agent any notice received by the Borrower with respect to any event which constitutes a default by the Borrower or Subsidiary under any Material Contract to which the Borrower or such Subsidiary is a party or by which any of the assets of the Borrower or Subsidiary may be bound.

      SECTION 5.12 Environmental Matters. The Borrower and the Subsidiaries will not, and will not permit any Third Party to, use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage at, or otherwise handle, or ship or transport to or from the Aggregate Real Properties any Hazardous Materials except for Hazardous Materials such as cleaning solvents, pesticides and other similar materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed, managed, or otherwise handled in amounts in the ordinary course of business in compliance with all applicable Environmental Requirements.

      SECTION 5.13 Environmental Release. The Borrower agrees that upon the occurrence of an Environmental Release at or on any of the Aggregate Real Properties it will act immediately to investigate the extent of, and to take appropriate remedial action to eliminate, such Environmental Release, whether or not ordered or otherwise directed to do so by any Environmental Authority.

      SECTION 5.14 Transactions with Affiliates. Other than transactions or arrangements existing on the Closing Date and described on SCHEDULE 5.14 and other than transactions or arrangements permitted under SECTION 5.17(vii), neither the Borrower nor any of the Subsidiaries shall enter into, or be a party to, any transaction involving $250,000 or more with any Affiliate of the Borrower or such Subsidiaries, except as permitted by law and in the ordinary course of business and pursuant to reasonable terms which are no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person which is not an Affiliate. All obligations (consisting of Debt or otherwise) owed by any Affiliate to the Borrower shall by its terms be subordinated in full to the payment of the Obligations.

      SECTION 5.15 No Additional Subsidiaries. Neither the Borrower nor any of the Subsidiary Guarantors shall hereafter create or acquire any Subsidiary or divest itself of any material assets by transferring them to any Subsidiary, except for (i) the transfer of certain Accounts Receivable Collateral to the Special Purpose Subsidiary pursuant to the Securitization Documents and (ii) transfers by Thomas & Betts International, Inc. of its interests in Subsidiaries which are not Domestic Subsidiaries. In the event that, with the Required Lenders' prior written consent, the Borrower acquires or creates any other Domestic Subsidiary, then, promptly upon the acquisition or creation thereof, the Borrower shall cause such Domestic Subsidiary to execute and deliver to the Agent a supplement to the Subsidiary Guaranty and a supplement to the Subsidiary Security Agreement, evidence of corporate authority therefor, and opinions of counsel with respect thereto, all satisfactory to the Agent granting to the Agent a first priority perfected Lien in all of the Inventory Collateral, the Equipment Collateral and the Accounts Receivable Collateral of such Domestic Subsidiary subject only to Permitted Encumbrances.

      SECTION 5.16 Restricted Payments. The Borrower will not declare or make any Restricted Payment; provided, however, that the Borrower may pay dividends or repurchase shares of its Capital Stock so long as each of the following conditions is timely met to the satisfaction of the Agent in its sole discretion: (i) the Borrower shall deliver to the Agent not less than 15 days prior to the payment date of the proposed dividend or the stock repurchase, a Compliance Certificate signed and certified by Borrower's chief financial officer which includes the following (A) the calculation of each financial covenant described in SECTION 5.19 hereof, on a pro forma basis, showing compliance with each such financial covenant both before and after giving effect to the payment of the proposed dividend or the stock repurchase, (B) confirmation that the Borrower's Fixed Charge Ratio both before and after giving effect to the payment of the proposed dividend or the stock repurchase shall be greater than 1.00 to 1.00, and (C) confirmation that no Default or Event of Default shall exist, or would be caused by the payment of the proposed dividend or the stock repurchase; and (ii) on each date on which the requested dividend or the stock repurchase shall be made there shall not exist or be continuing a Default or Event of Default, and with respect to proposed dividends, the requested dividend shall be made on a date or dates occurring after receipt by the Agent of Borrower's financial statements for the relevant Fiscal Quarter for which such proposed dividend is payable and prior to the beginning of the next succeeding Fiscal Quarter. In addition to the foregoing, so long as no Default or Event of Default shall exist or would be caused thereby, and so long as both before and after giving effect thereto Liquidity shall be not less than $150,000,000, then the Borrower may pay dividends or repurchase shares of its Capital Stock with a portion of the Net Cash Proceeds from the sale of Leviton which are received by or distributed to the Borrower, not to exceed an amount equal to seventy-five percent (75%) of the Net Cash Proceeds from such sale. In addition to the foregoing, so long as no Default or Event of Default shall exist or would be caused thereby, the Borrower may prepay at less than par the Debt Securities issued under either of the Indentures in an amount of up to $10,000,000 in the aggregate.

      SECTION 5.17 Investment. The Borrower shall not, and shall not permit any of the Subsidiary Guarantors to, make Investments in any Person except:

                  (i) loans or advances to employees not exceeding $500,000 in the aggregate principal amount outstanding at any time, in each case made in the ordinary course of business and consistent with practices existing on the Closing Date;

                  (ii) deposits required by government agencies, public
            utilities or insurance companies;

                  (iii) Investments by the Borrower or any Subsidiary Guarantor
            (A) in any Subsidiary Guarantor, and (B) in the Special Purpose Subsidiary pursuant to the Securitization Documents;

                  (iv) Investments in (1) direct obligations of the United
            States Government maturing within one year, (2) certificates of deposit issued by a commercial bank whose credit is satisfactory to the Agent, (3) commercial paper rated "A1" or the equivalent thereof by S&P or "P1" or the equivalent thereof by Moody's and in either case maturing within 6 months after the date of acquisition, and/or
            (4) tender bonds the payment of the principal of and interest on which is fully supported by a letter of credit issued by a United States bank whose long-term certificates of deposit are rated at least "AA" or the equivalent thereof by S&P and "AA" or the equivalent thereof by Moody's;

                  (v) Investments as a result of Interest Rate Protection
            Agreements not entered into for speculative purposes and not exceeding the aggregate notional amount of $50,000,000 with respect thereto unless approved by the Agent;

                  (vi) Investments as a result of ForEx Contracts not entered into for speculative purposes;

                  (vii) Investments in Subsidiaries other than Domestic
            Subsidiaries (v) in the form of Equipment Collateral contributed as equity to Subsidiaries located in Mexico, so long as (A) the gross book value of the contributed Equipment Collateral shall not exceed, in the aggregate together with the aggregate gross book value of all other Permitted Equipment Dispositions made since the Closing

            Date, the amount of the Permitted Equipment Disposition Limit; (B) the gross book value of the Equipment Collateral contributed as equity to Subsidiaries located in Mexico after the Closing Date shall not in the aggregate exceed $5,000,000; (C) the Borrower shall provide information and an updated Borrowing Base Certificate as required under SECTIONS 5.01(j) and 5.26 hereof; and (D) the Equipment Availability shall be adjusted in accordance with the revised Borrowing Base Certificate; (w) in the form of Subsidiary Debt Conversions which may be effectuated through wire transfers of funds to and from the affected Subsidiaries if required by applicable local law, in an amount not to exceed the amount of the Debt to be settled by the Borrower or such Subsidiary Guarantor, so long as (A) the amount of all such transferred funds shall not exceed in the aggregate $29,500,000; and (B) the period beginning on the date of each such transfer of funds by the Borrower or Subsidiary Guarantor and ending on the date that immediately available funds in like amount are received back by the Borrower or such Subsidiary Guarantor shall not be greater than twenty-one (21) calendar days; provided, however, that the Borrower shall provide the Agent with a report within ten (10) days of the end of each Fiscal Quarter giving details of each Subsidiary Debt Conversion effected during the immediately preceding Fiscal Quarter; (x) in the form of equity contributions in an amount not to exceed in the aggregate $10,000,000 which shall be used for (A) expenses of discontinuing operations in the United Kingdom; (B) moving the discontinued operations from London to an existing operation in Kecskemt, Hungary; and (C) establishing and upgrading the operations at the Hungary plant; (y) in the form of equity contributions to repay the outstanding obligations under the European Agreements for the benefit of the Subsidiary which is the borrower thereunder, so long as transfer for such repayment is made on or after November 1, 2002; and (z) in the form of Additional Subsidiary Debt Conversions which may be effectuated through wire transfers of funds to and from the affected Subsidiaries if required by applicable local law, in an amount not to exceed the amount of the Debt to be settled by the Borrower or such Subsidiary Guarantor, so long as (A) the Borrower or such Subsidiary Guarantor provides prior written notice to the Agent, including details of such proposed transfers, and consults with the Agent with respect thereto, (B) the amount of all such transferred funds shall not exceed in the aggregate $20,000,000; and
            (C) the period beginning on the date of each such transfer of funds by the Borrower or Subsidiary Guarantor and ending on the date that immediately available funds in like amount are received back by the Borrower or such Subsidiary Guarantor shall not be greater than twenty-one (21) calendar days;

                  (viii) other Investments: (x) existing on the Closing Date, and (y) made after the Closing Date in an aggregate amount at any time not exceeding $5,000,000; and

                  (ix) Obligations of Borrower under the Securitization
            Documents;

provided, however, that both before and after giving effect to the making of any Investment permitted by this SECTION 5.17, no Default or Event of Default shall have occurred and be continuing.

      SECTION 5.18 Permitted Liens. The Borrower will not, and will not permit any Subsidiary Guarantor to, create, assume or suffer to exist any Lien, directly or indirectly, on any asset now owned or hereafter acquired by it, except, with respect to the Collateral, the Permitted Encumbrances, and with respect to assets other than Collateral, other Liens set forth below:

            (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement and disclosed in the Collateral Disclosure Certificates;

            (b) any Lien existing on any specific fixed asset of any corporation at the time such corporation becomes a Subsidiary and not created in contemplation of such event;

            (c) any Lien on any specific fixed asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset, provided that such Lien attaches to such asset concurrently with or within 9 months after the acquisition or completion of construction thereof;

            (d) any Lien on any specific fixed asset of any corporation existing at the time such corporation is merged or consolidated with or into the Borrower or a Subsidiary and not created in contemplation of such event;

            (e) any Lien existing on any specific fixed asset prior to the acquisition thereof by the Borrower or a Subsidiary and not created in contemplation of such acquisition;

            (f) Purchase Money Liens, securing Debt, not to exceed $20,000,000 in the aggregate at any one time outstanding, of the Borrower, provided that in granting any such Purchase Money Liens, the Borrower shall use its best efforts to obtain from the holder of any such Purchase Money Lien a consent, if necessary, such that the equipment covered by such Purchase Money Lien will not constitute Excluded Equipment under clause (i) of the definition of "Excluded Equipment";

            (g) Liens incidental to the conduct of its business or the ownership of its assets which (i) do not secure Debt and (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

            (h) any Lien on Margin Stock;

            (i) any Lien on Accounts Receivables (and the Related Assets) sold pursuant to the Securitization Facility;

            (j) Liens arising by operation of law in favor of warehousemen, landlords, carriers, merchants, materialmen, laborers, or suppliers incurred in the ordinary course of the Borrower's business and not in connection with the borrowing of money;

            (k) Liens imposed by law for taxes that are not yet due or are being contested in compliance with SECTION 5.07;

            (l) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

            (m) cash deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

            (n) Liens for judgments that do not individually or in the aggregate constitute an Event of Default under SECTION 6.01(k); and

            (o) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of the business of the Borrower or any Subsidiary Guarantor;

provided, however, that immediately after giving effect to the creation, assumption, existence or incurrence of any Liens permitted by this SECTION 5.18, no Default or Event of Default shall have occurred and be continuing.

      SECTION 5.19 Financial Covenants.

            (a) Minimum Liquidity. Liquidity of the Borrower and the Subsidiary Guarantors will at no time be less than $100,000,000.

            (b) Fixed Charge Ratio. In the event that, as of any given date, Liquidity is less than $150,000,000, then the Fixed Charge Ratio for the Fiscal Quarter ending immediately following such date, and for each Fiscal Quarter thereafter, shall be greater than or equal to 1.00 to 1.00.

            (c) Consolidated Net Assets. Ten percent (10%) of Borrower's Consolidated Net Assets shall at all times be greater than $100,000,000.

            (d) Capital Expenditures. Capital Expenditures shall not exceed $60,000,000 in any given Fiscal Year; provided, however, that if in any given Fiscal Year, Capital Expenditures are less than $60,000,000 then an amount equal to up to $10,000,000 of the amount by which Capital Expenditures for such Fiscal Year are less than $60,000,000 shall be added to increase the limit set forth herein for Capital Expenditures for the immediately following Fiscal Year.

      SECTION 5.20 Permitted Debt.

      The Borrower will not, and will not permit any Subsidiary Guarantor to, create, assume or incur any Debt, except as follows (the amounts set forth below are in the aggregate for the Borrower and the Subsidiary Guarantors).

            (a) Debt to the Agent and the Lenders under this Agreement and to Wachovia under any document or agreement pertaining to any Letter of Credit or the ForEx Obligations;

            (b) Debt to Persons other than that described in the foregoing clause(a) existing on the date of this Agreement under the Indentures and as described in SCHEDULE 5.20A;

            (c) Debt consisting of accrued pension fund and other employee benefit plan obligations and liabilities;

            (d) Debt consisting of deferred taxes;

            (e) Debt resulting from endorsements of negotiable instruments received in the ordinary course of business;

            (f) Debt secured by Purchase Money Liens permitted hereby, not to exceed $20,000,000 in the aggregate at any one time outstanding;

            (g) contingent obligations with respect to letters of credit which have been issued but not drawn upon;

            (h) Debt of Borrower and its Subsidiaries with respect to the VRDB Obligations;

            (i) Debt of Borrower and its Subsidiaries with respect to the European Agreements and the European Guaranties;

            (j) Debt of Borrower under the CIBC Credit Agreement, including the amendment and restatement thereof in compliance with the terms of SECTION 5.11;

            (k) other Debt of the Borrower in an aggregate amount not to exceed $5,000,000 at any one time outstanding;

            (l) Debt as a result of Interest Rate Protection Agreements and ForEx Contracts as the same are permitted under SECTION 5.17;

            (m) Debt arising out of the refinancing, extension, renewal or refunding of any Debt permitted by any of the foregoing paragraphs of this SECTION so long as (i) the maturity of such refinanced Debt is not earlier than the maturity of such original Debt, and (ii) the interest, fees and other amounts payable with respect to such refinanced Debt are no greater than any interest, fees or other amounts payable with respect to the original Debt);

            (n) Debt of Borrower and its Subsidiaries arising under the Securitization Documents; and

            (o) Debt of Borrower and its Subsidiaries which is subordinated to the Obligations pursuant to documentation in form and substance acceptable to the Agent in its sole discretion;

provided, however, that immediately after giving effect to the creation, assumption, existence or incurrence of any Debt permitted by this SECTION 5.20, no Default or Event of Default shall have occurred and be continuing.

      SECTION 5.21 Change of Principal Place of Business or Location of Collateral. Neither the Borrower nor any Subsidiary Guarantor shall transfer its principal place of business or Executive Office, or open new Collateral Locations or warehouses, or transfer existing Collateral Locations or warehouses, or locate the Collateral at any location other than a Collateral Location, or maintain records with respect to Collateral, to or at any locations other than those at which the same are presently kept or maintained as set forth on the Collateral Disclosure Certificates without the Agent's prior written consent after at least 15 days prior written notice to the Agent; provided, however, that the Borrower may move Equipment Collateral to locations outside of the United States of America so long as (i) the aggregate gross book value of all Equipment Collateral moved outside the United States of America since the Closing Date, together with the aggregate gross book value of all other Permitted Equipment Dispositions, does not exceed the Permitted Equipment Disposition Limit, (ii) the Borrower provides all reports and information together with an updated Borrowing Base Certificate pursuant to the provisions of SECTIONS 5.01(j) and 5.26, and (iii) as of the date of the relocation of such Equipment Collateral outside of the United States of America, both before and after giving effect thereto, there shall exist or be continuing no Default or Event of Default; provided, further, however that the Borrower may move Inventory Collateral constituting work-in-process to locations outside of the United States of America for purposes of finishing the goods so long as the finished goods resulting therefrom are returned to a Collateral Location within 120 days of the removal thereof and the Borrower shall provide to the Agent such information with respect thereto as is requested by the Agent from time to time.

      SECTION 5.22 Physical Inventories. The Borrower shall conduct, and shall cause each Subsidiary Guarantor to conduct, a physical inventory or cycle count supplemented by physical sampling no less frequently than annually and shall provide to the Agent a report of such physical inventory promptly thereafter, together with such supporting information as the Agent shall reasonably request.

      SECTION 5.23 Inventory Returns. If at any time or times hereafter any Account Debtor returns any Inventory Collateral of the Borrower or any Subsidiary Guarantor the shipment of which generated an account on which such Account Debtor is obligated in excess of $2,500,000, the Borrower shall notify the Agent of the same immediately, specifying the reason for such return and the location and condition of the returned Inventory.

      SECTION 5.24 Preservation of Intangibles Collateral. The Borrower shall take, and shall cause each Subsidiary Guarantor to take, all reasonably necessary and appropriate measures, taking into account the value and usefulness of the relevant Intangibles Collateral and the cost of such measures, to obtain, maintain, protect and preserve the Intangibles Collateral including, without limitation, registration thereof with the appropriate state or federal governmental agency or department.

      SECTION 5.25 Records Respecting Collateral. All records of the Borrower and the Subsidiary Guarantors with respect to the Collateral will be kept at the locations listed in the


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Collateral Disclosure Certificates and will not be removed from such locations without the prior written consent of Agent.

      SECTION 5.26 Reports Respecting Collateral. The Borrower shall, as soon as practicable, but in any event on or before ten (10) days after the end of each Fiscal Month, and at such other times as required under SECTION 5.01(j), furnish or cause to be furnished to the Agent a status report, certified by a duly authorized officer of the Borrower, showing: (i) the type, Dollar value, and location of the Inventory Collateral as at the end of the preceding Fiscal Month, valued at the lower of its first-in, first-out cost or market value; (ii) the aggregate Dollar value of all returns, repossessions or discounts with respect to Inventory Collateral in excess of $1,000,000; and (iii) the description, location and gross book value of the Equipment Collateral and giving details of all sales or dispositions of any thereof, including the gross book value of any Equipment Collateral sold or disposed of since the Closing Date and such other information as the Agent may request. In any event, with the above described status report for the month of December of each year and upon request from the Agent, made at any time hereafter, the Borrower shall furnish the Agent with updates of Equipment Collateral lists and updates of the appraisal of the Equipment Collateral.

      SECTION 5.27 Collateral Location Waivers. With respect to each of the Collateral Locations, the Borrower will use reasonable best efforts to obtain such waivers of lien, estoppel certificates or subordination agreements as the Agent may reasonably require to insure the priority of its security interest in that portion of the Collateral situated at such locations.

      SECTION 5.28 Updates to Appraisals. The Agent reserves the right, exercisable from time to time hereafter, but no more frequently than semi-annually (or quarterly for any period during which there are any Loans or Letters of Credit outstanding), to require that the Borrower obtain, and the Borrower shall so obtain, at the Borrower's expense, updates to then existing appraisals being obtained in connection with the execution and delivery of this Agreement reflecting then current values of the Equipment Collateral and the Inventory Collateral.

      SECTION 5.29 Dispositions of Equipment Collateral. The Borrower will not sell, lease, exchange, arrange for a sale and leaseback, or otherwise dispose of any of the Equipment Collateral without the prior written consent of the Agent; provided, however, that in the ordinary course of Borrower's business for so long as no Default or Event of Default exists, the Borrower may (i) sell, lease, exchange, or otherwise dispose of a portion of its Equipment Collateral having a gross book value which in the aggregate, together with the aggregate gross book value of all other sales, leases, exchanges, or other dispositions of Equipment Collateral since the Closing Date plus the aggregate gross book value of all other Permitted Equipment Dispositions since the Closing Date, does not exceed the Permitted Equipment Disposition Limit, and (ii), sell, exchange or otherwise dispose of portions of its Equipment Collateral which are obsolete, worn-out or unsuitable for continued use by the Borrower (y) if such Equipment Collateral is replaced promptly upon its disposition with equipment constituting Equipment Collateral having a market value equal to or greater than the Equipment Collateral so disposed of and in which the Agent shall obtain and have a first priority security interest pursuant hereto subject only to Permitted Encumbrances, or (z) if the greater of the market value of such Equipment Collateral or the proceeds received from the disposition thereof does not exceed, in the aggregate during any given Fiscal Year, an amount equal to $500,000; provided, however, that the Borrower shall


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provide to the Agent such information and an updated Borrowing Base Certificate as required under SECTIONS 5.01(j) and 5.26 with respect to any dispositions of Equipment Collateral made in accordance with subsection (i) hereof.

      SECTION 5.30 Changes to Federal Taxpayer Identification Number. The Borrower may not change its federal taxpayer identification number without 30 days' prior written notice to the Agent.

      SECTION 5.31 Taxes Owing with Respect to Accounts. The Borrower shall notify the Agent if any Account of the Borrower includes any such tax due to any governmental taxing authority. If an account of the Borrower includes a charge for any tax payable to any governmental taxing authority, the Agent is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of the Borrower.

      SECTION 5.32 Credit Meetings. The Borrower shall cause its officers to attend and participate in good faith, upon the request of the Agent or the Required Lenders from time to time, in meetings to discuss this Agreement, the Loans and other matters relating thereto.

                                    ARTICLE 6
                                    DEFAULTS

      SECTION 6.01 Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

            (a) the Borrower shall fail to pay when due any principal of any Loan or any Reimbursement Obligations with respect to any Letter of Credit, or shall fail to pay any interest on any Loan within 5 Domestic Business Days after such interest shall become due, or shall fail to pay any fee or other Obligations within 5 Domestic Business Days after such fee or other Obligation becomes due; or

            (b) the Borrower shall fail to observe or perform any covenant contained in SECTIONS 5.02 (Inspection of Property, Books and Records), 5.03 (Maintenance of Existence), 5.04 (Dissolution), 5.05 (Consolidations, Mergers and Sales of Assets), 5.06 (Use of Proceeds), 5.08 (Insurance, Net Casualty/Insurance Proceeds), 5.15 (No Additional Subsidiaries), 5.16 (Restricted Payments), 5.17 (Investment), 5.18 (Permitted Liens), 5.19 (Financial Covenants), 5.20 (Permitted Debt), and 5.29 (Dispositions of Equipment Collateral); or

            (c) the Borrower shall fail to observe or perform any covenant contained in SECTIONS 5.01 (Information) or 5.26 (Reports Respecting Collateral) within ten (10) days of the date when due; or

            (d) the Borrower shall fail to observe or perform any covenant or agreement contained or incorporated by reference in this Agreement (other than those covered by paragraph (a) or (b) above) or any Credit Document and such failure shall not have been cured within 30 days after the earlier to occur of
(i) written notice thereof has been given to the Borrower by the Agent or (ii) the Borrower otherwise becomes aware of any such failure; or


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

            (e) any representation, warranty, certification or statement made by the Borrower in ARTICLE 4 of this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement or any other Credit Document shall prove to have been incorrect or misleading in any material respect when made (or deemed made); or

            (f) the Borrower shall fail to make any payment in respect of Debt outstanding (other than the Notes) or under any document or agreement pertaining to any Letter of Credit in an aggregate principal amount or face amount, as applicable, of $5,000,000 or more when due or within any applicable grace period, or there shall occur any Default or Event of Default under any Material Contract; or

            (g) any event or condition shall occur which results in the acceleration of the maturity of Debt outstanding of the Borrower or any Subsidiary in an aggregate principal amount of $5,000,000 or more (including, without limitation, any required mandatory prepayment or "put" of such Debt to the Borrower or any Subsidiary) or enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Debt or commitment or any Person acting on such holders' behalf to accelerate the maturity thereof or terminate any such commitment prior to its normal expiration (including, without limitation, any required mandatory prepayment or "put" of such Debt to the Borrower or any Subsidiary); or

            (h) the Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally, or shall admit in writing its inability, to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

            (i) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

            (j) the Borrower, any Subsidiary or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Borrower, any Subsidiary, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have


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

been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or

            (k) (i) one or more judgments or orders of any court or other judicial body for the payment of money in an aggregate amount in excess of $5,000,000 (in excess of amounts covered by insurance) shall be rendered after the Closing Date against the Borrower or any Subsidiary and such judgment or order shall either continue unsatisfied and unstayed for a period of 30 days or give rise to a Lien on any Collateral at any time; or (ii) a warrant or writ of attachment or execution or similar process shall be issued against any property of the Borrower or any Subsidiary which exceeds, individually or together with all other such warrants, writs and processes since the Closing Date, $5,000,000 (in excess of amounts covered by insurance) and such warrant, writ or process shall not be discharged, vacated, stayed or bonded for a period of 30 days; provided, however, that in the event a bond has been issued in favor of the claimant or other Person obtaining such attachment or writ, the issuer of such bond shall execute a waiver or subordination agreement in form and substance satisfactory to the Agent pursuant to which the issuer of such bond subordinates its right of reimbursement, contribution or subrogation to the Obligations and waives or subordinates any Lien it may have on the assets of the Borrower or any Subsidiary; or

            (l) (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of the voting stock of the Borrower; (ii) as of any date a majority of the Board of Directors of the Borrower consists of individuals who were not either (A) directors of the Borrower as of the corresponding date of the previous year, (B) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A) and individuals described in clause (B) or (iii) the Borrower ceases to directly or indirectly own and control 100% of the outstanding Capital Stock of each of its Domestic Subsidiaries extant as of the Closing Date; or

            (m) if, on any day, the Borrower could not truthfully make the representations and warranties contained in SECTION 4.16; or

            (n) there shall have occurred material uninsured damage to, or loss, theft or destruction of, any material part of the Collateral; or

            (o) the occurrence of any event, act or occurrence, or condition which has a Material Adverse Effect on the legality, validity or enforceability of any of the Credit Documents; or

            (p) any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty or injunction, court order, or order or act of a governmental authority which causes, for more than thirty (30) consecutive days beyond the coverage period of any applicable business interruption insurance, the cessation or substantial curtailment of


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

revenue producing activities at any facility of the Borrower or any Subsidiaries if any such event or circumstance could reasonably be expected to have a Material Adverse Effect; or

            (q) a Liquidation Event, an Unmatured Liquidation Event, or a Liquidity Termination Date, (as such terms are defined in any Securitization Document) under any of the Securitization Documents, or any other event which causes an early permanent termination of a commitment to purchase or loan under a Securitization Facility, shall occur and be continuing and shall not have been rescinded in accordance with the terms of such Securitization Documents; provided, however, that if such Liquidation Event, Unmatured Liquidation Event or Liquidity Termination Date is solely the result of the election of the Borrower or any Subsidiary to voluntarily terminate the securitization program pursuant to such Securitization Documents in respect of which such Liquidation Event, Unmatured Liquidation Event or Liquidity Termination Date has occurred, then such event shall not be an Event of Default;

then, and in every such event, the Agent will, if requested by the Required
Lenders: (i) by notice to the Borrower terminate the Commitments and they shall thereupon terminate and terminate Wachovia's obligations to issue Letters of Credit hereunder; (ii) by notice to the Borrower declare the Notes (together with accrued interest thereon), and all other amounts payable hereunder and under the other Credit Documents, to be, and the same shall thereupon become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower together with interest at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default; provided that if any Event of Default specified in paragraph (g) or (h) above occurs with respect to the Borrower, without any notice to the Borrower or any other act by the Agent or the Lenders, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) and all other amounts payable hereunder and under the other Credit Documents shall automatically and without notice become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower together with interest thereon at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default; or (iii) exercise any rights, powers or remedies under this Agreement and the other Credit Documents. In addition, upon the occurrence of an Event of Default, to the extent of any existing Letter of Credit Obligations, the Agent may immediately advance the amount thereof as a Revolving Loan and set aside the amounts so advanced as a collateral reserve for payment of the Reimbursement Obligations relating to Letters of Credit which are subsequently funded. After all Letters of Credit have expired or been cancelled and all Reimbursement Obligations have been satisfied, and Wachovia has been reimbursed all amounts funded by it with respect thereto, any balance remaining in said collateral reserve may be applied to other amounts owed by the Borrower hereunder, and, if none, shall be promptly remitted to the Borrower. Notwithstanding the foregoing, the Agent shall have available to it all other remedies at law or equity, and shall exercise any one or all of them at the request of the Required Lenders. In no event may any Lender or Lenders exercise any rights, remedies or powers with respect to the Obligations, this Credit Agreement and the other Credit Documents without the consent of the Agent and the Required Lenders.

      SECTION 6.02 Notice of Default. The Agent shall give notice to the Borrower of any Default promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof as soon as reasonably practicable.


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      SECTION 6.03 Remedies with Respect to Collateral.

            (a) Upon the occurrence of an Event of Default, the Agent or any representative of Agent shall have the rights and remedies of a secured party under the UCC in effect on the date thereof (regardless of whether the same has been enacted in the jurisdiction where the rights or remedies are asserted), including, without limitation, the right to require the Borrower to assemble the Collateral, at the Borrower's expense, and make it available to the Agent at a place designated by the Agent which is reasonably convenient to both parties, and enter any premises where any of the Collateral shall be located and to keep and store the Collateral on said premises until sold (and if said premises be the property of the Borrower or any of its Subsidiaries, the Borrower agrees not to charge the Agent for storage thereof), to take possession of any of the Collateral or the proceeds thereof, to sell or otherwise dispose of the same, and the Agent shall have the right to conduct such sales on the premises of the Borrower, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law. The Agent may sell, lease or dispose of Collateral for cash, credit, or any combination thereof, and shall have the right to appoint a receiver of the Accounts Receivable Collateral and the Inventory Collateral or any part thereof, and the right to apply the proceeds therefrom as set forth in SECTION 6.03(b) below. The Agent shall give the Borrower written notice of the time and place of any public sale of the Collateral or the time after which any other intended disposition thereof is to be made. The requirement of sending reasonable notice shall be met if such notice is given to the Borrower at least ten (10) days before such disposition. Expenses of retaking, verifying, restoring, holding, insuring, collecting, preserving, liquidating, protecting, preparing for sale or selling, or otherwise disposing of or the like with respect to the Collateral shall include, in any event, reasonable attorneys' fees and other legally recoverable collection expenses, all of which shall constitute a part of the Obligations.

            (b) Proceeds of any of the Collateral and payments by the Borrower during the existence of an Event of Default received by the Agent or any Lender shall be applied by the Agent in accordance with the provisions of SECTION 2.11(e), and, after all of the Obligations have been paid in full and no Wachovia Letters of Credit, ForEx Obligations, or Interest Rate Protection Agreement or liability with respect thereto remains outstanding, then, such excess proceeds shall be payable to the Borrower or any other Person as required by applicable law. In the event that the proceeds of the Collateral are not sufficient to pay the Obligations in full, the Borrower shall remain liable for any deficiency.

            (c) Unless and except to the extent expressly provided for to the contrary herein, the rights of the Agent specified herein shall be in addition to, and not in limitation of, the Agent's or Lender's rights under the UCC, or any other statute or rule of law or equity, or under any other provision of any of the Credit Documents, or under the provisions of any other document, instrument or other writing executed by the Borrower or any third party in favor of Agent, all of which may be exercised successively or concurrently.

            (d) The Agent is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, tradenames, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral, and the Borrower's rights under all licenses and all franchise agreements relating to the Collateral shall inure to the Agent's benefit.

            (e) Neither the Agent nor any Lender shall be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except the Agent for reasonable care in the custody thereof while any Collateral is in the Agent's actual possession and except the Agent or a Lender for its willful misconduct or gross negligence) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at the Borrower's sole risk.

            (f) Neither the Agent nor any Lender shall be under any obligation to marshal any assets in favor of the Borrower or any other Person or against or in payment of any or all of the Obligations.

      SECTION 6.04 Power of Attorney. The Borrower irrevocably designates and appoints the Agent its true and lawful attorney, during the existence of an Event of Default, either in the name of the Agent or in the name of the Borrower to ask for, demand, sue for, collect, compromise, compound, receive, receipt for and give acquittances for any and all sums owing or which may become due upon any items of the Inventory Collateral or the Accounts Receivable Collateral and, in connection therewith, to take any and all actions as the Agent may deem necessary or desirable in order to realize upon the Inventory Collateral and the Accounts Receivable Collateral, including, without limitation, power to endorse in the name of the Borrower, any checks, drafts, notes or other instruments received in payment of or on account of the Inventory Collateral or the Accounts Receivable Collateral, but the Agent shall not be under any duty to exercise any such authority or power or in any way be responsible for the collection of the Inventory Collateral or the Accounts Receivable Collateral.

                                    ARTICLE 7
                             THE AGENT AND THE BANKS

      SECTION 7.01 Appointment; Powers and Immunities.

            (a) Each Lender (and Wachovia, with respect to the Letter of Credit Obligations and the ForEx Obligations) hereby irrevocably appoints and authorizes the Agent (including its successors by merger) to act as its agent hereunder and under the other Credit Documents with such powers as are specifically delegated to the Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Agent: (i) shall have no duties or responsibilities except as expressly set forth in this Agreement and the other Credit Documents, and shall not by reason of this Agreement or any other Credit Document be a trustee for any Lender; (ii) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or any other Credit Document, or in any certificate or other document referred to or provided for in, or received by any Lender under this Agreement or any other Credit Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document or any other document referred to or provided for herein or therein or for any failure by the Borrower to perform any of its obligations hereunder or thereunder; (iii) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Credit Document except to the extent requested by the Required Lenders, and then only on terms and conditions which do not, in the reasonable judgment of the Agent, subject the Agent to any undue risk; and

(iv) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Credit Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The provisions of this ARTICLE 7 are solely for the benefit of the Agent and the Lenders, and the Borrower shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and under the other Credit Documents, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower. The duties of the Agent shall be ministerial and administrative in nature, and the Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender. The Agent shall remit to the Lenders, as soon as reasonably practical following receipt thereof, all payments and other amounts received by it hereunder for the account of the Lenders.

            (b) Unless and until its authority to do so is revoked in writing by the Required Lenders, the Agent alone shall be authorized to determine whether any accounts or inventory of the Borrower constitute Eligible Accounts or Eligible Inventory, or whether to impose or release any reserve, and to exercise its own credit judgment in connection therewith, which determinations and judgments, if exercised in good faith, shall exonerate Agent from any liability to any Lender or any other Person for any errors in judgment.

            (c) The Agent shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with this Agreement and the other Credit Documents; (ii) execute and deliver each Credit Document (other than this Credit Agreement) on behalf of the Lenders and accept delivery of each such agreement delivered by the Borrower or any other Person;(iii) act as collateral agent for the Lenders for purposes of the perfection of all security interests and Liens created by this Agreement or the Security Documents with respect to all material items of the Collateral and, subject to the direction of the Required Lenders, for all other purposes stated therein; (iv) subject to the direction of the Required Lenders, manage, supervise or otherwise deal with the Collateral; (v) release or subordinate any Lien held by the Agent for the benefit of the Lenders against all of the Collateral, upon final and indefeasible payment in full of the Obligations and termination of this Agreement; or against any part of the Collateral sold or disposed of by the Borrower if such sale or disposition is permitted by SECTIONS 5.05 or 5.30 hereof (including any sale of Accounts Receivable and Related Assets in connection with the Securitization Facility) as certified to the Agent by the Borrower or is otherwise consented to by the Required Lenders. Each Lender hereby directs the Agent to, and the Agent hereby agrees to, execute and deliver or file such termination and partial release statements and do such other things as are reasonably necessary to release Liens to be released pursuant to this SECTION promptly upon the effectiveness of any such release. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this SECTION and
(vi) except as may be otherwise specifically restricted by the terms of this Agreement and subject to the direction of the Required Lenders, exercise all remedies given to the Agent or Lenders with respect to any of the Collateral under the Credit Documents relating thereto, or under applicable law or otherwise. As to any matters not


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

expressly provided for otherwise by this Agreement or any other Credit Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Required Lenders, and such instructions of the Required Lenders to the Agent in any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

            (d) The Agent's execution of the Securitization Intercreditor Agreement is hereby confirmed and ratified.

      SECTION 7.02 Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopier, telegram, cable or facsimile transmission) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants or other experts selected by the Agent.

      SECTION 7.03 Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default (other than the nonpayment of any of the Obligations) unless the Agent has received written notice from a Lender or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default," each of the Lenders hereby agreeing to promptly notify in writing the Agent of any Default to which such Lender obtains knowledge. In the event that the Agent receives such a notice of the occurrence of a Default or an Event of Default, the Agent shall give prompt notice thereof to the Lenders. The Agent shall give each Lender prompt notice of each nonpayment of any of the Obligations whether or not it has received any notice of the occurrence of such nonpayment.

      SECTION 7.04 Rights of Agent and its Affiliates as a Lender. With respect to the Loans made by the Agent and any Affiliate of the Agent, Wachovia in its capacity as a Lender hereunder and any Affiliate of the Agent or such Affiliate in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though Wachovia were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Wachovia in its individual capacity and any Affiliate of the Agent in its individual capacity. The Agent and any Affiliate of the Agent may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower (and the Borrower's Affiliates) as if Wachovia were not acting as the Agent, and the Agent and any Affiliate of the Agent may accept fees and other consideration from the Borrower (in addition to any agency fees and arrangement fees heretofore agreed to between the Borrower and the Agent) for services in connection with this Agreement or any other Credit Document or otherwise without having to account for the same to the Lenders and Agent shall not be subject to any liability by reason of its acting or refraining to act pursuant to any request of the Required Lenders except as a result of its own willful misconduct or gross negligence.

      SECTION 7.05 Indemnification. Each Lender severally agrees to indemnify the Agent and hold the Agent harmless from, to the extent the Agent shall not have been reimbursed by the Borrower, ratably in accordance with its Commitment, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits (including, without limitation, counsel fees and disbursements), and costs and expenses (but not fees) Agent may be required to


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bear with respect to any lockbox or collateral collection account arrangement, or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Credit Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (excluding, unless an Event of Default has occurred and is continuing, the normal out-of-pocket administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or any such other documents; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

      SECTION 7.06 Payee of Note Treated as Owner. The Agent may deem and treat each Person in whose name a Loan is registered as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent and the provisions of SECTION 10.08(c) have been satisfied. Any requests, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange therefor or replacement thereof.

      SECTION 7.07 Nonreliance on Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Credit Documents. Except as expressly provided in SECTION 7.03, the Agent shall not be required to keep itself (or any Lender) informed as to the performance or observance by the Borrower of this Agreement or any of the other Credit Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any other Person. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder or under the other Credit Documents, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower or any other Person (or any of their Affiliates) which may come into the possession of the Agent.

      SECTION 7.08 Failure to Act. Except for action expressly required of the Agent hereunder or under the other Credit Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Lenders of their indemnification obligations under SECTION 7.05 against any and all liability and expense which may be incurred by the Agent by reason of taking, continuing to take, or failing to take any such action. In any event, if the Agent requests in writing the authorization or direction of the Required Lenders (or all Lenders if required) and the Lenders do not timely respond to such request in writing, the Agent may act or refrain from acting with


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respect to the matters set forth in such request by the Agent without liability to any of the Lenders with respect to such matters.

      SECTION 7.09 Resignation of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation the Required Lenders shall have the right to appoint a successor Agent, subject to the consent of the Borrower, if no Event of Default is in existence, which consent shall not be unreasonably withheld or delayed. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent's notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent. Any successor Agent shall be a Lender hereunder or other bank or financial institution which has a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this ARTICLE 7 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder.

      SECTION 7.10 Joinder of Lenders. The rights, remedies, powers and privileges conferred upon the Agent hereunder and under the other Credit Documents may be exercised by the Agent without the necessity of the joinder of any other parties unless otherwise required by applicable law.

      SECTION 7.11 Agreements Regarding Collateral. Each Lender shall have an interest, in accordance with its Commitment Percentage, in the security interests and Liens in and to the Collateral and any other assets granted and assigned to the Agent under the Credit Documents. The Lenders hereby irrevocably authorize the Agent, at its option and in its discretion, to release any Lien upon any Collateral (i) as authorized by this Agreement or any of the other Credit Documents, (ii) upon the termination of the Commitments and payment or satisfaction of all of the Obligations, or (iii) constituting Equipment Collateral sold or disposed of in accordance with the terms of this Agreement if the Borrower certifies to the Agent that the disposition is made in compliance with the terms of this Agreement (and the Agent may rely conclusively on any such certificate, without further inquiry). Except as expressly authorized or required by this Agreement or applicable law, the Agent shall not execute any release or termination of any Lien upon any of the Collateral without the prior written authorization of all of the Lenders. The Agent shall have no obligation whatsoever to any of the Lenders to assure that any of the Collateral exists or is owned by the Borrower or is cared for, protected or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or entitled to any particular priority or to exercise at all or in any manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights or powers granted or available to the Agent pursuant to this Agreement or any of the other Credit Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its discretion, given the Agent's own interests in the Collateral in its capacity as one of the Lenders.


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      SECTION 7.12 Agent Field Audits. The Agent shall promptly, upon receipt thereof, forward to each Lender copies of the results of any field audits by the Agent with respect to the Borrower. The Agent shall have no liability to any Lender for any errors in or omissions from any field audit or other examination of the Borrower or the Collateral, unless such error or omission was the direct result of the Agent's willful misconduct or gross negligence.

      SECTION 7.13 Designation of Co-Agent. It is the purpose of this Agreement that there shall be no violation of any applicable law denying or restricting the right of financial institutions to transact business as an agent in any jurisdiction. It is recognized that, in case of litigation under any of the Credit Documents, or in case the Agent deems that by reason of present or future laws of any jurisdiction the Agent might be prohibited from exercising any of the powers, rights or remedies granted to the Agent or the Lenders hereunder or under any of the Credit Documents or from holding title to or a Lien upon any Collateral or from taking any other action which may be necessary hereunder or under any of the Credit Documents, the Agent may appoint an additional Person or Persons as a separate collateral agent or co-collateral agent which is not so prohibited from taking any of such actions or exercising any of such powers, rights or remedies. If the Agent shall appoint an additional Person as a separate collateral agent or co-collateral agent as provided above, each and every remedy, power, right, claim, demand or cause of action intended by this Agreement and any of the Credit Documents and every remedy, power, right, claim, demand or cause of action intended by this Agreement and any of the Credit Documents to be exercised by or vested in or conveyed to the Agent with respect thereto shall be exercisable by and vested in such separate collateral agent or co-collateral agent, but only to the extent necessary to enable such separate collateral agent or co-collateral agent to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate collateral agent or co-collateral agent shall run to and be enforceable by any of them. Should any instrument from the Lenders be required by the separate collateral agent or co-collateral agent so appointed by the Agent in order more fully and certainly to vest in and confirm to him or it such rights, powers, duties and obligations, any and all of such instruments shall, on request, be executed, acknowledged and delivered by the Lenders whether or not a Default or Event of Default then exists. In case any separate collateral agent or co-collateral agent, or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, power, duties and obligations of such separate collateral agent or co-collateral agent, so far as permitted by applicable law, shall vest in and be exercised by the Agent until the appointment of a new collateral agent or successor to such separate collateral agent or co-collateral agent.

      SECTION 7.14 Replacement of Certain Lenders. If a Lender ("Affected Lender") shall have (i) failed to fund its Commitment Percentage of any Loan requested by the Borrower which such Lender is obligated to fund under the terms of this Agreement and which such failure has not been cured, (ii) requested compensation from the Borrower under SECTION 8.05 to recover increased costs incurred by such Lender which are not being incurred generally by the other Lenders or (iii) delivered a notice pursuant to ARTICLE 8 claiming that such Lender (or its Affiliate) is unable to extend Euro-Dollar Loans to the Borrower for reasons not generally applicable to the other Lenders, then, in any such case and in addition to any other rights and remedies that the Agent, any other Lender or the Borrower may have against such Affected Lender, the Borrower or the Agent may make written demand on such Affected Lender (with a copy to the Agent in the case of a demand by the Borrower and a copy to the Borrower in the


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case of a demand by the Agent) for the Affected Lender to assign, and such
Affected Lender shall assign pursuant to one or more duly executed Assignment and Acceptances within five (5) Business Days after the date of such demand, to one or more Lenders willing to accept such assignment or assignments, or to one or more Assignees approved by the Agent, all of such Affected Lender's rights and obligations under this Agreement (including its Commitments and all Obligations owing to it) in accordance with SECTION 10.08; provided, however, the Agent shall have no duty to locate an Assignee for the purposes of accepting such assignment. The Agent is hereby irrevocably authorized to execute one or more Assignment and Acceptances as attorney-in-fact for any Affected Lender which fails or refuses to execute and deliver the same within five (5) Business Days after the date of such demand. The Affected Lender shall be entitled to receive, in case and concurrently with execution and delivery of each such Assignment and Acceptance, all amounts owed to the Affected Lender hereunder or under any other Credit Document, including the aggregate outstanding principal amount of the Obligations owed to such Lender, together with accrued interest thereon through the date of such assignment. Upon the replacement of any Affected Lender pursuant to this SECTION 7.14, such Affected Lender shall cease to have any participation in, entitlement to, or other right to share in the Liens of the Agent in any Collateral and such Affected Lender shall have no further liability to the Agent, any Lender or any other Person under any of the Credit Documents (except with respect to events or transactions which occur prior to the replacement of such Affected Lender), including any commitment to make Loans or purchase any participations in the Wachovia Letters of Credit.

                                    ARTICLE 8
                      CHANGE IN CIRCUMSTANCES; COMPENSATION

      SECTION 8.01 Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period:

            (a) the Agent determines that deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or

            (b) the Required Lenders advise the Agent that the London Interbank Offered Rate, as determined by the Agent will not adequately and fairly reflect the cost to such Lenders of funding the relevant type of Euro-Dollar Loans for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders to make the type of Euro-Dollar Loans specified in such notice shall be suspended. Unless the Borrower notifies the Agent prior to 11:00 A.M. (Atlanta, Georgia time) on the date of the proposed Borrowing that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

      SECTION 8.02 Illegality. If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein or any existing or future law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (any such agency being referred to as an "Authority" and any such event being referred to as a "Change of


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Law"), or compliance by any Lender (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority shall make it unlawful or impossible for any Lender (or its Lending Office) to make, maintain or fund its Euro-Dollar Loans or issue and Letters of Credit and such Lender shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Lenders and the Borrower, whereupon until such Lender notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Euro-Dollar Loans or issue Letters of Credit shall be suspended. Before giving any notice to the Agent pursuant to this SECTION, such Lender shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. If such Lender shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and or issue Letters of Credit shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each Euro-Dollar Loan of such Lender and pledge to the Agent cash collateral equal to 105% of the outstanding Letter of Credit Obligations, together with accrued interest thereon and any amount due such Lender pursuant to SECTION 8.05(a). Concurrently with prepaying each such Euro-Dollar Loan the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Lender (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Lenders), and such Lender shall make such a Base Rate Loan.

      SECTION 8.03 Increased Cost and Reduced Return.

            (a) If after the date hereof, a Change of Law or compliance by any Lender (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority:

                  (i) shall impose, modify or deem applicable any reserve,
            special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit or letter of credit extended by, any Lender (or its Lending Office); or

                  (ii) shall impose on any Lender (or its Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Euro-Dollar Loans, Letters of Credit, its Notes or its obligation to make Euro-Dollar Loans;

and the result of any of the foregoing is to increase the cost to such Lender (or its Lending Office) of making or maintaining any Loan or Letter of Credit, or to reduce the amount of any sum received or receivable by such Lender (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount reasonably deemed by such Lender to be material, then, within 30 days after demand by such Lender (with a copy to the Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.


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

            (b) If any Lender shall have determined in good faith that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof, or compliance by any Lender (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Authority, has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations (whether with respect to Loans or the Letters of Credit) hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time, within 30 days after demand by such Lender, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

            (c) Each Lender will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this SECTION and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate of any Lender claiming compensation under this SECTION and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

            (d) The provisions of this SECTION 8.03 shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions shall be made based upon the circumstances of such Participant, Assignee or other Transferee.

      SECTION 8.04 Base Rate Loans Substituted for Affected Euro-Dollar Loans. If (i) the obligation of any Lender to make or maintain any type of Euro-Dollar Loans has been suspended pursuant to SECTION 8.02 or (ii) any Lender has demanded compensation under SECTION 8.03, and the Borrower shall, by at least 5 Euro-Dollar Business Days' prior notice to such Lender through the Agent, have elected that the provisions of this SECTION shall apply to such Lender, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

            (a) all Loans which would otherwise be made by such Lender as Euro-Dollar Loans shall be made instead as Base Rate Loans (in all cases interest and principal on such Loans shall be payable contemporaneously with the related Euro-Dollar Loans of the other Lenders), and

            (b) after each of its Euro-Dollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.

      SECTION 8.05 Compensation. Upon the request of any Lender, delivered to the Borrower and the Agent, the Borrower shall pay to such Lender such amount or amounts as shall compensate such Lender for any loss, cost or expense incurred by such Lender as a result of:


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            (a) any payment or prepayment (pursuant to SECTION 2.09, 2.10, 6.01,
8.02 or otherwise) of a Euro-Dollar Loan on a date other than the last day of an Interest Period for such Loan; or

            (b) if the Lenders permit prepayment of a Euro-Dollar Loan on any day other than the last day of the Interest Period with respect thereto, any failure by the Borrower to prepay such Euro-Dollar Loan on the date for such prepayment specified in the relevant notice of prepayment; or

            (c) any failure by the Borrower to borrow a Euro-Dollar Loan on the date for the Euro-Dollar Borrowing of which such Euro-Dollar Loan is a part specified in the applicable Notice of Borrowing delivered pursuant to SECTION 2.02; or

            (d) such compensation to include, without limitation, an amount equal to the excess, if any, of (x) the amount of interest which would have accrued on the amount so paid or prepaid or not prepaid or borrowed for the period from the date of such payment, prepayment or failure to prepay or borrow to the last day of the then current Interest Period for such Euro-Dollar Loan (or, in the case of a failure to prepay or borrow, the Interest Period for such Euro-Dollar Loan which would have commenced on the date of such failure to prepay or borrow) at the applicable rate of interest for such Euro-Dollar Loan provided for herein over (y) the amount of interest (as reasonably determined by such Lender) such Lender would have paid on deposits in Dollars of comparable amounts having terms comparable to such period placed with it by leading banks in the London interbank market (if such Euro-Dollar Loan is a Euro-Dollar Loan).

                                    ARTICLE 9
           CONDITIONS TO BORROWINGS AND ISSUANCE OF LETTERS OF CREDIT

      SECTION 9.01 Conditions to Initial Borrowing and Issuance of any Letter of Credit. The obligation of each Lender to make a Loan or Wachovia to issue a Letter of Credit on the occasion of the initial Borrowing or issuance of a Letter of Credit is subject to the satisfaction of the conditions set forth in
SECTION 9.02 and receipt by the Agent of the following (as to the documents described in paragraphs (a), (c), (d) and (e) below, in sufficient number of counterparts for delivery of a counterpart to each Lender and retention of one counterpart by the Agent):

            (a) from each of the parties hereto of either (i) a duly executed counterpart of this Agreement signed by such party or (ii) a facsimile transmission of such executed counterpart, with the original to be sent to the Agent by overnight courier;

            (b) a duly executed Revolving Loan Note for the account of each Lender, in each case complying with the provisions of SECTION 2.03;

            (c) an opinion letter (together with any opinions of local counsel relied on therein) of Milbank, Tweed, Hadley & McCloy, LLP, counsel for the Borrower, dated as of the Closing Date, covering such matters relating to the transactions contemplated hereby as the Agent or any Lender may reasonably request;


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

            (d) a certificate (the "Closing Certificate") substantially in the form of EXHIBIT O, dated as of the Closing Date, signed by a principal financial officer of the Borrower, to the effect that (i) no Default has occurred and is continuing on the date of the first Borrowing under this Agreement, and (ii) the representations and warranties of the Borrower contained in ARTICLE 4 are true on and as of the date of the first Borrowing hereunder;

            (e) all documents which the Agent or any Lender may reasonably request relating to the existence of the Borrower and each of the Subsidiary Guarantors, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Agent, including, without limitation, a certificate of the Borrower and each of the Subsidiary Guarantors substantially in the form of EXHIBIT P (the "Officer's Certificate"), signed by the Secretary or the Assistant Secretary of the Borrower, certifying as to the names, true signatures and incumbency of the officer or officers of the Borrower and each of the Subsidiary Guarantors authorized to execute and deliver the Credit Documents, and certified copies of the following items: (i) the Borrower's and each Subsidiary Guarantor's Certificate of Incorporation, (ii) the Borrower's and each Subsidiary Guarantor's Bylaws, (iii) a certificate of good standing or valid existence of the Secretary of State of the State of the jurisdiction of its incorporation and of each State in which it is qualified to do business as a foreign corporation, and (iv) the action taken by the Board of Directors of the Borrower and each of the Subsidiary Guarantors authorizing the execution, delivery and performance of this Agreement, the Notes and the other Credit Documents to which the Borrower or any Subsidiary Guarantor is a party;

            (f) an initial Borrowing Base Certificate;

            (g) duly executed counterparts of the Borrower Pledge Agreement, the Consent to Pledge, each Waiver Agreement requested by the Agent, the Subsidiary Guaranty and each supplement thereto, the Subsidiary Security Agreement and each supplement thereto, the Airplane Security Agreement, the Blocked Account Agreement, and the Collateral Disclosure Certificates, together with acknowledgment copies of duly recorded UCC-1 financing statements and a Tennessee Recording Tax Affidavit (satisfactory in form and content to the Agent in all respects) pertaining to the Collateral evidencing recordation thereof in all filing offices deemed necessary by the Agent;

            (h) receipt of field examinations pertaining to the Accounts Receivable Collateral, the Inventory Collateral, and the Equipment Collateral reasonably acceptable to the Agent;

            (i) receipt of confirmations of appraisals pertaining to the Equipment Collateral reasonably acceptable to the Agent, showing an orderly liquidation value of not less than $29,000,000 for the Equipment Collateral;

            (j) receipt of lien searches reasonably acceptable to the Agent, showing no Liens other than Permitted Encumbrances;

            (k) evidence of insurance as required by this Agreement;


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            (l) delivery to the Agent of a Telephone Instruction Letter in substantially the form of EXHIBIT Q, and establishment of the Collateral Reserve Account pursuant to SECTION 3.02;

            (m) payment of all fees owed to the Agent and the Lenders hereunder;

            (n) a Notice of Borrowing; and

            (o) copies of all Material Financing Agreements, as amended, certified by an officer of Borrower as being complete and correct.

In addition, if the Borrower desires funding of a Euro-Dollar Loan on the Closing Date, the Agent shall have received, the requisite number of days prior to the Closing Date, a funding indemnification letter satisfactory to it, pursuant to which (i) the Agent and the Borrower shall have agreed upon the interest rate, amount of Borrowing and Interest Period for such Euro-Dollar Loan, and (ii) the Borrower shall indemnify the Lenders from any loss or expense arising from the failure to close on the anticipated Closing Date identified in such letter or the failure to borrow such Euro-Dollar Loan on such date.

      SECTION 9.02 Conditions to All Borrowings and Issuances of Letters of Credit.

      The obligation of each Lender to make a Loan (excluding any Refunding
Loan), or Wachovia to issue a Letter of Credit, on the occasion of each Borrowing or issuance of a Letter of Credit is subject to the satisfaction of the following conditions:

            (a) except for Refunding Loans made as Base Rate Loans, the fact that, immediately before and after such Borrowing or issuance of a Letter of Credit, no Default shall have occurred and be continuing;

            (b) the fact that the representations and warranties of the Borrower contained in ARTICLE 4 shall be true on and as of the date of such Borrowing or issuance of a Letter of Credit; and

            (c) the fact that, immediately after such Borrowing or issuance of a Letter of Credit, the conditions set forth in clauses (i) and (ii) of SECTION 2.01(a) shall have been satisfied.

Each Borrowing, each Settlement Loan Borrowing and each issuance of a Letter of Credit hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing or issuance of a Letter of Credit as to the truth and accuracy of the facts specified in paragraphs (a), (b) and (c) of this SECTION.

                                   ARTICLE 10
                                  MISCELLANEOUS

      SECTION 10.01 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopier, facsimile transmission, or similar writing) and shall be given to such party at its address or facsimile number set forth on the signature


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pages hereof or such other address or facsimile number as such party may hereafter specify for the purpose by notice to each other party. Each such notice, request or other communication shall be effective (i) if given by facsimile, when such telecopy is transmitted to the facsimile number specified in this SECTION and the confirmation is received, (ii) if given by mail, 72 hours after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this SECTION; provided that notices to the Agent under ARTICLE 2 or ARTICLE 8 shall not be effective until received.

      SECTION 10.02 No Waivers. The failure of the Borrower to satisfy, or the waiver by the Agent and the Lenders of, any condition set forth in ARTICLE 9 shall not constitute a waiver of any such condition with respect to any subsequent advance of a Loan, unless such waiver is expressly agreed to in writing as required by SECTION 10.06. No failure or delay by the Agent or any Lender in exercising any right, power or privilege hereunder or under any Note or other Credit Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

      SECTION 10.03 Expenses; Documentary Taxes. The Borrower shall pay (a) all out-of-pocket expenses (including, without limitation, all reasonable attorney and paralegal fees and expenses of the Agent, recording costs, recording or intangible taxes and title insurance, if any) of the Agent incurred in connection with this Agreement and the other Credit Documents, including, without limitation, (i) all costs, fees and taxes pertaining to the obtaining, preparation or filing of all appraisals, field examinations (including, without limitation, $750 per day per auditor, plus expenses), and due diligence reviews, Lien Searches, and UCC-1 financing statements (including, without limitation, any release thereof), (ii) all fees and disbursements of special counsel for the Lenders and the Agent, (iii) all costs and fees incurred in connection with the preparation, negotiation, administration and execution and delivery of this Agreement and the other Credit Documents, and any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder or thereunder or any workout or restructuring, (iv) sums paid or incurred to pay for any amount or to take any action required of the Borrower hereunder or under this Agreement that the Borrower fails to pay or take; (v) costs and expenses of preserving and protecting the Collateral; and (b) during the existence of an Event of Default, costs and expenses (including reasonable attorney and paralegal fees and expenses) paid or incurred to obtain payment of the Obligations, enforce the Lien in the Collateral, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions hereof or of any Credit Document or to defend any claim made or threatened against the Agent or any of the Lenders arising out of the transactions contemplated hereby (including, without limitation, preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions hereof, or of any Credit Document regarding costs and expenses to be paid by the Borrower. In the event the Borrower becomes a debtor under the Bankruptcy Code, the Agent's and each Lender's secured claim in such case shall include interest on the Obligations and all fees, costs and charges provided for herein (including, without limitation, reasonable attorneys' fees actually incurred), all to the extent allowed by the Bankruptcy Code. The Borrower shall indemnify the Agent and each Lender against any transfer


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taxes, documentary taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement or the other Credit Documents.

      SECTION 10.04 Indemnification. The Borrower shall indemnify the Agent, the Lenders and each Affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any actual or proposed use by the Borrower of the proceeds of any extension of credit by any Lender hereunder or breach by the Borrower of this Agreement or any other Credit Document or from any investigation, litigation (including, without limitation, any actions taken by the Agent or any of the Lenders to enforce this Agreement or any of the other Credit Documents) or other proceeding (including, without limitation, any threatened investigation or proceeding) relating to the foregoing, and the Borrower shall reimburse the Agent and each Lender, and each Affiliate thereof and their respective directors, officers, employees and agents, upon demand for any expenses (including, without limitation, reasonable legal fees) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person (or agent thereof) to be indemnified.

      SECTION 10.05 Setoff; Sharing of Setoffs.

            (a) The Borrower hereby grants to the Agent and each Lender, and to Wachovia as to the Settlement Loans, the ForEx Obligations and the Letter of Credit Obligations, a lien and security interest to secure all Obligations owed by the Borrower in and upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts thereof, now or hereafter pledged, mortgaged, transferred or assigned to the Agent or any such Lender or otherwise in the possession or control of the Agent or any such Lender for any purpose for the account or benefit of the Borrower and including any balance of any deposit account or of any credit of the Borrower with the Agent or any such Lender, whether now existing or hereafter established hereby authorizing the Agent and each Lender at any time or times with or without prior notice to apply such balances or any part thereof to such of the Obligations owing by the Borrower to the Lenders, Wachovia and/or the Agent then past due and in such amounts as they may elect, and whether or not the Collateral or other collateral, if any, or the responsibility of other Persons primarily, secondarily or otherwise liable may be deemed adequate. The Agent appoints, authorizes and directs each Lender to act as a collateral sub-agent for the Agent and the Lenders with respect to any of the foregoing held by such Lender from time to time. For the purposes of this paragraph, all remittances and property shall be deemed to be in the possession of the Agent, Wachovia or any such Lender as soon as the same may be put in transit to it by mail or carrier or by other bailee.

            (b) Each Lender and Wachovia agrees that if it shall, by exercising any right of setoff (with the consent or direction of the Required Lenders) or counterclaim or resort to collateral security or otherwise, receive payment of a proportion of the aggregate amount of the principal and interest owing with respect to the Loans held by it, or the Letter of Credit Obligations which is greater than the proportion received by any other Lender in respect of the aggregate amount of all principal and interest owing with respect to the Loans held by such other Lender or Wachovia with respect to the Letter of Credit Obligations, the Lender or Wachovia


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

receiving such proportionately greater payment shall purchase such participations in the Loans held by the other Lenders owing to such other Lenders and the Letter of Credit Obligations, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans held by the Lenders owing to such other Lenders and the Letter of Credit Obligations shall be shared by the Lenders and Wachovia in accordance with their Commitment Percentage; provided that (i) nothing in this SECTION shall impair the right of any Lender to exercise any right of setoff or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Loans or the Letter of Credit Obligations, and (ii) if all or any portion of such payment received by the purchasing Lender is thereafter recovered from such purchasing Lender, such purchase from each other Lender or Wachovia shall be rescinded and such other Lender or Wachovia shall repay to the purchasing Lender or Wachovia the purchase price of such participation to the extent of such recovery together with an amount equal to such other Lender's or Wachovia's ratable share (according to the proportion of (x) the amount of such other Lender's or Wachovia's required repayment to (y) the total amount so recovered from the purchasing Lender or Wachovia) of any interest or other amount paid or payable by the purchasing Lender or Wachovia in respect of the total amount so recovered. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan, or risk participant with respect to the Letter of Credit Obligations, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

      SECTION 10.06 Amendments and Waivers.

            (a) Any provision of this Agreement, the Notes or any other Credit Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Lenders (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that, no such amendment or waiver shall, unless signed by all Lenders, (i) increase the Commitment of any Lender or subject any Lender to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees (other than fees payable to the Agent) hereunder, (iii) change to a later date the date fixed for any payment of principal of or interest on any Loan or any fees hereunder, (iv) reduce the amount of principal, interest or fees due on any date fixed for the payment thereof, (v) increase the percentage of the Aggregate Commitments or of the aggregate unpaid principal amount of the Notes, or the percentage of Lenders, which shall be required for the Lenders or any of them to take any action under this SECTION or any other provision of this Agreement, (vi) change the manner of application of any payments made under this Agreement or the Notes, or the provisions with respect to pro rata treatment among Lenders (including, without limitation, as to sharing of payments and expenses), (vii) except as expressly provided in this Agreement or any of the other Credit Documents, release or substitute, or agree to subordination of, all or any substantial part of the Collateral held as security for the Loans, (viii) release any material Guarantee given to support payment of the Loans, (ix) change the definition of "Required Lenders," (x) change the provisions of either of SECTIONS 10.04 or 10.20, or (xi) change the several nature of the obligations of the Lenders under their respective Commitments, and provided further that, no provision of this Agreement relating to Settlement Loans, ForEx Obligations and Letter of Credit Obligations may be amended without the prior written consent of Wachovia.


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

            (b) The Borrower will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement except through the Agent, or unless each Lender shall be informed thereof by the Borrower and shall be afforded an opportunity of considering the same and shall be supplied by the Borrower with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Agreement shall be delivered by the Borrower to the Agent (for distribution to each Lender) forthwith following the date on which the same shall have been executed and delivered by the requisite percentage of Lenders. The Borrower will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Lender (in its capacity as such) as consideration for or as an inducement to the entering into by such Lender of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to all such Lenders.

      SECTION 10.07 No Margin Stock Collateral.

            (a) Each of the Lenders represents to the Agent and each of the other Lenders that it in good faith is not, directly or indirectly (by negative pledge or otherwise), relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

      SECTION 10.08 Successors and Assigns.

            (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Borrower may not assign or otherwise transfer any of its rights under this Agreement.

            (b) Any Lender may at any time sell to one or more Persons, provided that any such Person is a commercial bank or other financial institution, or a Related Fund or an Affiliate thereof (each a "Participant") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment hereunder or any other interest of such Lender hereunder. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. In no event shall a Lender that sells a participation be obligated to the Participant to take or refrain from taking any action hereunder except that such Lender may agree that it will not (except as provided below), without the consent of the Participant, agree to (i) the change of any date fixed for the payment of principal of or interest on the related loan or loans, (ii) the change of the amount of any principal, interest or fees due on any date fixed for the payment thereof with respect to the related loan or loans, (iii) the change of the principal of the related loan or loans, (iv) any change in the rate at which either interest is payable thereon or (if the Participant is entitled to any part thereof) fee is payable hereunder from the rate at which the Participant is entitled to receive interest or fee (as the case may be) in respect of such participation, (v) the release or substitution of all or any substantial part of the collateral (if any) held as security for the Loans, or
(vi) the release of any Guarantee given to support payment of


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the Loans. Each Lender selling a participating interest to any Person other than an Affiliate or Related Fund of such Lender in any Loan, Note, Commitment or other interest under this Agreement, will, within 10 Domestic Business Days of such sale, provide the Borrower and the Agent with written notification stating that such sale has occurred and identifying the Participant and the interest purchased by such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of ARTICLE 8 with respect to its participation in Loans outstanding from time to time.

            (c) Any Lender may at any time assign to one or more commercial banks or other financial institutions organized under laws of the United States of America or any state and having total assets in excess of $5,000,000,000 or an affiliate of any such bank or any other financial institution acceptable to Agent in its sole discretion (each an "Assignee") all or a proportionate part of its rights and obligations under this Agreement, the Notes and the other Credit Documents, and such Assignee shall assume all such rights and obligations, pursuant to an Assignment and Acceptance, executed by such Assignee, such transferor Lender and the Agent (and, in the case of an Assignee that is not then a Lender, subject to clause (iii) below, by the Borrower); provided that
(i) no interest may be sold by a Lender pursuant to this paragraph (c) unless the Assignee shall agree to assume ratably equivalent portions of the transferor Lender's Commitment, (ii) if a Lender is assigning only a portion of its Commitment, then, the amount of the Commitment being assigned (determined as of the effective date of the assignment) shall be in an amount not less than $5,000,000, (iii) no interest may be sold by a Lender pursuant to this paragraph
(c) to any Assignee that is not then a Lender (or an Affiliate or Related Fund of a Lender) without the prior written consent of the Agent, and, unless a Default or Event of Default is in existence, the Borrower (whose consent shall not be unreasonably withheld or delayed), and (iv) a Lender may not have more than 3 Assignees that are not then Lenders (or an Affiliate or Related Fund thereof) at any one time. Upon (A) execution of the Assignment and Acceptance by such transferor Lender, such Assignee, the Agent and (if applicable) the Borrower, (B) delivery of an executed copy of the Assignment and Acceptance to the Borrower and the Agent, (C) payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, (D) payment of a processing and recordation fee of $3,500 to the Agent, and (E) recordation of such assignment on the Register, as defined and provided below, such Assignee shall for all purposes be a Lender party to this Agreement and shall have all the rights and obligations of a Lender under this Agreement to the same extent as if it were an original party hereto with a Commitment as set forth in such instrument of assumption, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by the Borrower, the Lenders or the Agent shall be required. The Borrower hereby designates the Agent to serve as the Borrower's agent, solely for purposes of this Section 10.08(c), to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lender and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans. With respect to any Lenders, the transfer of any Commitment of such Lenders and the rights to the principal of, and interest on, any Loan shall not be effective until such transfer is recorded on the Register maintained by the Agent with respect to ownership of such Commitment and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitment and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or


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part of any Commitment and Loans shall be recorded by the Agent on the Register only upon the acceptance by the Agent of a properly executed and delivered Assignment and Acceptance pursuant to this Section 10.08(c). Coincident with the delivery of such an Assignment and Acceptance to the Agent for acceptance and registration of assignment or transfer of all or part of a Commitment and/or Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Commitment and/or Loan, and thereupon one or more new Notes in the aggregate principal amount so assigned shall be issued to the new Lender and, if applicable, a new Note shall be issued to the assigning or transferor Lender in the remaining aggregate principal amount of its Commitment and/or Loan not so assigned. The Borrower agrees to indemnify the Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Agent in performing its duties under this Section 10.08(c); but excluding any such losses, claims, damages and liabilities incurred by reason of the gross negligence or willful misconduct of the Agent. Each Lender agrees to indemnify the Borrower and the Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Borrower or the Agent by reason of the inaccuracy of any information which is furnished by such Lender concerning such Lender or its Lending Office or the amount assigned pursuant to an Assignment and Acceptance Agreement.

            (d) Subject to the provisions of SECTION 10.09, the Borrower authorizes each Lender to disclose to any Participant, Assignee or other transferee (each a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrower which has been delivered to such Lender by the Borrower pursuant to this Agreement or which has been delivered to such Lender by the Borrower in connection with such Lender's credit evaluation prior to entering into this Agreement.

            (e) No Transferee shall be entitled to receive any greater payment under SECTION 2.11 or 8.03 than the transferor Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of
SECTION 2.11, 8.02 or 8.03 requiring such Lender to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

            (f) Anything in this SECTION 10.08 to the contrary notwithstanding, any Lender may assign and pledge all or any portion of the Loans and/or obligations owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Loans and/or obligations made by the Borrower to the assigning and/or pledging Lender in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect of such assigned Loans and/or obligations to the extent of such payment. No such assignment shall release the assigning and/or pledging Lender from its obligations hereunder.

      SECTION 10.09 Confidentiality. Each Lender agrees to exercise commercially reasonable efforts to keep any information delivered or made available by the Borrower to it pursuant to SECTION 4.04 or 5.01, or any other information which is clearly indicated to be confidential information, including material, non-public information of the Borrower,


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

confidential from anyone other than persons employed or retained by such Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided that nothing herein shall prevent any Lender from disclosing such information (i) to any other Lender or to any Affiliate of any Lender, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Lender, (iv) which has been publicly disclosed,
(v) to the extent reasonably required in connection with any litigation to which the Agent, any Lender or their respective Affiliates may be a party (provided that neither the Agent nor any Lender shall disclose forward-looking projections regarding the Borrower's future performance unless required to do so by law),
(vi) to the extent reasonably required in connection with the exercise of any remedy hereunder (provided that neither the Agent nor any Lender shall disclose forward-looking projections regarding the Borrower's future performance unless required to do so by law), (vii) to such Lender's legal counsel and independent auditors and (viii) to any actual or proposed Participant, Assignee or other Transferee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this SECTION 10.09; provided that should disclosure of any such confidential information be required by virtue of clause
(ii) of the immediately preceding sentence, to the extent permitted by law, any relevant Lender shall promptly notify the Borrower of same so as to allow the Borrower to seek a protective order or to take any other appropriate action; provided, further, that, no Lender shall be required to delay compliance with any directive to disclose any such information so as to allow the Borrower to effect any such action.

      SECTION 10.10 Representation by Lenders. Each Lender hereby represents that it is a commercial Lender or financial institution which makes loans in the ordinary course of its business and that it will make its Loans hereunder for its own account in the ordinary course of such business; provided that, subject to SECTION 10.08, the disposition of the Note or Notes held by that Lender shall at all times be within its exclusive control.

      SECTION 10.11 Obligations Several. The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or commitment of any other Lender hereunder. Nothing contained in this Agreement and no action taken by the Lenders pursuant hereto shall be deemed to constitute the Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement or any other Credit Document and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

      SECTION 10.12 New York Law. This Agreement and each Note shall be construed in accordance with and governed by the law of the State of New York.

      SECTION 10.13 Severability. In case any one or more of the provisions contained in this Agreement, the Notes or any of the other Credit Documents should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and shall be enforced to the greatest extent permitted by law.


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      SECTION 10.14 Interest.

            (a) In no event shall the amount of interest, and all charges, amounts or fees contracted for, charged or collected pursuant to this Agreement, the Notes or the other Credit Documents and deemed to be interest under applicable law (collectively, "Interest") exceed the highest rate of interest allowed by applicable law (the "Maximum Rate"), and in the event any such payment is inadvertently received by any Lender, then the excess sum (the "Excess") shall be credited as a payment of principal, unless the Borrower shall notify such Lender in writing that it elects to have the Excess returned forthwith. It is the express intent hereof that the Borrower not pay and the Lenders not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under applicable law. The right to accelerate maturity of any of the Loans does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and the Agent and the Lenders do not intend to collect any unearned interest in the event of any such acceleration. All monies paid to the Agent or the Lenders hereunder or under any of the Notes or the other Credit Documents, whether at maturity or by prepayment, shall be subject to rebate of unearned interest as and to the extent required by applicable law. By the execution of this Agreement, the Borrower covenants, to the fullest extent permitted by law, that (i) the credit or return of any Excess shall constitute the acceptance by the Borrower of such Excess, and (ii) the Borrower shall not seek or pursue any other remedy, legal or equitable, against the Agent or any Lender, based in whole or in part upon contracting for charging or receiving any Interest in excess of the Maximum Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by the Agent or any Lender, all interest at any time contracted for, charged or received from the Borrower in connection with this Agreement, the Notes or any of the other Credit Documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Commitments. The Borrower, the Agent and each Lender shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as Interest and (ii) exclude voluntary prepayments and the effects thereof. The provisions of this SECTION shall be deemed to be incorporated into each Note and each of the other Credit Documents (whether or not any provision of this SECTION is referred to therein). All such Credit Documents and communications relating to any Interest owed by the Borrower and all figures set forth therein shall, for the sole purpose of computing the extent of obligations hereunder and under the Notes and the other Credit Documents be automatically recomputed by the Borrower, and by any court considering the same, to give effect to the adjustments or credits required by this SECTION.

            (b) The Borrower, the Agent and the Lenders hereby agree that the only changes imposed or to be imposed by the Agent or the Lenders upon the Borrower for the use of money in connection with the Loans is and will be the interest required to be paid under the provisions of SECTION 2.05 of this Agreement and the related provisions of the Notes, and that the fees payable pursuant to SECTIONS 2.06 and 2.21 are and shall be deemed to be compensation for services and are not and shall not be deemed to be interest or any other charge for the use, forbearance or detention of money.

      SECTION 10.15 Interpretation. No provision of this Agreement or any of the other Credit Documents shall be construed against or interpreted to the disadvantage of any party


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hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

      SECTION 10.16 WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION.

      THE BORROWER (A) AND EACH OF THE LENDERS AND THE AGENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, (B) SUBMITS TO THE NONEXCLUSIVE PERSONAL JURISDICTION IN THE STATE OF NEW YORK, THE COURTS THEREOF AND THE UNITED STATES DISTRICT COURTS SITTING THEREIN, FOR THE ENFORCEMENT OF THIS AGREEMENT, THE NOTES AND THE OTHER CREDIT DOCUMENTS, (C) WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAW OF ANY JURISDICTION TO OBJECT ON ANY BASIS (INCLUDING, WITHOUT LIMITATION, INCONVENIENCE OF FORUM) TO JURISDICTION OR VENUE WITHIN THE STATE OF NEW YORK FOR THE PURPOSE OF LITIGATION TO ENFORCE THIS AGREEMENT, THE NOTES OR THE OTHER CREDIT DOCUMENTS, AND (D) AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN THE MANNER PRESCRIBED IN
SECTION 10.01 FOR THE GIVING OF NOTICE TO THE BORROWER. NOTHING HEREIN CONTAINED, HOWEVER, SHALL PREVENT THE AGENT FROM BRINGING ANY ACTION OR EXERCISING ANY RIGHTS AGAINST ANY SECURITY AND AGAINST THE BORROWER PERSONALLY, AND AGAINST ANY ASSETS OF THE BORROWER, WITHIN ANY OTHER STATE OR JURISDICTION.

      SECTION 10.17 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. An executed counterpart hereof which is delivered by facsimile transmission shall be deemed an original writing and shall be equally effective for all purposes.

      SECTION 10.18 Source of Funds - ERISA. Each of the Lenders hereby severally (and not jointly) represents to the Borrower that no part of the funds to be used by such Lender to fund the Loans hereunder from time to time constitutes (i) assets allocated to any separate account maintained by such Lender in which any employee benefit plan (or its related trust) has any interest nor (ii) any other assets of any employee benefit plan. As used in this Section, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

      SECTION 10.19 Consequential Damages. NONE OF THE LENDERS NOR THE AGENT SHALL BE RESPONSIBLE OR LIABLE TO THE BORROWER OR ANY OTHER PERSON OR ENTITY FOR ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

      SECTION 10.20 Entire Agreement. This Agreement, together with the other Credit Documents, constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and supersede and replace any agreement, written or oral, existing between or among the parties hereto in respect of such subject matter.

      SECTION 10.21 Continuing Agreement. This Agreement, together with all other Credit Documents, shall continue in full force and effect, notwithstanding the termination of any one, or more or all of the Commitments or the payment in full of one, or more of all of the Obligations, unless and until all Commitments have been terminated and all Obligations (including, without limitation, any Letter of Credit Obligations in the nature of contingent obligations) have been fully paid and satisfied, each in accordance with the terms and conditions hereof and of the other Credit Documents.

               [SIGNATURES ARE CONTAINED ON THE FOLLOWING PAGES.]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, by their respective authorized officers as of the day and year first above written.

                                      THOMAS & BETTS CORPORATION

                                      By:  /s/ THOMAS C. OVIATT
                                           Name:  Thomas C. Oviatt
                                           Title: Treasurer

                                      8155 T&B Boulevard
                                      Memphis, Tennessee 38125
                                      Facsimile:  901-252-1372


COMMITMENTS                           WACHOVIA BANK, N.A.,
                                      as Agent and as a Lender
Revolving Loan
Commitment:
$25,000,000                           By: /s/ W. EUGENE WILSON
                                          Name:  W. Eugene Wilson
                                          Title: SVP

                                      Lending Office
                                      Wachovia Bank, N.A.
                                      191 Peachtree Street, N.E.
                                      Atlanta, Georgia 30303-1757
                                      Attention: Structured Finance
                                      Facsimile: 404-332-6920

CREDIT AND SECURITY AGREEMENT

                                      FLEET CAPITAL CORPORATION,
                                      as a Lender

Revolving Loan
Commitment:
$25,000,000                           By: /s/ CHRISTOPHER K. WAIVNE
                                          Name:  Christopher K. Waivne
                                          Title: Vice President

                                      Lending Office
                                      Fleet Capital Corporation
                                      300 Galleria Parkway, N.W.
                                      Atlanta, GA   30339
                                      Attention: Harold E. Blatt,
                                          Executive Vice President
                                      Facsimile: 770-859-2483


                                      SIEMENS FINANCIAL
                                         SERVICES, INC.
                                      as a Lender

Revolving Loan
Commitment:
$15,000,000                           By: /s/ FRANK AMODIO
                                          Name:  Frank Amodio
                                          Title: VP-Credit

                                      Lending Office
                                      Siemens Financial Services, Inc.
                                      200 Somerset Corporate Blvd.
                                      Bridgewater, NJ  08807-2843
                                      Attention: Frank Amodio, Vice President -
                                      Credit
                                      Facsimile: 901-252-1345

CREDIT AND SECURITY AGREEMENT

                                      CIBC, INC.,
                                      as a Lender

Revolving Loan
Commitment:
$15,000,000                           By: /s/ IHOR ZALUCKYJ
                                          Name:  Ihor Zaluckyj
                                          Title: Executive Director

                                      Lending Office
                                      CIBC, Inc.
                                      425 Lexington Avenue
                                      New York,  NY   10017
                                      Attention: Dominic J. Sorresso,
                                         Executive Director
                                      Facsimile: 212-856-3991


                                      THE NORTHERN TRUST COMPANY,
                                      as a Lender

Revolving Loan
Commitment:
$10,000,000                           By: /s/ CHRIS MCKEAN
                                          Name:  Chris McKean
                                          Title: Second Vice President

                                      Lending Office
                                      The Northern Trust Company
                                      50 S. LaSalle
                                      Chicago, IL  60675
                                      Attention: Christopher McKean, Second
                                         Vice President
                                      Facsimile: 312-444-5055

CREDIT AND SECURITY AGREEMENT

                                      KBC BANK N.V.,
                                      as a Lender

Revolving Loan
Commitment:
$10,000,000                           By: /S/ ERIC RASKIN
                                          Name:  Eric Raskin
                                          Title: Vice President

                                      Lending Office
                                      KBC Bank N.V.
                                      245 Peachtree Center Avenue
                                      Marquis One Tower, Suite 2550
                                      Atlanta, GA  30303
                                      Attention: Jackie Brunetto, Vice President
                                      Facsimile: 404-584-5465

CREDIT AND SECURITY AGREEMENT